Registration No. 333-6637
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-3
                               AMENDMENT NO. 3 TO
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                ----------------

                                IMH ASSETS CORP.
             (Exact name of Registrant as specified in its Charter)

                                   California
                            (State of Incorporation)

                                   33-0705301
                     (I.R.S. Employer Identification Number)

                               20371 Irvine Avenue
                       Santa Ana Heights, California 92707
                                 (714) 556-0122
   (Address and telephone number of Registrant's principal executive offices)

                                 Richard Johnson
                                IMH Assets Corp.
                               20371 Irvine Avenue
                       Santa Ana Heights, California 92707
                                 (714) 556-0122
            (Name, address and telephone number of agent for service)
                                ----------------
                                   Copies to:
                           Paul D. Tvetenstrand, Esq.
                             Thacher Proffitt & Wood
                             Two World Trade Center
                            New York, New York 10048
================================================================================
         Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                          CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------------------------------------------------------
                                                                         PROPOSED             PROPOSED
                                                                          MAXIMUM             MAXIMUM
                                                                         OFFERING            AGGREGATE           AMOUNT OF
                                                 AMOUNT TO BE              PRICE              OFFERING         REGISTRATION
  TITLE OF SECURITIES BEING REGISTERED          REGISTERED (1)         PER UNIT (2)          PRICE (2)            FEE (3)
- -------------------------------------------------------------------------------------------------------------------------------
Collateralized Mortgage Bonds, issued in         $500,000,000              100%             $500,000,000        $172,413.79
series
- -------------------------------------------------------------------------------------------------------------------------------

(1) $1,000,000 was registered with the initial filing of this Registration Statement. An additional $499,000,000 was registered in connection with Amendment No. 1 to this Registration Statement. No additional amount is being filed with this Amendment No. 3 to the Registration Statement.

(2) Estimated solely for the purpose of calculating the registration fee.

(3) This amount represents the total filing fee paid in connection with this Registration Statement. A filing fee of $344.83 was paid in connection with the initial filing of this Registration Statement. An additional $172,068.96 was paid in connection with this Amendment No. 1 to the Registration Statement. No additional amount filing fee is being paid in connection with this Amendment No. 3 to the Registration Statement.

                           --------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

    This Registration Statement includes (i) a base prospectus, (ii) an illustrative form of prospectus supplement for use in an offering of Collateralized Mortgage Bonds ("Version 1") and (iii) a draft of the Prospectus Supplement for the currently contemplated transaction ("Version 2").

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                   Subject to Completion Dated August 20, 1996



Prospectus Supplement
(To Prospectus Dated ____________, 19__)                              Version 1

                                $----------------

                                IMH Assets Corp.
                                     Company

                           Imperial CMB Trust 19__-___

                            [Name of Master Servicer]
                                 Master Servicer

                 Collateralized Mortgage Bonds, Series 19__-___

         The Imperial CMB Trust 19__ (the "Issuer") will be formed pursuant to a Trust Agreement to be dated as of _________________, 19__ between IMH Assets Corp. (the "Company") and __________________________, the Owner Trustee. The Issuer will issue $__________ aggregate principal amount of Collateralized Mortgage Bonds, Series 19__-____ (the "Bonds"). The Bonds will be issued pursuant to an Indenture to be dated as of _________________, 19__, between the Issuer and ___________________, the Indenture Trustee. The Issuer will also issue $___________ aggregate principal amount of the Issuer's Trust Certificates, Series 19__-____ (the "Certificates"). The Bonds and the Certificates are collectively referred to herein as the "Securities". Only the Bonds are offered hereby.

         The Bonds will represent indebtedness of the related trust fund (the "Trust Fund") created by the Trust Agreement. The Trust Fund consists of adjustable-rate, conventional, residential, one- to four-family first lien mortgage loans (the "Mortgage Loans"). In addition, the Bonds will have the benefit of an irrevocable and unconditional financial guaranty insurance policy (the "Policy") issued by _______________ (the "Insurer") as described under "The Policy" herein.

         The interest rates on the Mortgage Loans (each, a "Mortgage Rate") will change semi-annually based on the Index (as defined herein) and the respective Note Margins described herein, subject to certain periodic and lifetime limitations as described more fully herein.

         Payments of principal and interest on the Bonds will be made on the _______ day of each month or, if such day is not a business day, then on the next business day, commencing on ____________, 19__ (each, a "Payment Date"). As described herein, interest will accrue on the Bonds at a floating rate (the "Bond Rate") equal to [LIBOR (as defined herein)] plus _____% per annum subject to certain limitations as described herein. See "Description of the Securities--Interest on the Bonds" herein.

         PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-__ HEREIN AND ON PAGE 11 IN THE ACCOMPANYING PROSPECTUS.

         It is a condition of the issuance of the Bonds that they be rated "___" by ___________________ and "____" by ___________________.

         THE YIELD TO MATURITY ON THE BONDS WILL DEPEND ON THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, LIQUIDATIONS AND REPURCHASES) ON THE MORTGAGE LOANS. SEE "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" HEREIN AND "YIELD AND PREPAYMENT CONSIDERATIONS" IN THE PROSPECTUS.

         There is currently no secondary market for the Bonds.
____________________ (the "Underwriter") intends to make a secondary market in the Bonds, but is not obligated to do so. There can be no assurance that a secondary market for the Bonds will develop or, if it does develop, that it will continue. The Bonds will not be listed on any securities exchange.

         THE BONDS REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE MASTER SERVICER, OR ANY OF THEIR AFFILIATES. NONE OF THE BONDS OR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, THE MASTER SERVICER OR ANY OF THEIR AFFILIATES.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=============================================================================================================================
                                                       Price to                Underwriting              Proceeds to
                                                        Public                   Discount              the Company (1)
- -----------------------------------------------------------------------------------------------------------------------------
Per Bond.....................................          _______%                   _____%                    _____%
- -----------------------------------------------------------------------------------------------------------------------------
Total........................................          $________                 $________                 $________
=============================================================================================================================

(1)  Before deducting expenses, estimated to be $__________.


         The Bonds are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject any order in whole or in part. It is expected that delivery of the Bonds will be made on or about ____________, 19__ [in book-entry form through the Same Day Funds Settlement System of The Depository Trust Company as discussed herein,] [at the office of __________________, _______________, _________________] against payment therefor in immediately available funds.
                              [Name of Underwriter]
                         [Date of Prospectus Supplement]

         THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF SECURITIES BEING OFFERED PURSUANT TO THE COMPANY'S PROSPECTUS DATED ____________, 19__, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE SECURITIES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

         UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET, SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                     SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus.

Issuer..........................  The Bonds will be issued by Imperial CMB Trust
                                  19__-___, a Delaware business trust
                                  established pursuant to the Trust Agreement, dated as of ________ 1, 19__ between the Company and the Owner Trustee.

The Bonds.......................  $____________ Collateralized Mortgage Bonds,
                                  Series 19__- __. Only the Bonds are offered hereby. The Bonds will be issued pursuant to an Indenture, dated as of ________ 1, 19__ between the Issuer and ___________________, as Indenture Trustee.

Company.........................  IMH Assets Corp., (the "Company"). See "The
                                  Company" in the Prospectus.

Master Servicer.................  [Name of Master Servicer] (the "Master
                                  Servicer"). See "[Name of Master Servicer]" in the Prospectus.

Owner Trustee...................                    ,             .
                                  ------------------  ------------

Indenture Trustee...............                    ,             .
                                  ------------------  ------------

Delivery Date...................  On or about ____________, 19__.

Payment Date....................  The [______] day of each month (or, if such day is not a business day, the next business
                                  day), beginning on ___________________,
                                  199___, (each, a "Payment Date").

[Denominations and
Registration....................  The Bonds (the "Book-Entry Bonds") will be issued, maintained and transferred on the book-entry records of DTC and its Participants (as defined in the Prospectus). The Bonds will be offered in registered form, in minimum denominations of $______ and integral multiples of $_____ in excess thereof. The Book-Entry Bonds will be represented by one or more Bond certificates registered in the name of Cede & Co., as nominee of DTC. No Beneficial Owner will be entitled to receive a Bond in fully registered, certificated form (a "Definitive Bond"), except under the limited circumstances described herein. See "Description of the Bonds--Book Entry Bonds" herein.]

The Mortgage Pool...............  The Mortgage Loans are secured by first liens on one- to four-family residential real
                                  properties (each, a "Mortgaged Property"). The Mortgage Loans have individual principal balances at origination of at least $______ but not more than $_________ with an average principal balance at origination of approximately $_________. The Mortgage Loans have terms to maturity of __ years from the date of origination and a weighted average remaining term to stated maturity of approximately ____ years and __ months as of the Cut-off Date. The Mortgage Rate on each Mortgage Loan will adjust semi-annually on its Adjustment Date (as defined herein), with corresponding adjustments in the amount of monthly payments, to equal the sum (rounded as described herein) of the Index described below and a fixed percentage set forth in the related Mortgage Note (the "Note Margin"). However, (i) on any Adjustment Date such Mortgage Rate may not increase or decrease by more than 1% (the "Periodic Rate Cap"), (ii) over the life of such Mortgage Loan, such Mortgage Rate may not exceed the related maximum Mortgage Rate (such maximum Mortgage Rate is equal to the Mortgage Rate at origination plus a lifetime rate cap (the "Lifetime Rate Cap")), which maximum Mortgage Rates will range from ______% to ______% and
                                  (iii) with respect to approximately ____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, over the life of such Mortgage Loan, such Mortgage Rate may not be lower than the minimum Mortgage Rate. The difference between the Mortgage Rate on each Mortgage Loan at origination and the minimum Mortgage Rate on such Mortgage Loan will equal the lifetime rate floor (the "Lifetime Rate Floor"). The minimum Mortgage Rates will range from _____% to ______% per annum. The Mortgage Loans will bear interest at Mortgage Rates of at least _____% per annum but not more than ______% per annum, as of the Cut-off Date. For a further description of the Mortgage Loans, see "Description of the Mortgage Pool" herein.

The Index.......................  As of any Adjustment Date with respect to any
                                  Mortgage Loan, the Index applicable to the determination of the related Mortgage Rate will be a rate equal to the monthly weighted average cost of funds for members of the Federal Home Loan Bank of San Francisco as most recently available 45 days prior to the Adjustment Date (the "Cost of Funds Index" or "Index").

Interest Payments ..............  Interest on the Bonds will be paid monthly on each Payment Date, commencing in 19__, at the Bond Interest Rate ------ for the related Interest Period (as defined below). The Bond Interest Rate for an Interest Period will be equal to LIBOR plus ___% as described herein under "Description of the Bonds--Interest on the Bonds." Interest on the Bonds in respect of any Payment Date will accrue from the preceding Payment Date (or in the case of the first Payment Date, from the date of initial issuance of the Bonds (the "Closing Date") through the day preceding such Payment Date (each such period, an "Interest Period")) on the basis of the actual number of days in the Interest Period and a 360-day year.

Principal Payments .............  On any Payment Date, to the extent of funds available therefor, Bondholders will be
                                  entitled to receive principal payments
                                  generally equal to the amount, if any,
                                  necessary to bring the Outstanding Reserve
                                  Amount up to the Reserve Amount Target. In no event will principal payments on the Bonds on any Payment Date exceed the Bond Principal Balance thereof on such date. On the Payment Date in __________, principal will be due and payable on the Bonds in an amount equal to the Bond Principal Balance for such Payment Date.

                                  The "Bond Principal Balance" of the Bonds on any day is the initial balance thereof as of the Closing Date reduced by all payments of principal thereon as of such day.

P&I Collections.................  All collections on the Mortgage Loans will be allocated by the Master Servicer in accordance with the terms of the Mortgage Loans between amounts collected in respect of interest and amounts collected in respect of principal. See "Description of the Servicing Agreement--P&I Collections" herein, which describes the calculation of the Interest Collections and the Principal Collections on the Mortgage Loans for the Collection Period related to each Payment Date.

                                  With respect to any Payment Date, the portion of Principal Collections and Interest Collections that are distributable pursuant to the Servicing Agreement (together, the "P&I Collections") will equal (a) Interest Collections for such Payment Date and (b) Principal Collections for such Payment

                                  Date.

Outstanding Reserve
Amount..........................  The distribution of the Additional Principal
                                  Distribution Amount, if any, on the Mortgage
                                  Loans will create the Outstanding Reserve
                                  Amount. The Outstanding Reserve Amount, if any, will be available to absorb any Liquidation Loss Amounts that are allocated to the Mortgage Loans and not covered by Principal Collections and Interest Collections. Any Liquidation Loss Amounts allocable to the Bondholders and not covered by such overcollateralization will be covered by draws on the Policy to the extent provided herein. The "Outstanding Reserve Amount" on any Payment Date is the amount, if any, by which the Pool Balance as of the end of the related Collection Period exceeds the Bond Principal Balance on such day (after giving effect to all distributions on such Payment
                                  Date).

                                  As of the Closing Date, the Reserve Amount
                                  Target is equal to ___% of the Cut-Off Date
                                  Pool Balance. The Reserve Amount Target may be increased or reduced from time to time pursuant to the terms of the Pooling and Servicing Agreement, with the consent of the Rating Agencies and the Indenture Trustee. To the extent the Reserve Amount Target is reduced on any Payment Date, the amount of the Principal Collections distributed on such Payment Date will be reduced and on each subsequent Payment Date to the extent the remaining Outstanding Reserve Amount is in excess of the reduced Reserve Amount Target until the Outstanding Reserve Amount equals the Reserve Amount Target.

Insurer.........................                . See "The Insurer" herein.
                                  --------------

Policy..........................  On the Closing Date, the Insurer will issue a
                                  Policy in favor of the [Indenture Trustee on behalf of the Issuer]. The Policy will unconditionally and irrevocably guarantee principal payments on the Bonds plus accrued and unpaid interest due on the Bonds. The Policy will not guarantee payments on the Certificates. On each Payment Date, a draw will be made on the Policy to cover (a) any shortfall in amounts available to make payments of interest on the outstanding Bond Principal Balance of the Bonds and (b) the amount, if any, [by which the Bond Principal Balance of the Bonds exceeds the Pool Balance at the end of the related Collection Period]. In addition, the Policy will guarantee the payment of the outstanding Bond Principal Balance of each Bond on the Payment Date in _______ (after giving effect to all other amounts distributable and allocable to principal on such Payment Date). See "The Policy" herein and "Description of Credit Enhancement" in the Prospectus.

The Certificates................  $________ Trust Certificates, Series 19__-__.
                                  The Certificates will be issued pursuant to the Trust Agreement and will represent the beneficial ownership interest in the Issuer. The Certificates are not offered hereby.

Final Payment of Principal on
 the Bonds......................  The Bonds will be payable in full on
                                  __________. In addition, the Issuer will pay the Bonds in full upon the exercise by the [Master Servicer] of its option to purchase all Mortgage Loans and all property acquired in respect of such Mortgage Loans. See "The Agreements-- Termination; Redemption of Bonds" in the Prospectus.

Federal Income Tax
 Consequences...................  In the opinion of Tax Counsel (as defined in the Prospectus), for federal income tax
                                  purposes, the Bonds will be characterized as indebtedness of the Issuer and the Issuer, as created pursuant to the terms and conditions of the Trust Agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool within the meaning of section 7701(i) of the Code.

                                  For further information regarding certain federal income tax consequences of an investment in the Bonds see "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" and "State and Other Tax Consequences" in the Prospectus.

Legal Investment................  So long as the Bonds are rated in the top two rating agencies, the Bonds will constitute
                                  "mortgage related securities" for purposes of SMMEA. See "Legal Investment Considerations" herein.

Rating..........................  It is a condition to the issuance of the Bonds that they be rated "____" by _________ and "____" by ____________ (each a "Rating
                                  Agency"). A security rating is not a
                                  recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors. See "Certain Yield and Prepayment Considerations" and "Ratings" herein.

                                 [RISK FACTORS]

         [Prospective Bondholders should consider, among other things, the items discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of the Bonds:]

[Appropriate Risk Factors as necessary. Possible Risk Factors based on present disclosure include the following:

DELINQUENCIES AND POTENTIAL DELINQUENCIES

         Approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) were thirty days or more but less than sixty days delinquent in their Monthly Payments (such Mortgage Loans, "Delinquent Mortgage Loans") as of the Cut-off Date. Prospective investors in the Bonds should be aware, however, that only approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date), had a first Monthly Payment due on or before ______ _, 1996, and therefore, the remaining Mortgage Loans could not have been Delinquent Mortgage Loans as of the Cut-off Date.

         Approximately _____% of the Mortgage Loans (by aggregate outstanding principal balance as of the Cut-off Date), are secured by Mortgaged Properties located in the State of California. Property values of residential real estate in California have declined in recent years. If the California residential real estate market should continue to experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquency, foreclosure, bankruptcy and loss on the Mortgage Loans may be expected to increase, and may increase substantially, as compared to such rates in a stable or improving real estate market.

         In addition, ___% of the Mortgage Loans are secured by Mortgaged Properties located in Orange County, California. On December 6, 1994, Orange County filed for protection under Chapter 9 of the United States Bankruptcy Code. If public services are curtailed as a result of Orange County's financial difficulties, property values in the related market area may be adversely affected.]


                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date of $____________. The Mortgage Loans will consist of conventional, adjustable-rate, fully-amortizing, first lien Mortgage Loans with terms to maturity of not more than ___ years from the due date of the first monthly payment. On or before the Delivery Date, the Company will acquire the Mortgage Loans to be included in the Mortgage Pool from _______________ and ________________ (the "Sellers"). The Sellers will make certain representations and warranties with respect to the Mortgage Loans and, as more particularly described in the Prospectus, will have certain repurchase or substitution obligations in connection with a breach of any such representation and warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the Mortgage Loans, in any event if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of Bondholders. Neither the Company nor any other entity or person will have any responsibility to purchase or replace any Mortgage Loan if a Seller is obligated but fails to do so. See "Description of the Mortgage Pool--Representations by Sellers" and "Description of the Bonds--Assignment of Trust Fund Assets" in the Prospectus and "--The Seller" below. The Mortgage Loans will have been originated or acquired by the [Sellers] in accordance with the underwriting criteria described herein. See "--Underwriting" below. All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.

         The Mortgage Rate on each Mortgage Loan will adjust semi-annually on a date specified in the related Mortgage Note (the "Adjustment Date"). For approximately ____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, the first Adjustment Date occurred prior to the Cut-off Date.

         On each Adjustment Date, the Mortgage Rate on a Mortgage Loan will be adjusted to equal the sum (rounded to either the nearest or next highest multiple of _____%) of (a) a rate per annum equal to the monthly weighted average cost of funds for members of the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") as published by the FHLB of San Francisco (the "Cost of Funds Index" or "Index") and as most recently available as of the day 45 days prior to such Adjustment Date or, in the event that such Index is no longer available, an index selected by the Master Servicer and reasonably acceptable to the Trustee that is based on comparable information, and (b) the related Note Margin, subject to the following limitations. The Mortgage Rate on the Mortgage Loan on any Adjustment Date may not increase or decrease by more than the Periodic Rate Cap applicable to such Mortgage Loan and, over the life of such Mortgage Loan, generally may not exceed the Mortgage Rate at origination plus the Lifetime Rate Cap, or be less than the Mortgage Rate at origination minus any Lifetime Rate Floor, applicable to such Mortgage Loan. No Mortgage Loan provides for payment caps on any Adjustment Date which would result in deferred interest or negative amortization. Effective with the first payment due date on a Mortgage Loan after an Adjustment Date therefor, the monthly principal and interest payment will be adjusted to an amount that will fully amortize the then outstanding principal balance of such Mortgage Loan at its stated maturity and pay interest at the adjusted Mortgage Rate. Because the amortization schedule of each Mortgage Loan will be recalculated semi-annually, any partial prepayments thereof will not reduce the term to maturity of such Mortgage Loan. An increase in the Mortgage Rate on a Mortgage Loan will result in a larger monthly payment and in a larger percentage of such monthly payment being allocated to interest and a smaller percentage being allocated to principal, and conversely, a decrease in the Mortgage Rate on the Mortgage Loan will result in a lower monthly payment and in a larger percentage of each monthly payment being allocated to principal and a smaller percentage being allocated to interest.

         The Cost of Funds Index reflects the monthly weighted average cost of funds of savings and loan associations and savings banks, the home offices of which are located in Arizona,

California and Nevada, that are member institutions of the FHLB of San Francisco, as computed from statistics tabulated and published by the FHLB of San Francisco. The FHLB of San Francisco normally announces the Cost of Funds Index on or near the last working day of the month following the month in which the cost of funds was incurred. The Index is available through a variety of sources, including, without limitation, Telerate, THE WALL STREET JOURNAL and USA TODAY.

         Listed below are the historical values of the Cost of Funds Index since 1988. Such values may fluctuate significantly over time and may not increase or decrease in a constant pattern from period to period. The following does not purport to be representative of future values of the Index. No assurance can be given as to the Index value to be applied on any future Adjustment Date.

                               COST OF FUNDS INDEX

Month                1990      1991      1992        1993       1994       1995
=====                =====    =====     ======      ======     ======     =====
January...........
February..........
March.............
April.............
May...............
June..............
July..............
August............
September.........
October...........
November..........
December..........

         The initial Mortgage Rate in effect on a Mortgage Loan generally will be lower than the sum of the Index that would have been applicable at origination and the Note Margin. Absent a decline in the Index subsequent to origination of a Mortgage Loan, the related Mortgage Rate will generally increase on the first Adjustment Date following origination of such Mortgage Loan. The repayment of such Mortgage Loans will be dependent on the ability of the Mortgagor to make larger Monthly Payments following adjustments of the Mortgage Rate. Moreover, because the maximum Mortgage Rate on any Mortgage Loan is determined by adding the Lifetime Rate Cap to the Mortgage Rate at origination, irrespective of the Index that would have been applicable at origination, the maximum Mortgage Rate on a Mortgage Loan will generally be less than the sum of the Index and the Note Margin that would have been applicable at origination plus the Lifetime Rate Cap. Mortgage Loans that have the same initial Mortgage Rate may not always bear interest at the same Mortgage Rate because the Mortgage Loans may have different Adjustment Dates (and the Mortgage Rate therefore may reflect different Index values), different Note Margins, different Lifetime Rate Caps and different Lifetime Rate Floors, if any.

         The Mortgage Loans will have approximately the following characteristics as of the Cutoff Date:

Number of Mortgage Loans.........................
Mortgage Rates:
         Weighted Average.............................
         Range........................................
Range of Net Mortgage Rates.......................
Note Margins:
         Weighted Average.............................
         Range........................................
Maximum Mortgage Rates:
         Weighted Average.............................
         Range........................................
Maximum Net Mortgage Rates (1):
         Weighted Average.............................
         Range........................................
Weighted Average Months to Next
Adjustment Date after ____________, 19__(2)......

=====
(1) The difference between the maximum Net Mortgage Rate and the Net Mortgage Rate as of the Cut-off Date may be less than the Lifetime Rate Cap.
(2) The Weighted Average Months to the next Adjustment Date is equal to the weighted average of the number of months until the Adjustment Date next following _____________, 19__.

         The Mortgage Loans in the Mortgage Pool will have the following characteristics as of the Cut-off Date (expressed as a percentage of the aggregate principal balance of the Mortgage Loans having such characteristics relative to the aggregate principal balance of all Mortgage Loans in the Mortgage Pool):

                  The Mortgage Loans will have had individual principal balances at origination of at least $__________ but not more than $__________.

                  None of the Mortgage Loans in the Mortgage Pool will have been originated prior to _____________, 19__ or will have a scheduled maturity later than ____________, ____. No Mortgage Loan in the Mortgage Pool will have an unexpired term to stated maturity as of the Cut-off Date of less than __ years and __ months. The weighted average remaining term to stated maturity of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date will be approximately ____ years and __ months. The weighted average Adjustment Date of the Mortgage Loans in the Mortgage Pool next following the Cut-off Date is ____________, 19__.

                  Approximately _____% of the Mortgage Loans will have Loan-to-Value Ratios at origination exceeding 80% but less than or equal to 90%, and approximately ____% of the Mortgage Loans will have Loan-to-Value Ratios exceeding 90%. The weighted average Loan-to-Value Ratio at origination, as of the Cut-off Date, is approximately -----%.

                  At least _____% of such Mortgage Loans will be secured by fee simple interests in detached one- to four-family dwelling units with the remaining units being secured by fee simple interests in attached planned unit developments, condominiums or townhouses.

                  Approximately _____% of the Mortgage Loans in the Mortgage Pool will be secured by Mortgaged Properties located in California.

                  No more than _____% of the Mortgage Loans in the Mortgage Pool will be secured by Mortgaged Properties located in any one zip code area in California, and no more than ____% will be secured by Mortgaged Properties located in any one zip code area outside California.

                  No more than _____% of the Mortgage Loans were equity refinance mortgage loans made to mortgagors who used less than the entire amount of the proceeds to refinance an existing mortgage loan. The weighted average Loan-to-Value Ratio at origination of such Mortgage Loans, as of the Cut-off Date, is approximately ______%. Approximately ____% of the Mortgage Loans were made to Mortgagors who used the entire proceeds to refinance an existing Mortgage Loan.

                  No Mortgage Loan provides for deferred interest or negative amortization.

                  Approximately ____% of the Mortgage Loans in the Mortgage Pool will have been underwritten under a reduced loan documentation program. The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans in the Mortgage Pool which were underwritten under such reduced loan documentation program will be approximately ____% and no more than approximately ____% of such Mortgage Loans will be secured by Mortgaged Properties located in California. See "Servicing Agreement--The Master Servicer" herein.

                  No more than ____% of the Mortgage Loans will be secured by vacation or second homes. No more than ____% of the Mortgage Loans will be secured by one- to four-story condominium units. No Mortgage Loans will be secured by condominium units in buildings of five or more stories.

                  None of the Mortgage Loans in the Mortgage Pool will be Buydown Mortgage Loans.

              The following table sets forth the number and aggregate principal balance as of the Cut-off Date of Mortgage Loans having their next Adjustment Dates in the month described therein. The table also indicates the approximate percentage of Mortgage Loans in the Mortgage Pool with an Adjustment Date in each such month.

     MONTH OF             NUMBER OF             AGGREGATE          PERCENTAGE OF
  ADJUSTMENT DATE       MORTGAGE LOANS      PRINCIPAL BALANCE      MORTGAGE POOL
  ---------------       --------------      -----------------      -------------






 Total........


         The following table sets forth the number and aggregate principal balance of Mortgage Loans having unpaid principal balances in the ranges described therein as of the Cut-off Date. The table also indicates the approximate weighted average Mortgage Rate and the approximate weighted average Loan-to-Value Ratio at origination of the Mortgage Loans in each given range, as of the Cut-off Date.

                                                                                                                    WEIGHTED
                                                                                                                     AVERAGE
                                                           NUMBER                                  WEIGHTED         ORIGINAL
                                                             OF               AGGREGATE             AVERAGE         LOAN-TO-
                                                          MORTGAGE            PRINCIPAL            MORTGAGE           VALUE
PRINCIPAL BALANCE                                           LOANS              BALANCE               RATE             RATIO
- -----------------                                           -----              -------               ----             -----












Total, Average or Weighted Average.................       _______            $____________           ________%        _______%

              [Specific information with respect to the Mortgage Loans will be available to purchasers of the Bonds on or before the time of issuance of such Bonds. If not included in the Prospectus Supplement, such information will be included in the Form 8-K.]

UNDERWRITING

              [Underwriting standards as appropriate.]

DELINQUENCY AND FORECLOSURE EXPERIENCE

              Based solely upon information provided by the Master Servicer, the following tables summarize, for the respective dates indicated, the delinquency, forbearance, foreclosure, bankruptcy and REO property status with respect to all mortgage loans originated or acquired by the Sellers that were originated as of the date three months prior to the date indicated. The indicated periods of delinquency are based on the number of days past due on a contractual basis. The monthly payments under all of such mortgage loans are due on the first day of each calendar month.

                                                           AT DECEMBER 31, 1995                   AT DECEMBER 31, 1994
                                                           --------------------                   --------------------
                                                        NUMBER           PRINCIPAL             NUMBER            PRINCIPAL
                                                       OF LOANS            AMOUNT             OF LOANS            AMOUNT
                                                       --------            ------             --------            ------
                                                                            (DOLLARS IN THOUSANDS)


Total Loans Outstanding..........................                    $                                       $

DELINQUENCY(1)
   Period of Delinquency:
         31-60 Days..............................                    $                                       $
         61-90 Days..............................
         91-120 Days or More.....................              --                 ----                  --                   --

   Total Delinquencies...........................                    $                                       $
                                                               ===   =            =====                 ==   =               ===

Delinquencies as a Percentage of
Total Loans Outstanding..........................                %                    %                  %                   %



                                                       AT DECEMBER 31, 1995                       AT DECEMBER 31, 1994
                                                       --------------------                       --------------------
                                              NUMBER              PRINCIPAL               NUMBER               PRINCIPAL
                                             OF LOANS               AMOUNT               OF LOANS               AMOUNT
                                             --------               ------               --------               ------
                                                                          (DOLLARS IN THOUSANDS)


FORBEARANCE LOANS(2).................                                 $                                            $
Forbearance Loans as a
Percentage of Total Loans
Outstanding..........................                                 %                     %

FORECLOSURES PENDING(3)..............                                 $                                            $
Foreclosures Pending as a
Percentage of Total Loans
Outstanding..........................           %                     %                     %                      %

BANKRUPTCIES PENDING(4)..............                                 $                                            $
Bankruptcies Pending as a
Percentage of Total Loans
Outstanding..........................           %                     %                     %                      %

Total Delinquencies plus
Forbearance Loans, Foreclosures
Pending and Bankruptcies
Pending..............................                                 $                                            $

Total Delinquencies plus
Forbearance Loans, Foreclosures
Pending and Bankruptcies Pending
as a Percentage of Total Loans
Outstanding..........................           %                     %                     %                      %

REO PROPERTIES(5)....................                                 $                                            $
REO Properties as a
Percentage of Total Loans
Outstanding..........................           %                     %                     %                      %

- ------------

(1) The delinquency balances, percentages and numbers set forth under this heading exclude (a) delinquent mortgage loans that were subject to forbearance agreements with the related mortgagors at the respective dates indicated ("Forbearance Loans"), (b) delinquent mortgage loans that were in foreclosure at the respective dates indicated ("Foreclosure Loans"), (c) delinquent mortgage loans as to which the related mortgagor was in bankruptcy proceedings at the respective dates indicated ("Bankruptcy Loans") and (d) REO properties that have been purchased upon foreclosure of the related mortgage loans. All Forbearance Loans, Foreclosure Loans, Bankruptcy Loans and REO properties have been segregated into the sections of the table entitled "Forbearance Loans," "Foreclosures Pending," "Bankruptcies Pending" and "REO Properties," respectively, and are not included in the "31-60 Days," "61-90 Days," "91-120 Days or More" and "Total Delinquencies" sections of the table. See the section of the table entitled "Total Delinquencies plus Forbearance Loans, Foreclosures Pending and Bankruptcies Pending" for total delinquency balances, percentages and numbers which include Forbearance Loans, Foreclosure Loans and Bankruptcy Loans, and see the section of the table entitled "REO Properties" for delinquency balances, percentages and numbers related to REO properties that have been purchased upon foreclosure of the related mortgage loans.

(2) For each of the Forbearance Loans, the Master Servicer has entered into a written forbearance agreement with the related mortgagor, based on the Master Servicer's determination that the mortgagor is temporarily unable to make the scheduled monthly payment on such mortgage loan. Prior to entering into each forbearance agreement, the Master Servicer confirmed the continued employment status of the mortgagor and found the payment history of such mortgagor to be satisfactory. There can be no assurance that the mortgagor will be able to make the payments as required by the forbearance agreement, and any failure to make such payments will constitute a delinquency. None of the Mortgage Loans included in the Mortgage Pool are Forbearance Loans.

(3) Mortgage loans that are in foreclosure but as to which the mortgaged property has not been liquidated at the respective dates indicated. It is generally the Master Servicer's policy, with respect to mortgage loans originated by the Seller, to commence foreclosure proceedings when a mortgage loan is between 31 and 60 days delinquent.

(4) Mortgage loans as to which the related mortgagor is in bankruptcy proceedings at the respective dates indicated.

(5) REO properties that have been purchased upon foreclosure of the related mortgage loans, including mortgaged properties that were purchased by the Seller after the respective dates indicated.

         The above data on delinquency, forbearance, foreclosure, bankruptcy and REO property status are calculated on the basis of the total mortgage loans originated or acquired by the Seller's that were originated as of the date three months prior to the date indicated. However, the total amount of mortgage loans on which the above data are based includes many mortgage loans which were not, as of the respective dates indicated, outstanding long enough to give rise to some of the indicated periods of delinquency or to foreclosure or bankruptcy proceedings or REO property status. In the absence of such mortgage loans, the delinquency, forbearance, foreclosure, bankruptcy and REO property percentages indicated above would be higher and could be substantially higher. Because the Mortgage Pool will consist of a fixed group of Mortgage Loans, the actual delinquency, forbearance, foreclosure, bankruptcy and REO property percentages with respect to the Mortgage Pool may therefore be expected to be higher, and may be substantially higher, than the percentages indicated above.

         The information set forth in the preceding paragraphs concerning ____ and _____ has been provided by [Names of Sellers].

ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Bonds, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Company deems such removal necessary or appropriate. The Company believes that the information set forth herein will be substantially representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Bonds are issued although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

         A Current Report on Form 8-K will be available to purchasers of the Bonds and will be filed, together with the Servicing Agreement, the Trust Agreement and the Indenture, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Bonds. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Current Report on Form 8-K.

         See "The Mortgage Pools" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

                                   THE ISSUER

GENERAL

         The Imperial CMB Trust 19_-_, is a business trust formed under the laws of the State of [Delaware] pursuant to the Trust Agreement dated as of _____ 1, 19__ between the Company and ________________, as the Owner Trustee for the transactions described in this Prospectus Supplement. The Trust Agreement constitutes the "governing instrument" under the laws of the State of [Delaware] relating to business trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring the Mortgage Loans and the other assets of the Issuer and proceeds therefrom and pledging them to the Indenture Trustee,
(ii) issuing the Bonds and the Certificates, (iii) making payments on the Bonds and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The assets of the Issuer will consist of the Mortgage Loans and certain related assets.

         The Issuer's principal offices are in ___________, Delaware, in care of ________________, as Owner Trustee, at the address listed below.

                                THE OWNER TRUSTEE

         _______________ is the Owner Trustee under the Trust Agreement.
__________________ is a [Delaware] banking corporation and its principal offices are located at ____________________.

         Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Bondholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Owner Trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.

                                   THE INSURER

         [Insert Description of Insurer as Appropriate.]

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The Bonds will be issued pursuant to the Indenture dated as of ________, between the Issuer and _________, as Indenture Trustee. The Certificates will be issued pursuant to the Trust Agreement dated as of ____________, between the Company and _____________, as Owner Trustee. The following summaries describe certain provisions of the Securities, the Indenture and the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. Only the Bonds are offered hereby.

          The Bonds will be secured by the Trust Fund pledged by the Issuer to the Indenture Trustee pursuant to the Indenture which will consist of: (i) the Mortgage Loans; (ii) collections in respect of principal of the Mortgage Loans received after the applicable Cut-Off Date and collections in respect of interest on the Mortgage Loans from the Cut-Off Date relating to the Mortgage Loan; (iii) the amounts on deposit in the Custodial Account allocated to the Mortgage Loans, and the Payment Account (excluding net earnings thereon); (iv) the Policy; (v) certain hazard insurance policies maintained by the Mortgagors or by or on behalf of the Master Servicer or related subservicer in respect of the Mortgage Loans and (vi) an assignment of the Company's rights under the Purchase Agreement and the Servicing Agreement.

         The Bonds will be issued in denominations of $1,000 and integral multiples in excess thereof. See "--Book-Entry Securities" below.

BOOK-ENTRY SECURITIES

         General. Beneficial Owners (as defined in the Prospectus) that are not Participants or Intermediaries (as defined in the Prospectus) but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related Book-Entry Securities may do so only through Participants and Intermediaries. In addition, Beneficial Owners will receive all payments of principal of and interest on the related Book-Entry Securities from the Paying Agent (as defined in the Prospectus) through DTC and Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Securities are issued for the related Book-Entry Securities, it is anticipated that the only registered Bondholder of such Book-Entry Securities will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Indenture Trustee or the Master Servicer as Bondholders, as such term is used in the Indenture, and Beneficial Owners will be permitted to receive information furnished to Bondholders and to exercise the rights of Bondholders only indirectly through DTC, its Participants and Intermediaries.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Securities among Participants and to receive and transmit payments of principal of, and interest on, such BookEntry Securities. Participants and Intermediaries with which Beneficial Owners have accounts with respect to such Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the Book-Entry Securities, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Intermediaries, will receive payments and will be able to transfer their interests in the Book-Entry Securities.

         None of the Company, the Master Servicer, the Insurer or the Indenture Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Definitive Securities. Definitive Securities will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Securities--Form of Securities."

         Upon the occurrence of an event described in the Prospectus in the third paragraph under "Description of the Securities--Form of Securities," the Indenture Trustee is required to notify, through DTC, Participants who have ownership of Book-Entry Securities as indicated on the records of DTC of the availability of Definitive Securities for their Book-Entry Securities. Upon surrender by DTC of the definitive certificates representing the Book-Entry Securities and upon receipt of instructions from DTC for re-registration, the Indenture Trustee will reissue the Book-

Entry Securities as Definitive Securities issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Indenture Trustee will recognize the holders of such Definitive Securities as Bondholders under the Indenture.

         For additional information regarding DTC and the Book-Entry Securities, see "Description of the Bonds--Form of Bonds" in the Prospectus.]

PAYMENTS

         Payments on the Bonds will be made by the Indenture Trustee or the Paying Agent on the _____ day of each month or, if such day is not a Business Day, then the next succeeding Business Day, commencing in __________. Payments on the Bonds will be made to the persons in whose names such Bonds are registered at the close of business on the day prior to each Payment Date or, if the Bonds are no longer Book-Entry Securities, on the Record Date. See "Description of the Bonds--Payments" in the Prospectus. Payments will be made by check or money order mailed (or upon the request of a Holder owning Bonds having denominations aggregating at least $_________, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Securities, will be DTC or its nominee) as it appears on the Security Register in amounts calculated as described herein on the Determination Date. However, the final payment in respect of the Bonds will be made only upon presentation and surrender thereof at the office or the agency of the Indenture Trustee specified in the notice to Holders of such final payment. A "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of ___________ are required or authorized by law to be closed.

INTEREST ON THE BONDS

         Interest payments will be made on the Bonds on each Payment Date at the Bond Rate for the related Interest Period. The "Bond Rate" for an Interest Period will generally equal the sum of [(a) LIBOR determined as specified herein, as of the second LIBOR Business Day prior to the first day of such Interest Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Interest Period)] plus (b) ___% per annum. Notwithstanding the foregoing, in no event will the Bond Rate on any Payment Date exceed a rate equal to the weighted average of the Loan Rates (net of the applicable Servicing Fee Rate) (adjusted to an effective rate reflecting accrued interest calculated on the basis of the actual number of days in the Collection Period commencing in the month in which such Interest Period commences and a year assumed to consist of 360 days).

         Interest on the Bonds in respect of any Payment Date will accrue on the applicable Bond Principal Balance from the preceding Payment Date (or in the case of the first Payment Date, from the Closing Date) through the day preceding such Payment Date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year. Interest payments on the Bonds will be funded from P&I Collections [and with respect to the Bonds, if necessary, from draws on the Policy.

         [On each Payment Date, LIBOR shall be established by the Indenture Trustee and as to any Interest Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by _________) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Payment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Bond Principal Balance then outstanding. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Master Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the Bond Principal Balance then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Payment Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of [New York] or in the city of London, England are required or authorized by law to be closed.]

PRINCIPAL PAYMENTS ON THE BONDS

          On each Payment Date, other than the Payment Date in _________, principal payments except as provided below will be due and payable on the Bonds in an amount equal to the Principal Collection Distribution Amount (as defined below) for such Payment Date, together with any Liquidation Loss Amounts. On the Payment Date in ______, principal will be due and payable on the Bonds in amounts equal to the Bond Principal Balance on such Payment Date. In no event will principal payments on the Bonds on any Payment Date exceed the Bond Principal Balance thereof on such date.

ALLOCATION OF P&I COLLECTIONS

         The Master Servicer on behalf of the Issuer will establish an account (the "Distribution Account") into which the Master Servicer will deposit P&I Collections for each Payment Date on the Business Day prior thereto. The Distribution Account will be an Eligible Account.

Amounts on deposit in the Distribution Account will be invested in Eligible Investments maturing on or before the Business Day prior to the related Payment Date.

         On each Payment Date, P&I Collections will be allocated from the Distribution Account in the following order of priority:

      (i)        to the Bonds, the sum of the following:

                  (a) as payment for the accrued interest due and any overdue accrued interest at the Bond Rate (as defined herein) on the Bond Principal Balance (as defined herein) of the Bonds;

                  (b) an amount equal to the Principal Collection Distribution Amount, applied to reduce the Bond Principal Balance of the Bonds; and

                  (c) an additional amount to be applied to reduce the Bond Principal Balance (each such amount, a "Additional Principal Distribution Amount"), to the extent necessary to bring the Outstanding Reserve Amount up to the Reserve Amount Target; and

     (ii) to the Insurer, the aggregate of all payments, if any, made by the Insurer under the Policy [and any other amounts].

      (iii)        as payment for the premium for the Policy;

       (iv) to reimburse prior draws made on the Policy (with interest thereon);

      (v) any other amounts owed to the Insurer pursuant to the Insurance Agreement; and

     (vi) the remaining amount, if any, of the P&I Collections shall be allocated to the Certificates.

         For any Payment Date, the "Principal Collection Distribution Amount" will equal Principal Collections for such Payment Date.

         "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the related Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds allocable to such Principal Balance in connection therewith.

         A "Liquidated Mortgage Loan" means, as to any Payment Date, any Mortgage Loan in respect of which the Master Servicer has determined, based on the servicing procedures specified in the Servicing Agreement, as of the end of the preceding Collection Period that all liquidation proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered.

         As of the Closing Date, the Reserve Amount Target is equal to at least ___% of the CutOff Date Pool Balance. The Reserve Amount Target may be increased or reduced from time to time pursuant to the terms of the Pooling and Servicing Agreement, with the consent of the Rating Agencies and the Indenture Trustee. To the extent the Reserve Amount Target is reduced on any Payment Date, the amount of the Principal Collections distributed pursuant to clause (ii)(b) will be reduced on such Payment Date and on each subsequent Payment Date to the extent the remaining Outstanding Reserve Amount is in excess of the reduced Reserve Amount Target until the Outstanding Reserve Amount equals the Reserve Amount Target.

         The Indenture Trustee will establish the Payment Account into which the Master Servicer will deposit the portion of the P&I Collections allocable to the Mortgage Loan for each Payment Date on the Business Day prior thereto. The Payment Account will be an Eligible Account. Amounts on deposit in the Payment Account will be invested in Eligible Investments maturing on or before the Business Day prior to the related Payment Date.

         The "Bond Principal Balance" of the Bonds on any day is the initial principal balance thereof as of the Closing Date, reduced by all payments of principal thereon as of such day.

         Except as provided below, payments pursuant to clause (i) will be allocated to the Bonds based on the amount of interest such Bond is entitled to receive pursuant to such clause. Except as provided below, payments pursuant to clauses (ii), (iii) and (vi) will constitute payments of principal.

         An "Amortization Event" will be deemed to occur upon (i) the occurrence of certain events relating to a violation of the Seller's obligations under the Mortgage Loan Purchase Agreement, (ii) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Seller or the Master Servicer, (iii) the Issuer becomes subject to regulation as an investment company within the meaning of the Investment Company Act of 1940, as amended, or
(iv) the aggregate of all draws under the Policy exceeds __________;

         Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the Seller, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Amortization Period.

OUTSTANDING RESERVE AMOUNT

         The distribution of the Additional Principal Distribution Amount, if any, to the Bondholders, will create the Outstanding Reserve Amount. The Outstanding Reserve Amount, if any, will be available to absorb any Liquidation Loss Amounts that are allocated to the Mortgage Loans and not covered by Principal Collections and Interest Collections. Any

Liquidation Loss Amounts allocable to the Bondholders and not covered by such overcollateralization will be covered by draws on the Policy to the extent provided herein. The "Outstanding Reserve Amount" on any Payment Date is the amount, if any, by which the Pool Balance as of the end of the related Collection Period exceeds the Bond Principal Balance on such day (after giving effect to all amounts payable and allocable to principal on the Bonds that are applied to reduce the Bond Principal Balance on such Payment Date).

         To the extent that such overcollateralization is insufficient or not available to absorb Liquidation Loss Amounts, and payments are not made under the Policy, a Bondholder may incur a loss.

THE PAYING AGENT

         The Paying Agent shall initially be the [Indenture Trustee], together with any successor thereto. The Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making payments to the Securityholders.

MATURITY

         The Bonds will be payable in full on ___________. In addition, the Issuer will pay the Bonds in full upon the exercise by the Master Servicer of its option to purchase the assets of the Issuer after the Pool Balance is reduced to an amount less than or equal to $________ (___% of the initial Pool Balance). The purchase price will be equal to the sum of the outstanding Pool Balance and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the day preceding the Payment Date on which the Bonds are paid in full together with all amounts due and owing to the Insurer.

                            DESCRIPTION OF THE POLICY

         On the Closing Date, the Insurer will issue the Policy in favor of the [Owner Trustee on behalf of the Issuer] pursuant to an insurance agreement (the "Insurance Agreement") between the Insurer, the Master Servicer and the Trustee. The Policy will unconditionally and irrevocably guarantee principal payments on the Bonds plus accrued and unpaid interest due on the Bonds. On each Payment Date, a draw will be made on the Policy equal to the sum of (a) the amount by which the sum of interest accrued at (i) the Bond Rate on the outstanding Bond Principal Balance of the Bonds and (b) the amount (the "Guaranteed Principal Payment Amount"), if any, [by which the Bond Principal Balance of the Bonds exceeds the Pool Balance at the end of the related Collection Period (after giving effect to all amounts paid and allocable to principal on the Bonds that are applied to reduce the Bond Principal Balances on such Payment Date)]. Pursuant to the terms of [the Indenture], draws under the Policy in respect of the Guaranteed Principal Payment Amount will be paid on the Bonds by the Indenture Trustee, as principal pro rata, based on the outstanding Bond Principal Balances thereof. In addition, the Policy will guarantee the payment of the outstanding Bond Principal Balance of each Bond on the Payment Date in _____________ (after giving effect to all other amounts paid and allocable to principal on such Payment Date). In the absence of payments under the Policy, Bondholders will directly bear the credit and other risks associated with their investment to the extent such risks are not covered by overcollateralization. The Policy does not guarantee any payments to the Certificates.

                   CERTAIN PREPAYMENT AND YIELD CONSIDERATIONS

         The yield to maturity of the Bonds will depend on the price paid by the holder for such Bond, the Bond Interest Rate and the rate and timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations and repurchases) on the Mortgage Loans and the allocation thereof.

         In general, if a Bond is purchased at a premium over its face amount and payments of principal on such Bond occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Bond is purchased at a discount from its face amount and payments of principal on such Bond occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated.

         The rate and timing of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans and thus the yield on the Bonds. There can be no assurance as to the rate of losses or delinquencies on any of the Mortgage Loans, however, such losses and delinquencies may be expected to be higher than those of traditional first lien mortgage loans. To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by overcollateralization or the Policy, losses resulting from default by Mortgagors may be allocated to the Bonds. See "Risk Factors--Limitations, Reduction and

Substitution of Credit Enhancement" in the Prospectus. Even where the Policy covers all losses incurred on the Mortgage Loans, the effect of losses may be to increase prepayment experience on the Mortgage Loans, thus reducing average weighted life and affecting yield to maturity.

         [With respect to ___ Mortgage Loans representing ___% of the Cut-off Date Pool Balance, the Mortgage Rate at origination is below the rate that would result from the sum of the then-applicable Index and Gross Margin. Under the applicable underwriting standards, Mortgagors under such Mortgage Loans are generally qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor to make larger interest payments following the adjustment of the Mortgage Rate.]

         With respect to the Mortgage Loans required minimum monthly payments are equal to [the amount of interest currently accruing thereon,] and therefore are not expected to significantly amortize the outstanding principal amounts of the Mortgage Loans prior to maturity. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a Mortgage Loan. Such Mortgage Loans pose a greater risk of default than fully-amortizing mortgage loans, because the Mortgagor's ability to make such a substantial payment at maturity will generally depend on the Mortgagor's ability to obtain refinancing of the Mortgage Loans or to sell the Mortgaged Property prior to the maturity of the Mortgage Loan. See "Yield and Prepayment Considerations" in the Prospectus and "Risk Factors" herein.

         There can be no assurance as to the rate of principal payments on the Mortgage Loans. The rate of principal payments may fluctuate substantially from time to time.

                      DESCRIPTION OF THE PURCHASE AGREEMENT

         The Mortgage Loans to be transferred to the Issuer by the Company were or will be purchased by the Company from [Name of Master Servicer] (the "Seller") pursuant to the Purchase Agreement. Under the Purchase Agreement, the Seller has agreed to transfer to the Company the Initial Mortgage Loans. Pursuant to an assignment by the Company executed on the Closing Date, upon such transfer to the Company, the Initial Mortgage Loans will be transferred by the Company to the Issuer, as well as the Company's rights in, to and under the Purchase Agreement, which will include the right to purchase the Subsequent Mortgage Loans. The following summary describes certain terms of the form of the Purchase Agreement and is qualified in its entirety by reference to the form of Purchase Agreement.

TRANSFER OF MORTGAGE LOANS

         Pursuant to the Purchase Agreement, the Seller will transfer and assign to the Company all of its right, title and interest in and to the Mortgage Loans, the related mortgage note, mortgages and other related documents (collectively, the "Related Documents"). The purchase price of the Mortgage Loans is a specified percentage of the face amount thereof as of the time of transfer and is payable by the Company, as provided in the Purchase Agreement.

         The Purchase Agreement will require that, within the time period specified therein, the Seller, acting at the Company's request, deliver to ____________________ (the "Custodian") (as the Issuer's agent for such purpose) the Mortgage Loans and the Related Documents. In lieu of delivery of original mortgages, the Seller may deliver true and correct copies thereof which have been certified as to authenticity by the appropriate county recording office where such mortgage is recorded. In addition, under the terms of the Purchase Agreement, the Seller will be required to record assignments of mortgages relating to such Mortgage Loans.

REPRESENTATIONS AND WARRANTIES

         The Seller will represent and warrant to the Company that, among other things, as of _________________, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Purchase Agreement.

         The Seller will also represent and warrant to the Company, that, among other things, (a) the information with respect to the Initial Mortgage Loans set forth in the schedule attached to the Purchase Agreement is true and correct in all material respects and (b) immediately prior to the sale of the Initial Mortgage Loans to the Company, the Seller was the sole owner and holder of the Initial Mortgage Loans free and clear of any and all liens and security interests. The Seller will also represent and warrant to the Company, that, among other things, as of ______________, (a) the Purchase Agreement constitutes a legal, valid and binding obligation of the Seller and (b) the Purchase Agreement constitutes a valid transfer and assignment to the Company of all right, title and interest of the Seller in and to the Initial Mortgage Loans and the proceeds thereof. Such representations and warranties will also be made by the Seller with respect to the Subsequent Mortgage Loans as of the date of transfer to the Issuer. The benefit of the representations and warranties made to the Company by the Seller in the Purchase Agreement will be assigned by the Company to the Issuer and by the Issuer to the Indenture Trustee in the Indenture.

         Within ____ days of the Closing Date, the Custodian will review or cause to be reviewed the Mortgage Loans and the Related Documents and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within ____ days following notification thereof to the Seller and the Issuer by the Custodian, the Seller will be obligated under the Purchase Agreement to deposit the Transfer Price into the Custodial Account. In lieu of any such deposit, the Seller may substitute an Eligible Substitute Loan. Any such purchase or substitution will result in the removal of such Defective Loan from the Trust Fund and the lien of the Indenture. The obligation of the Seller to remove a Defective Loan from the Trust Fund is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Indenture Trustee or the Bondholders against the Seller.

         With respect to any Mortgage Loan, the "Transfer Price" is equal to the Principal Balance of such Mortgage Loan at the time of any removal described above plus accrued and unpaid interest thereon to the date of removal. In connection with the substitution of an Eligible Substitute Loan, the Seller will be required to deposit in the Custodial Account an amount (the "Substitution Adjustment Amount") equal to the excess of the Principal Balance of the related Defective Loan over the Principal Balance of such Eligible Substitute Loan.

         An "Eligible Substitute Loan" is a mortgage loan substituted by the Seller for a Defective Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Loan, an aggregate Principal Balance), not in excess of the Principal Balance relating to such Defective Loan; (ii) have a Loan Rate, Net Loan Rate and Gross Margin no lower than and not more than 1% in excess of the Loan Rate, Net Loan Rate and Gross Margin, respectively, of such Defective Loan; (iii) have a Combined Loan-to-Value Ratio at the time of substitution no higher than that of the Defective Loan at the time of substitution; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Defective Loan;
(v) comply with each representation and warranty as to the Mortgage Loans set forth in the Purchase Agreement (deemed to be made as of the date of substitution); and (vi) satisfy certain other conditions specified in the Indenture.

         In addition the Seller will be obligated to deposit the Transfer Price or substitute an Eligible Substitute Loan with respect to a Mortgage Loan as to which there is a breach of a representation or warranty in the Purchase Agreement.

         Mortgage Loans required to be removed from the Trust Fund as described in the preceding paragraphs are referred to as "Defective Loans."

                            ASSIGNMENT TO THE ISSUER

         The Master Servicer expressly acknowledges and consents to the Company's transfer of its rights relating to the Mortgage Loans and its obligation to pay for the Subsequent Mortgage Loans under the Purchase Agreement to the Issuer, the Issuer's pledge of its interest in the Purchase Agreement to the Indenture Trustee and the enforcement by the Indenture Trustee of any such right or remedy against the Master Servicer.

                     DESCRIPTION OF THE SERVICING AGREEMENT

         The following summary describes certain terms of the Servicing Agreement, dated as of ________ 1, 19__ between the Company and the Master Servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreement. Whenever particular sections or defined terms of the Servicing Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference.

P&I COLLECTIONS

         The Master Servicer shall establish and maintain an account (the "Custodial Account") in which the Master Servicer shall deposit or cause to be deposited any amounts representing payments on and any collections received in respect of the Mortgage Loans received by it subsequent to the Cut-Off Date. The Custodial Account shall be an Eligible Account. On the _____ day of each month or if such day is not a Business Day, the next succeeding Business Day (the "Determination Date"), the Master Servicer will notify the Indenture Trustee of the amount of P&I Collections to be included in funds available distribution to the Mortgage Loan for the related Payment Date.

         "Eligible Investments" are specified in the Servicing Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Bonds.

         On the Business Day prior to each Payment Date, the Master Servicer will make the following withdrawals from the Custodial Account and deposit such amounts as follows:

      (i) to the Distribution Account, an amount equal to the P&I Collections for such Payment Date; and

     (ii) to pay to itself various reimbursement amounts and other amounts as provided in the Servicing Agreement.

         As to any Payment Date, "P&I Collections" will equal the sum of (a) Interest Collections for such Payment Date and (b) Principal Collections for such date.

         All collections on the Mortgage Loans will generally be allocated between amounts collected in respect of interest and amounts collected in respect of principal. As to any Payment Date, "Interest Collections" will be equal to the sum of (i) the amounts collected during the related Collection Period, including Net Liquidation Proceeds (as defined below), allocated to interest, reduced by the Servicing Fees for such Collection Period and (ii) the interest portion of the Transfer Price for any Defective Loans. As to any Payment Date, "Principal Collections" will be equal to the sum of (i) the amount collected during the related Collection Period, including Net Liquidation Proceeds (as defined herein) allocated to principal and (ii) the principal portion of the Transfer Price for any Defective Loans and any Substitution Adjustment Amounts.

         As to any Payment Date other than the first Payment Date, the "Collection Period" is the calendar month preceding the month of such Payment Date and in the case of the first Payment Date the period from the Cut-Off Date to ___________.

         "Net Liquidation Proceeds" with respect to a Mortgage Loan are the proceeds (excluding amounts drawn on the Policy) received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan at the end of the Collection Period immediately preceding the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan.

         With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The Principal Balance of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to the Cut-Off Date Principal Balance thereof, minus all collections credited against the Principal Balance of such Mortgage Loan prior to such day. The Principal Balance of a Liquidated Mortgage Loan after final recovery of related Liquidation Proceeds shall be zero.

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

         The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Servicing Agreement, follow such collection procedures as it follows from time to time with respect to the mortgage loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

         With respect to the Mortgage Loans, the Master Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Master Servicer's policies with respect to mortgage loans.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when in accordance with applicable servicing procedures under the Servicing Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Bondholders.

EVIDENCE AS TO COMPLIANCE

         The Servicing Agreement provides for delivery on or before March 31 in each year, beginning in March 31, 19__, to the Indenture Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Servicing Agreement throughout the preceding calendar year, except as specified in such statement.

         On or before March 31 of each year, beginning March 31, 19__, the Master Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer) to the Indenture Trustee to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Servicing Agreement for the preceding calendar year and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the Servicing Agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

         The Servicing Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or (ii) upon the satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Issuer and the Indenture Trustee in writing and such proposed successor servicer is reasonably acceptable to the Issuer and the Indenture Trustee; (b) the Rating Agencies have confirmed to the Issuer and the Indenture Trustee that the appointment of such proposed successor servicer as the Master Servicer will not result in the reduction or withdrawal of the then current rating of the Bonds and (c) such proposed successor servicer is reasonably acceptable to the Insurer. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Servicing Agreement.

         The Master Servicer may perform any of its duties and obligations under the Servicing Agreement through one or more subservicers or delegates, which may be affiliates of the Master Servicer. Notwithstanding any such arrangement, the Master Servicer will remain liable and obligated to the Issuer for the Master Servicer's duties and obligations under the Servicing Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations.

         The Servicing Agreement provides that the Master Servicer will indemnify the Owner Trustee and the Indenture Trustee, as the case may be, from and against any loss, liability or expense, imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties under the Servicing Agreement or by reason of its reckless disregard of its obligations and duties under the Servicing Agreement. The Servicing Agreement provides that neither the Master Servicer nor its directors, officers, employees or agents will be under any other liability to the Owner Trustee, the Indenture Trustee, or any other person for any action taken or for refraining from taking any action pursuant to the Servicing Agreement. The Master Servicer and any director or officer or employee or agent of the Master Servicer shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Servicing Agreement or the Securities, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Servicing Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder or by reason of its reckless disregard of its obligations and duties thereunder. In addition, the Servicing Agreement provides that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Servicing Agreement and which in its opinion may expose it to any expense or liability. The Master Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Servicing Agreement and the rights and duties of the parties thereto.

         Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Servicing Agreement to the contrary notwithstanding.

EVENTS OF SERVICING TERMINATION

         "Events of Servicing Termination" will consist of: (i) any failure by the Master Servicer to (a) deposit in the Custodial Account or Payment Account any deposit required to be made under the Servicing Agreement or (b) to pay when due any amount payable by it under the terms of the Insurance Agreement, which failure continues unremedied for three Business Days after the giving of written notice of such failure to the Master Servicer by the Issuer or Indenture Trustee, or to the Master Servicer, the Issuer and the Indenture Trustee by the Insurer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement or Insurance Agreement which, in each case, materially and adversely affects the interests of the Bondholders or the Insurer and continues unremedied for ____ days or ____ days, respectively, after the giving of written notice of such failure to the Master Servicer by the Issuer or the Indenture Trustee, or to the Master Servicer, the Issuer and the Indenture Trustee by the Insurer;
(iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations; or (iv) any merger, consolidation, or combination with another entity and the surviving entity thereof or corporate successor is not rated at least investment grade by the Rating Agencies. Under the above circumstances, the Indenture Trustee with the consent of the Insurer or the Insurer may deliver written notice to the Master Servicer terminating all the rights and obligations of the Master Servicer under the Servicing Agreement. Under certain other circumstances, the Insurer with the consent of 51% of the outstanding principal amount of the Bonds and the Certificates may terminate all the rights and obligations of the Master Servicer under the Servicing Agreement.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for the applicable periods referred to therein or referred to under clause (ii) above for the applicable periods referred to therein, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Master Servicer shall not be relieved from using reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement and the Master Servicer shall provide the Issuer, the Insurer and the Indenture Trustee prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

         So long as an Event of Servicing Termination remains unremedied, the Indenture Trustee with the consent of the Insurer or the Insurer may terminate all of the rights and obligations of the Master Servicer under the Servicing Agreement with respect to the Mortgage Loans, whereupon the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Servicing Agreement and will be entitled to similar compensation arrangements. In the event that the Indenture Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an established housing and home finance institution or other mortgage loan or mortgage loan servicer with all licenses and permits required to perform its obligations under the Servicing Agreement and having a net worth of at least $25,000,000 and acceptable to the Insurer to act as successor to the Master Servicer under the Servicing Agreement. Pending such appointment, the Indenture Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Master Servicer would otherwise have received (or such lesser compensation as the Issuer and such successor may agree). A receiver or conservator for the Master Servicer may be empowered to prevent the termination and replacement of the Master Servicer where the only Event of Servicing Termination that has occurred is an Insolvency Event.

AMENDMENT

         The Servicing Agreement may be amended from time to time by the Master Servicer, the Issuer and the Indenture Trustee, [with the consent of the Insurer,] provided that the Rating Agencies confirm in writing that such amendment will not result in a downgrading or a withdrawal of the rating then assigned to the Bonds.

                          DESCRIPTION OF THE INDENTURE

         The following summary describes certain terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture. Whenever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are thereby incorporated herein by reference.

THE TRUST FUND

         Simultaneously with the issuance of the Bonds, the Issuer will pledge the Trust Fund to the Indenture Trustee as collateral for the Bonds.

REPORTS TO HOLDERS

         The Indenture Trustee will mail to each Holder of Bonds, at its address listed on the Security Register maintained with the Indenture Trustee a report setting forth certain amounts relating to the Bonds for each Payment Date, among other things:

       (i) the amount of principal, if any, payable on such Payment Date to Bondholders separately stating the portion thereof in respect of Liquidation Loss Amounts and Additional Principal Distribution Amount and stating the amount of any remaining Liquidation Loss Amounts;

      (ii) the amount of interest payable on such Payment Date to Bondholders separately stating the portion thereof in respect of overdue accrued interest and stating the amount of remaining overdue accrued interest;

     (iii) the Bond Principal Balance of the Bonds after giving effect to the payment of principal on such Payment Date;

      (iv)        P&I Collections for the related Collection Period;

       (v) the aggregate Principal Balance of the Mortgage Loans as of last day of the related Collection Period;

     [(vi)        the amount paid, if any, under the Policy separately stating the portion thereof included in (i) and (ii) above; and]

     (vii) the Outstanding Reserve Amount after giving effect to the payment of principal on the Bonds on such Payment Date.

         In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per $1,000 in face amount of Bonds.

CERTAIN COVENANTS

         The Indenture will provide that the Issuer may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Issuer's obligation to make due and punctual payments upon the Bonds and the performance or observance of any agreement and covenant of the Issuer under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Issuer has been advised that the ratings of the Bonds then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation, (v) any action that is necessary to maintain the lien and security interest created by the Indenture is taken and (vi) the Issuer has received an Opinion of Counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Issuer or to any Bondholder or Certificateholder. The Issuer will not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Bonds (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Bonds because of the payment of taxes levied or assessed upon the Issuer, (iii) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Bonds under the Indenture except as may be expressly permitted thereby or (iv) permit any lien, charge excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof, or any interest therein or the proceeds thereof. The Issuer may not engage in any activity other than as specified under "The Issuer" herein.

MODIFICATION OF INDENTURE

         With the consent of both the holders of a majority of the outstanding Bonds and the Insurer, the Issuer and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Bondholders. Without the consent of the holder of each outstanding Bond affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Bond or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Bond or any interest thereon is payable;
(ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Bonds, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Bonds held by the Issuer, the Company or an affiliate of any of them; (v) decrease the percentage of the aggregate principal amount of Bonds required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Bonds necessary to amend the Indenture or certain other related agreements; (vi) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest of principal due on any Bond (including the calculation of any of the individual components of such calculation); or (vii) permit the creation of any lien ranking prior to or, except as otherwise contemplated by the Indenture, on a parity with the lien of the Indenture with respect to any of the collateral for the Bonds or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Bond of the security afforded by the lien of the Indenture.

         The Issuer and the Indenture Trustee may also enter into supplemental indentures, with the consent of the Insurer and without obtaining the consent of the Bondholders, for the purpose of, among other things, to cure any ambiguity or to correct or supplement any provision in the Indenture that may be inconsistent with any other provision therein.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE ISSUER

         Neither the Issuer, the Indenture Trustee nor any director, officer or employee of the Issuer or the Indenture Trustee will be under any liability to the Issuer or the related Bondholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment; provided, however, that none of the Indenture Trustee, the Issuer and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture. Subject to certain limitations set forth in the Indenture, the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under such Indenture or by reason of reckless disregard of its obligations and duties under the Indenture. All persons into which the Indenture Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Indenture Trustee under each Indenture.

                         FEDERAL INCOME TAX CONSEQUENCES

         For federal income tax purposes, the Bonds [will][will not] be treated as having been issued with "original issue discount" (as defined in the Prospectus). See "Federal Income Tax Consequences" in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be [ ]% [ ]. No representation is made that the Mortgage Loans will prepay at that rate or any other rate.

         The Bonds will not be treated as "qualifying real property loans" under
Section 593 (d) of the Code, assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5)(A) of the Code. In addition, interest on the Bonds will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The Bonds will also not be treated as "qualified mortgages" under Section 860G(a)(3)(C) of the Code.

         Prospective investors in the Bonds should see "Federal Income Tax Consequences" and "State and Other Tax Consequences" in the Prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuer and purchasers of the Bonds.

                              ERISA CONSIDERATIONS

         Any fiduciary or other investor of Plan assets that proposes to acquire or hold the Bonds on behalf of or with Plan assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment. See "ERISA Considerations" in the Prospectus.

                                LEGAL INVESTMENT

         The Bonds will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in the highest two rating categories by a Rating Agency. See "Legal Investment" in the Prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Company, the Bonds.

         The Company has been advised by the Underwriter that it proposes to initially offer the Bonds to the public at the offering price set forth herein and to certain dealers at such price less a discount not in excess of ___% of the Bond denominations. [The Underwriter may allow and such dealers may reallow a discount not in excess of ___% of the Bond denominations to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.]

         The Company has been advised by the Underwriter that it presently intends to make a market in the Bonds offered hereby; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Bonds will develop.

         The Underwriting Agreement provides that the Company will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or contribute payments the Underwriter may be required to make in respect thereof.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Bonds will be passed upon for the Company by [Thacher Proffitt & Wood], New York, New York and for the Underwriter by ________________, New York, New York.

                                     RATINGS

         It is a condition to issuance that the Bonds be rated "___" by _______________ and "___" by ___________________. The Company has not requested a rating on the Bonds by any rating agency other than _______________ and _______________. However, there can be no assurance as to whether any other rating agency will rate the Bonds, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Bonds by another rating agency, if assigned at all, may be lower than the ratings assigned to the Bonds by ___________ and ___________________________. A
securities rating addresses the likelihood of the receipt by holders of Bonds of distributions on the Mortgage Loans. The rating takes into consideration the structural, legal and tax aspects associated with the Bonds. The ratings on the Bonds do not, however, constitute statements regarding the possibility that Holders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

=======================================    =====================================

    No dealer, salesman or other person
has been authorized to give any
information or to make any
representations not contained in this                  IMH ASSETS CORP.
Prospectus Supplement and the Prospectus              IMPERIAL CMB TRUST
and, if given or made, such information                    19__-__
or representations must not be relied
upon as having been authorized by the
Company or by the Underwriter. This
Prospectus Supplement and the Prospectus
do not constitute an offer to sell, or a
solicitation of an offer to buy, the
securities offered hereby to anyone in
any jurisdiction in which the person
making such offer or solicitation is not
qualified to do so or to anyone to whom
it is unlawful to make any such offer or
solicitation. Neither the delivery of
this Prospectus Supplement and the
Prospectus nor any sale made hereunder
shall, under any circumstances, create
an implication that information herein               $________________
or therein is correct as of any time
since the date of this Prospectus                     Collateralized
Supplement or the Prospectus.                         Mortgage Bonds

                                                      Series 199__-__
             TABLE OF CONTENTS
[To be updated]                           PAGE
                                          ----
            Prospectus Supplement
Summary................................... S-
Risk Factors.............................. S-
Description of the Mortgage Pool.......... S-
Servicing of the Mortgage Loans........... S-
The Issuer................................ S-
The Owner Trustee......................... S-
Description of the Securities............. S-
Description of the Purchase
     Agreement............................ S-           ---------------
Assignment to the Issuer.................. S-        PROSPECTUS SUPPLEMENT
Description of the Servicing
     Agreement............................ S-           ---------------
Description of the Indenture.............. S-
Federal Income Tax Consequences........... S-
ERISA Considerations...................... S-
Legal Investment.......................... S-
Method of Distribution.................... S-
Legal Matters............................. S-    -----------------------------
Ratings................................... S-

                Prospectus
Summary of Prospectus ....................
Risk Factors..............................
The Mortgage Pools........................           _______, 19__
Servicing of Mortgage Loans...............
Description of Credit Enhancement.........
Purchase Obligations......................
Primary Mortgage Insurance, Hazard
  Insurance; Claims Thereunder............
The Company...............................
ICI Funding Corporation...................
The Agreements............................
Yield Considerations......................            [UNDERWRITER]
Maturity and Prepayment Considerations
Certain Legal Aspects of Mortgage Loans
Federal Income Tax Consequences...........
State and Other Tax Consequences..........
ERISA Considerations......................
Legal Investment Matters .................
Use of Proceeds...........................
Methods of Distribution...................
Legal Matters.............................
Financial Information.....................
Rating....................................
Index of Principal Definitions............

========================================    ====================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                   Subject to Completion Dated August 20, 1996



PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST __, 1996)                                  Version 2

                                $----------------

                                [LOGO FOR ICIFC]

                           MASTER SERVICER AND SELLER

                                IMH ASSETS CORP.
                                     COMPANY

                        IMPERIAL CMB TRUST SERIES 1996-1

                  COLLATERALIZED MORTGAGE BONDS, SERIES 1996-1

         The Imperial CMB Trust Series 1996-1 (the "Issuer") will be formed pursuant to a Trust Agreement to be dated as of August 1, 1996 between IMH Assets Corp. (the "Company") and Wilmington Trust Company, the Owner Trustee. The Issuer will issue $__________ aggregate principal amount of Collateralized Mortgage Bonds, Series 1996-1 (the "Bonds"). The Bonds will be issued pursuant to an Indenture to be dated as of August 1, 1996, between the Issuer and Bankers Trust Company of California, N.A., the Indenture Trustee.

         PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-__ OF THE PROSPECTUS SUPPLEMENT AND THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE __ OF THE PROSPECTUS BEFORE PURCHASING ANY OF THE BONDS.

         The Bonds will represent indebtedness of the related trust fund (the "Trust Fund") created by the Trust Agreement. The Trust Fund consists of fixed- and adjustable-rate, conventional, residential, one- to four-family, first and second lien mortgage loans (the "Mortgage Loans"). In addition, the Bonds will have the benefit of an irrevocable and unconditional financial guaranty insurance policy (the "Policy") issued by MBIA Insurance Corporation (the "Insurer") as described under "The Bond Insurance Policy" herein.

                                                  (CONTINUED ON FOLLOWING PAGE)

                               [insert MBIA logo]

                           --------------------------

   THE ASSETS PLEDGED TO SECURE THE BONDS AND PROCEEDS FROM THE BOND INSURANCE POLICY ARE THE SOLE SOURCE OF PAYMENTS ON THE BONDS. THE BONDS WILL REPRESENT
     NONRECOURSE OBLIGATIONS SOLELY OF THE ISSUER AND WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE MASTER SERVICER, THE TRUSTEE
    OR ANY OF THEIR AFFILIATES, OTHER THAN THE ISSUER. NEITHER THE BONDS NOR
             THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED
                  BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY

THESE BONDS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
      COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
             PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS
                SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

 THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
    MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                           --------------------------



=============================================================================================================================
                                                       Price to                Underwriting              Proceeds to
                                                        Public                   Discount              the Company (1)
- -----------------------------------------------------------------------------------------------------------------------------
Per Bond.....................................          _______%                   _____%                    _____%
- -----------------------------------------------------------------------------------------------------------------------------
Total........................................          $________                 $________                 $________
=============================================================================================================================

(1)  Before deducting expenses, estimated to be $__________.

         The Bonds are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject any order in whole or in part. It is expected that delivery of the Bonds will be made on or about August __, 1996 in book-entry form through the Same Day Funds Settlement System of The Depository Trust Company as discussed herein, against payment therefor in immediately available funds.

                              SALOMON BROTHERS INC
                                 August __, 1996

(CONTINUED FROM PREVIOUS PAGE)

         The Mortgage Loans will consist of loans with adjustable rates (the "Adjustable Rate Mortgage Loans") and loans with fixed rates (the "Fixed Rate Mortgage Loans"). The Adjustable Rate Mortgage Loans will each be secured by a first lien on the related Mortgaged Property. The interest rates on the Adjustable Rate Mortgage Loans will change semi-annually based on the Index (as defined herein) and the respective Gross Margins described herein, subject to certain periodic and lifetime limitations as described more fully herein. The Fixed Rate Mortgage Loans will each be secured by a second lien on the related Mortgaged Property.

         The Mortgage Loans were underwritten in accordance with the underwriting standards described in "Description of the Mortgage
Loans--Underwriting" and Appendix C to this Prospectus Supplement. See also "Risk Factors--Underwriting Standards" in this Prospectus Supplement. Approximately _____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by Mortgaged Properties in California. See "Risk Factors--Potential Delinquencies" in this Prospectus Supplement.

         Distributions on the Bonds will be made on the 25th day of each month or, if such day is not a business day, then on the next business day, commencing in September 1996 (each, a "Payment Date"). As described herein, interest payable with respect to each Payment Date will accrue on the basis of a 360-day year and the actual number of days elapsed during the period commencing on the Payment Date immediately preceding the month on which such Payment Date occurs and ending on the calendar day immediately preceding such Payment Date, except with respect to the first Payment Date, which has an accrual period from August 29, 1996 to September 25, 1996, and will be based on the Bond Principal Balance thereof and the then-applicable Bond Interest Rate thereof, as reduced by certain interest shortfalls. Distributions in respect of principal of the Bonds will be made as described herein under "Description of the Bonds--Priority of Payments."

         Payments of principal and interest on the Bonds will be made on the 25th day of each month or, if such day is not a business day, then on the next business day, commencing on September 25, 1996 (each, a "Payment Date"). As described herein, interest will accrue on the Bonds at a floating rate (the "Bond Interest Rate") equal to One-Month LIBOR (as defined herein) plus _____% per annum, but not more than the Maximum Bond Interest Rate or the Available Funds Interest Rate (each, as defined herein). See "Description of the Bonds--Interest on the Bonds" herein.

         The Bonds may be redeemed in whole, but not in part, by the Issuer on any Payment Date on or after the earlier of (i) the Payment Date on which the aggregate Bond Principal Balance (as defined herein) of the Bonds is less than or equal to ____% of the aggregate Bond Principal Balance as of the Delivery Date or (ii) the Payment Date occurring in [September 2003]. See "Description of the Bonds--Optional Redemption" herein.

         The Bonds initially will be registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), as further described herein. The interests of beneficial owners of the Bonds will be represented by book entries on the records of DTC and the participating members of DTC. Definitive certificates will be available for the Bonds only under the limited circumstances described herein. See "Description of the Bonds--Book-Entry Registration of the Bonds" herein.

         It is a condition of the issuance of the Bonds that they be rated "AAAr" by Standard & Poor's Ratings Services ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's").

         There is currently no secondary market for the Bonds. Salomon Brothers Inc (the "Underwriter") intends to make a secondary market in the Bonds, but is not obligated to do so. There can be no assurance that a secondary market for the Bonds will develop or, if it does develop, that it will continue or provide Bondholders with sufficient liquidity of investment. The Bonds will not be listed on any securities exchange.

         THE YIELD TO MATURITY ON THE BONDS WILL DEPEND ON, AMONG OTHER THINGS, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, REPURCHASES, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS. THE MORTGAGE LOANS GENERALLY MAY BE PREPAID IN FULL OR IN PART AT ANY TIME; HOWEVER, PREPAYMENT MAY SUBJECT THE MORTGAGOR TO A PREPAYMENT CHARGE. IN ADDITION, THE YIELD ON THE BONDS WILL BE SENSITIVE TO FLUCTUATIONS IN THE LEVEL OF ONE-MONTH LIBOR, WHICH MAY VARY SIGNIFICANTLY OVER TIME. SEE "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" HEREIN AND "YIELD AND PREPAYMENT CONSIDERATIONS" IN THE PROSPECTUS.

         THE BONDS OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF BONDS BEING OFFERED PURSUANT TO THE COMPANY'S PROSPECTUS DATED AUGUST __, 1996, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE BONDS MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

         UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE BONDS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE BONDS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET, SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                     SUMMARY

                  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus.

The Bonds.......................  $____________ Collateralized Mortgage Bonds,
                                  Series 1996-1. Only the Bonds are offered hereby. The Bonds will be issued pursuant to an Indenture, dated as of August 1, 1996 between the Issuer and the Indenture Trustee.

Issuer..........................  The Bonds will be issued by Imperial CMB Trust
                                  Series 1996-1 (the "Issuer" or the "Trust
                                  Fund"), a Delaware business trust established pursuant to the Trust Agreement, dated as of August 1, 1996 (the "Trust Agreement"), between the Company and the Owner Trustee. The Bonds represent indebtedness of the Issuer. The Bonds will represent nonrecourse obligations solely of the Issuer, and the proceeds of the Trust Fund will be the sole source of payments on the Bonds, except as described herein.

Company.........................  IMH Assets Corp. (the "Company"). See "The
                                  Company" in the Prospectus.

Master Servicer.................  ICI Funding Corporation ("ICI Funding" or the
                                  "Master Servicer"). See "ICI Funding" in the
                                  Prospectus and "The Master Servicer" herein.

Sub-Servicers...................  The Mortgage Loans will be subserviced by
                                  Wendover Funding, Inc. ("Wendover") and by
                                  Option One Mortgage Company ("Option One").
                                  See "The Servicing Agreement--The
                                  Subservicers" herein.

Owner Trustee...................  Wilmington Trust Company, a Delaware trust company.

Indenture Trustee...............  Bankers Trust Company of California, N.A., a
                                  national banking association.

Delivery Date...................  On or about August 29, 1996.

Payment Date....................  The 25th day of each month (or, if such day is not a business day, the next business day), beginning on September 25, 1996 (each, a "Payment Date").

Denominations and
Registration....................  The Bonds will be issued, maintained and transferred on the book-entry records of DTC and its Participants (as defined in the Prospectus). The Bonds will be offered in registered form, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Bonds will be represented by one or more Bonds registered in the name of Cede & Co., as nominee of DTC. No Beneficial Owner will be entitled to receive a Bond in fully registered, certificated form (a "Definitive Bond"), except under the limited circumstances described herein. See "Description of the Bonds--Book Entry Bonds" herein.

The Mortgage Pool...............  The Mortgage Loans are secured by first or second liens on one- to four-family
                                  residential real properties (each, a
                                  "Mortgaged Property"). The Mortgage Loans have individual principal balances at origination of at least $______ but not more than $_________ with an average principal balance at origination of approximately $_________. The Mortgage Loans have terms to maturity of __ years from the date of origination and a weighted average remaining term to stated maturity of approximately ____ years and __ months as of the Cut-off Date.

                                  As of the Cut-off Date, approximately
                                  $____________ (or ____% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date) of the Mortgage Loans were adjustable rate mortgage loans (the "Adjustable Rate Mortgage Loans"). As of the Cut-off Date, approximately $____________ (or ____% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date) of the Mortgage Loans were fixed rate mortgage loans (the "Fixed Rate Mortgage Loans").

                                  The Mortgage Rate on each Adjustable Rate
                                  Mortgage Loan will adjust semi-annually on its Adjustment Date (as defined herein), with corresponding adjustments in the amount of monthly payments, to equal the sum (rounded as described herein) of the Index described below and a fixed percentage set forth in the related Mortgage Note (the "Gross Margin"). However, (i) on any Adjustment Date such Mortgage Rate may not increase or decrease by more than 1% (the "Periodic Rate Cap"), (ii) over the life of such Adjustable Rate Mortgage Loan, such Mortgage Rate may not exceed the related maximum Mortgage Rate (such maximum Mortgage Rate is equal to the Mortgage Rate at origination plus a lifetime rate cap (the "Lifetime Rate Cap")), which maximum Mortgage Rates will range from ______% to ______% and (iii) with respect to approximately ____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, over the life of such Adjustable Rate Mortgage Loan, such Mortgage Rate may not be lower than the minimum Mortgage Rate. The difference between the Mortgage Rate on each Adjustable Rate Mortgage Loan at origination and the minimum Mortgage Rate on such Adjustable Rate Mortgage Loan will equal the lifetime rate floor (the "Lifetime Rate Floor"). The minimum Mortgage Rates will range from _____% to ______% per annum. The Adjustable Rate Mortgage Loans will bear interest at Mortgage Rates of at least _____% per annum but not more than ______% per annum, with a weighted average of ____% as of the Cut-off Date. The Adjustable Rate Mortgage Loans will have Gross Margins ranging from ____% to ____%. The Fixed Rate Mortgage Loans will bear interest at Mortgage Rates of at least _____% per annum but not more than ______% per annum, with a weighted average of
                                  ____% as of the Cut-off Date.

                                  Approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off
                                  Date) were thirty days or more but less than sixty days delinquent in their Monthly Payments (such Mortgage Loans, "Thirty Day Delinquent Mortgage Loans") as of the Cut-off Date. Approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) were sixty days or more but less than ninety days delinquent in their Monthly Payments (such Mortgage Loans, "Sixty Day Delinquent Mortgage Loans") as of the Cut-off Date. No Mortgage Loan was ninety days or more delinquent as of the Cut-off Date. Prospective investors in the Bonds should be aware, however, that only approximately ______% and _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off
                                  Date), had a first Monthly Payment due on or before ___ 1, 1996 and ___ 1, 1996, respectively, and therefore, the remaining
                                  Mortgage Loans could not have been Thirty Day Delinquent Mortgage Loans and Sixty Day Delinquent Mortgage Loans, respectively, as of the Cut-off Date.

                                  ___% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) require monthly payments of principal based on 30-year amortization schedules and have scheduled maturity dates of 15 years from the due date of the first monthly payment (each such Mortgage Loan, a "Balloon Mortgage Loan"), in each case leaving a substantial portion of the original principal amount due and payable on the respective scheduled maturity date.

                                  Each Adjustable Rate Mortgage Loan is secured by a first lien on the related Mortgaged Property. Each Fixed Rate Mortgage Loan is secured by a second lien on the related Mortgaged Property. For a further description of the Mortgage Loans, see "Description of the Mortgage Pool" herein.

The Index.......................  As of any Adjustment Date with respect to any
                                  Adjustable Rate Mortgage Loan, the Index applicable to the determination of the related Mortgage Rate will be the average of the interbank offered rates for six month U.S. dollar deposits in the London market based on quotations of major banks as most recently available 45 days prior to the Adjustment Date ("Six-Month LIBOR" or the "Index").

Interest Payments ..............  Interest on the Bonds will be paid monthly on each Payment Date, commencing in September
                                  1996, in an amount (the "Interest Payment
                                  Amount") equal to interest accrued on the Bond Principal Balance thereof immediately prior to such Payment Date at the Bond Interest Rate for the related Interest Period (as defined below). The Bond Interest Rate for each Interest Period will be a floating rate equal to the least of (i) with respect to each Payment Date up to and including the Payment Date in September 2003, One-Month LIBOR (as defined herein) plus ___%, and with respect to each Payment Date thereafter, One-Month LIBOR plus ___%, (ii) the Maximum Bond Interest Rate (as defined below) and (iii) the Available Funds Interest Rate with respect to such Payment Date. Interest on the Bonds in respect of any Payment Date will accrue from the preceding Payment Date (or in the case of the first Payment Date, from the Delivery Date through the day preceding such Payment Date (each such period, an "Interest Period")) on the basis of the actual number of days in the Interest Period and a 360-day year.

                                  The "Maximum Bond Interest Rate" with respect to any Payment Date is the per annum rate equal to the weighted average of the Maximum Mortgage Rates on the Mortgage Loans, as adjusted based on the number of days in the related Interest Period and a 360-day year, less the sum of the Servicing Fee Rate, the Owner Trustee Fee Rate, the Indenture Trustee Fee Rate and the Premium Fee Rate.

                                  The "Available Funds Interest Rate," as of any Payment Date, is a per annum rate equal to the weighted average of the Mortgage Rates on the then outstanding Mortgage Loans, less the sum of the Servicing Fee Rate, the Owner Trustee Fee Rate, the Indenture Trustee Fee Rate and the Premium Fee Rate, as adjusted for the actual number of days in the related Interest Period and on a 360-day year.

                                  The "Bond Formula Interest Rate" for a Payment Date is the lesser of the rates determined by clause (i) and (ii) of the definition of Bond Interest Rate for the Bonds on such Payment Date.

                                  The [Indenture] provides that if the Bond
                                  Interest Rate on the Bonds is less than the Bond Formula Interest Rate and any resulting shortfall in interest is not paid on such Payment Date from Net Monthly Excess Cashflow, as described below, then the amount of any such shortfall will be carried forward and be due and payable to the Holders of the Bonds on future Payment Dates and shall accrue interest at the applicable Bond Formula Interest Rate, until paid (such shortfall, together with such accrued interest, the "Available Funds Cap Carry-Forward Amount"). The Bond Insurance Policy does not cover the Available Funds Cap Carry-Forward Amount, nor do the ratings assigned to the Bonds address the payment of the Available Funds Cap Carry-Forward Amount.

Principal Payments .............  Principal payments will be payable on the
                                  Bonds in an aggregate amount equal to the Principal Payment Amount for such Payment Date. The Principal Payment Amount will include, to the extent of available funds and except as otherwise described herein, the principal portion of all scheduled monthly payments (whether received or advanced) due on the related Due Date, and all unscheduled amounts received during the preceding calendar month and that are allocable to principal (including proceeds of repurchases, prepayments, liquidations and insurance (excluding proceeds paid in respect of the Bond Insurance Policy)) and will be adjusted as a result of the required level of subordination, all as described herein. In addition, on any Payment Date, to the extent of funds available therefor, Bondholders will also be entitled to receive payments generally equal to the amount, if any, necessary to bring the Subordination Amount up to the Required Subordination Amount (such amount, the "Additional Principal Payment Amount"). On the Payment Date in __________, principal will be payable to the Bonds in an amount equal to the Bond Principal Balance on such Payment Date.

                                  The "Bond Principal Balance" of the Bonds on any date of determination is the initial principal balance thereof as of the Delivery Date reduced by all payments of principal thereon up to and including such date of determination.

Insurer.........................  MBIA Insurance Corporation (the "Bond
                                  Insurer"). See "MBIA Insurance Corporation" herein.

Policy..........................  On the Delivery Date, the Insurer will issue a
                                  Policy in favor of the Indenture Trustee on behalf of the Issuer. The Bond Insurance Policy will unconditionally and irrevocably guarantee principal payments on the Bonds plus accrued and unpaid interest due on the Bonds. On each Payment Date, a draw will be made on the Bond Insurance Policy to cover (a) any shortfall in amounts available to make payments of interest on the outstanding Bond Principal Balance of the Bonds and (b) the Subordination Deficit (as defined herein). The Bond Insurance Policy will also cover any unpaid Preference Amount. In addition, the Bond Insurance Policy will guarantee the payment of the outstanding Bond Principal Balance of each Bond on the Payment Date in _______ (after giving effect to all other amounts distributable and allocable to principal on such Payment Date). The Bond Insurance Policy does not insure the payment of the Available Funds Cap Carry-Forward Amount (as defined herein). See "The Bond Insurance Policy" herein and "Description of Credit Enhancement" in the Prospectus.

The Certificates................  Trust Certificates, Series 1996-1. The
                                  Certificates will be issued pursuant to the Trust Agreement and will represent the beneficial ownership interest in the Issuer. The Certificates are not offered hereby.

Credit Enhancement..............  The credit enhancement provided for the benefit of the Bondholders consists solely of
                                  (a) the overcollateralization mechanics which utilize the internal cash flows of the Mortgage Loans and (b) the Bond Insurance Policy.

                                  OVERCOLLATERALIZATION. The aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate Bond Principal Balance of the Bonds as of the Delivery Date by approximately $__________ or ____% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date.

                                  The subordination provisions of the Trust Fund result in a limited acceleration of the Bonds relative to the amortization of the Mortgage Loans, generally in the early months of the transaction. The accelerated amortization is achieved by the application of certain excess interest to the payment of the Bond Principal Balance of the Bonds. This acceleration feature creates overcollateralization which equals the excess of the aggregate Principal Balances of the Mortgage Loans over the Bond Principal Balance of the Bonds (the amount of such overcollateralization, the "Subordination Amount"). Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

                                  The Indenture provides that, subject to
                                  certain trigger tests, the required level of overcollateralization may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the Bonds to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level. See "Description of the Bonds--Overcollateralization Provisions."

                                  THE BOND INSURANCE POLICY. The Bonds will have the benefit of the Bond Insurance Policy, as discussed more fully herein. See "Description of the Bonds--____________" herein.

Advances........................  The Master Servicer is required to make advances ("Advances") in respect of delinquent payments of principal and interest on the Mortgage Loans, subject to the limitations described herein. See "Description of the Bonds--Advances" herein and in the Prospectus.

Final Payment of Principal on
 the Bonds......................  The Bonds will be payable in full on_______.
                                  In addition, the -------- Issuer will pay the Bonds in full upon the exercise by the Master Servicer of its option to purchase all Mortgage Loans and all property acquired in respect of such Mortgage Loans. See "The Agreements--Termination; Redemption of Bonds" in the Prospectus.

Special Prepayment
  Considerations................  The rate and timing of principal payments on the Bonds will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of the Mortgage Loans due to a breach of a representation or warranty) on the related Mortgage Loans. As is the case with mortgage-backed securities generally, the Bonds are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time; however, a prepayment may subject the related Mortgagor to a prepayment charge with respect to [the majority] of the Mortgage Loans. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a slower return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a faster return of principal to investors at a time when reinvestment at comparable yields may not be possible.

                                  See "Description of the Bonds--___________" and "Certain Yield and Prepayment Considerations" herein, and "Maturity and Prepayment Considerations" in the Prospectus.

Special Yield
   Considerations...............  The yield to maturity on the Bonds will depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of the Mortgage Loans due to a breach of a representation or warranty) on the Mortgage Loans and the allocation thereof to reduce the Bond Principal Balance thereof. The yield to maturity on the Bonds will also depend on the Bond Interest Rate and the purchase price for such Bonds.

                                  If the Bonds are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Bonds are purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

                                  The Bonds were structured assuming, among other things, a constant prepayment rate ("CPR") of 20% and corresponding weighted average lives as described herein. The prepayment, yield and other assumptions to be used for pricing purposes for the Bonds may vary as determined at the time of sale.

                                  See "Certain Yield and Prepayment
                                  Considerations" herein and "Yield
                                  Considerations" in the Prospectus.

Federal Income Tax
 Consequences...................  In the opinion of Tax Counsel (as defined in the Prospectus), for federal income tax
                                  purposes, the Bonds will be characterized as indebtedness of the Issuer and the Issuer, as created pursuant to the terms and conditions of the Trust Agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool within the meaning of section 7701(i) of the Code.

                                  For further information regarding certain federal income tax consequences of an investment in the Bonds see "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" and "State and Other Tax Consequences" in the Prospectus.

Legal Investment................  The Bonds will not constitute "mortgage related securities" for purposes of SMMEA, because the Mortgage Pool includes Mortgage Loans that are secured by subordinate liens on the related Mortgaged Properties. Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Bonds. See "Legal Investment Considerations" herein.

Rating..........................  It is a condition to the issuance of the Bonds that they be rated "AAAr" by Standard & Poor's Ratings Services ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors.

                                  The ratings do not represent any assessment of the Master Servicer's ability to repurchase any Converting Mortgage Loan following the conversion of the related Mortgage Rate to a fixed rate, or the effect on the yield to Bondholders resulting from any such conversion and the failure of the Master Servicer to repurchase such Converting Mortgage Loan, and the "r" designation in S&P's rating of the Bonds specifically indicates that such assessment has not been made.

                                  See "Certain Yield and Prepayment
                                  Considerations" and "Ratings" herein.

                                  RISK FACTORS

         Prospective Bondholders should consider, among other things, the items discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of the Bonds:

UNDERWRITING STANDARDS

         Approximately ____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) were underwritten in accordance with underwriting standards described in "Description of the Mortgage Pool--Underwriting" below and Appendix C attached hereto which are primarily intended to provide single family mortgage loans for non-conforming credits [or do not satisfy the requirements of typical "A" credit borrowers]. A "non-conforming credit" means a mortgage loan which is ineligible for purchase by FNMA or FHLMC due to credit characteristics that do not meet the FNMA or FHLMC underwriting guidelines, including mortgagors whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such FNMA or FHLMC underwriting guidelines. Accordingly, Mortgage Loans underwritten under the Originators' non-conforming credit underwriting standards or to standards that do not meet the requirements for typical "A" credit borrowers are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the FNMA or FHLMC underwriting guidelines or to typical "A" credit borrowers.

DELINQUENCIES AND POTENTIAL DELINQUENCIES

         Approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) were thirty days or more but less than sixty days delinquent in their Monthly Payments (such Mortgage Loans, "Thirty Day Delinquent Mortgage Loans") as of the Cut-off Date. Approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) were sixty days or more but less than ninety days delinquent in their Monthly Payments (such Mortgage Loans, "Sixty Day Delinquent Mortgage Loans") as of the Cut-off Date. No Mortgage Loan was ninety days or more delinquent as of the Cut-off Date. Prospective investors in the Bonds should be aware, however, that only approximately ______% and _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date), had a first Monthly Payment due on or before ___ 1, 1996 and ___ 1, 1996, respectively, and therefore, the remaining Mortgage Loans could not have been Thirty Day Delinquent Mortgage Loans and Sixty Day Delinquent Mortgage Loans, respectively, as of the Cut-off Date.

         Approximately _____% of the Mortgage Loans (by aggregate outstanding principal balance as of the Cut-off Date), are secured by Mortgaged Properties located in the State of California. Property values of residential real estate in California have declined in recent years. If the California residential real estate market should continue to experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquency, foreclosure, bankruptcy and loss on the Mortgage Loans may be expected to increase, and may increase substantially, as compared to such rates in a stable or improving real estate market.

         ICI Funding commenced acquiring mortgage loans underwritten pursuant to the Progressive Series Program Underwriting Guidelines (the "Guidelines") described in Appendix C hereto in November of 1995. As a result, ICI Funding does not have any historical delinquency or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans underwritten pursuant to the Guidelines. There can be no assurance that the delinquency experience of the servicing portfolios described herein with respect to mortgage loans serviced by ICI Funding, Wendover and Option One will correspond to the delinquency experience of the Mortgage Loans underwritten pursuant to the Guidelines. See "The Servicing Agreement--The Master Servicer; the Subservicers" herein. It is contemplated that all of the mortgage loans acquired by ICI Funding in accordance with the Guidelines will also be underwritten with a view toward the resale thereof in the secondary mortgage market.

SECOND LIENS

         Approximately _____% of the Mortgage Loans (by aggregate outstanding principal balance as of the Cut-off Date) are secured by second liens on the related Mortgaged Properties. As to Mortgage Loans secured by second mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Mortgage Loans only to the extent that the claims of such senior mortgages have been satisfied in full, including any related foreclosure costs. In addition, the holder of a Mortgage Loan secured by a junior mortgage may not foreclose on the Mortgaged Property unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees, although the Master Servicer or Subservicer may, at its option, advance such amounts to the extent deemed recoverable and prudent. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all senior liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, Holders of one or more classes of the Bonds, to the extent not covered by credit enhancement, are likely to (i) incur losses in jurisdictions in which a deficiency judgment against the borrower is not available, and (ii) incur losses if any deficiency judgment obtained is not realized upon. See "The Mortgage Pool--The Mortgage Loans" in the Prospectus. In addition, the rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

RISK OF MORTGAGE LOAN YIELD REDUCING BOND INTEREST RATE ON THE BONDS

         The Bond Interest Rate is based upon, among other factors, as described herein under "Description of the Bonds--Interest Distributions" the value of an index (One-Month LIBOR (as defined herein)) which bears no correlation to the Mortgage Rates applicable to the Fixed Rate Mortgage Loans and which is different from the value of the index applicable to the Adjustable Rate Mortgage Loans (SixMonth LIBOR (as defined herein)), as described under "Description of the Mortgage Pool" herein. The Mortgage Rate of each Mortgage Loan is fixed or adjusts semi-annually commencing approximately either (i) six months after the date of origination with respect to ____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date), (ii) two years following the date of origination with respect to ____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) or (iii) three years after the date of origination with respect to ____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date), based upon Six-Month LIBOR, whereas the Bond Interest Rate on the Bonds adjusts monthly based upon One-Month LIBOR, plus _____%; provided, however, on any Payment Date when the aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, One-Month LIBOR plus ____%, limited by the Maximum Bond Interest Rate and the Available Funds Interest Rate (each, as defined herein). In addition, One-Month LIBOR and Six-Month LIBOR may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the Adjustable Rate Mortgage Loans are subject to Periodic Rate Caps, Maximum Mortgage Rates and Minimum Mortgage Rates (each, as defined herein). Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which Six-Month LIBOR is stable or falling or that, even if both One-Month LIBOR and Six-Month LIBOR rise during the same period, One-Month LIBOR may rise much more rapidly than Six-Month LIBOR. See "Description of the Bonds--Interest Distributions."


                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of conventional, fixed- and adjustable-rate, fully-amortizing, monthly payment, first and second lien mortgage loans with terms to maturity of not more than 30 years from the date of origination or modification. As of the Cut-off Date, approximately $___________ of the Mortgage Loans were adjustable rate loans (the "Adjustable Rate Mortgage Loans") and approximately $________ of the Mortgage Loans were fixed rate loans (the "Fixed Rate Mortgage Loans"). The Company will acquire the Mortgage Loans to be included in Mortgage Pool from Imperial Credit Mortgage Holdings, Inc. (the "Seller"), the parent of the Company, which in turn acquired them from ICI Funding, which in turn acquired them pursuant to various agreements from affiliates of ICI Funding and various mortgage loan conduit sellers (collectively, the "Originators"). Approximately ___% of the Mortgage Loans were purchased from Option One and will be subserviced by Option One; the rest of the Mortgage Loans will be subserviced by Wendover. The Company will pledge the Mortgage Loans to the Issuer on the Delivery Date pursuant to the Trust Agreement. The Seller will make certain representations and warranties with respect to the Mortgage Loans and, as more particularly described in the Prospectus, will have certain repurchase or substitution obligations in connection with a breach of any such representation or warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the Mortgage Loans, in any event if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of holders of the Securities. See "Description of the Mortgage Pool--Representations by Sellers" and "Description of the Bonds--Assignment of Trust Fund Assets" in the Prospectus and "--The Originators" below. The Mortgage Loans will have been originated or acquired by the Originators in accordance with the underwriting criteria described herein. See "--Underwriting" below and Appendix C.

         Pursuant to the terms of the [Trust] Agreement, the Company will assign the representations and warranties made by the Seller to the Trustee for the benefit of the Securityholders.

         Each Mortgage Loan will have been originated or acquired by the Seller on or before _____ __, 199_. Approximately ____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, will have their first Monthly Payments due on October 1, 1996. As to those Mortgage Loans, no principal amortization payments will be distributed (unless prepayments are received thereon) until the Payment Date occurring in October 1996, the month in which the first Monthly Payment is due. However, on the Delivery Date, cash will be deposited in the Payment Account in an amount equal to interest accrued for the related Interest Period (less the related Servicing Fee) on such Mortgage Loans, to be remitted to the Trustee for distribution on the Payment Date occurring in September 1996, the month prior to the month in which the first Monthly Payment is due.

         Approximately ______% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, will have Loan-to-Value Ratios in excess of 80% but will not be covered by a primary mortgage insurance policy. Each other Mortgage Loan with a Loan-to-Value Ratio in excess of 80% will be covered by a primary mortgage insurance policy. See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder" in the Prospectus.

ADJUSTABLE RATE MORTGAGE LOANS

MORTGAGE RATE ADJUSTMENT

         After an initial period of six months, the Mortgage Rate on each Adjustable Rate Mortgage Loan will adjust semi-annually on each applicable Adjustment Date to a rate equal to the sum, rounded to the nearest one-eighth of one percentage point (12.5 basis points) (except for ___% of the Adjustable Rate Mortgage Loans which are not rounded), of (i) the related Index plus (ii) a fixed percentage (the "Gross Margin"), which is generally subject to a maximum increase or decrease in the Mortgage Rate on any Adjustment Date (the "Periodic Rate Cap") of 1.00% (or [1.50%] with respect to _____% of the Adjustable Rate Mortgage Loans by aggregate Principal Balance as of the Cut-off Date) and to specified maximum and minimum lifetime Mortgage Rates ("Lifetime Rate Caps" and "Lifetime Rate Floors," respectively). The Adjustable Rate Mortgage Loans were generally originated with an initial Mortgage Rate below the sum of the current Index and the Gross Margin. With respect to any Adjustable Rate Mortgage Loan and Adjustment Date, the value of the appropriate Index used to calculated the Mortgage Rate is Six-Month LIBOR as most recently published by FNMA or THE WALL STREET JOURNAL as most recently available as of forty-five days preceding such Adjustment Date, as specified in the related Mortgage Note. Due to the application of the Periodic Rate Caps, Lifetime Rate Caps and Lifetime Rate

Floors, the Mortgage Rate on any Adjustable Rate Mortgage Loan, as adjusted on any related Adjustment Date, may not equal the sum of the related Index and the Gross Margin. The Due Date is the first day of the month of all of the Adjustable Rate Mortgage Loans.

         Approximately _____% of the Adjustable Rate Mortgage Loans will not have reached their first Adjustment Date as of the Delivery Date. The initial Mortgage Rate is generally lower than the rate that would have been produced if the applicable Gross Margin had been added to the Index in effect at origination. Adjustable Rate Mortgage Loans that have not reached their first Adjustment Date are, therefore, more likely to be subject to the Periodic Rate Cap on their first Adjustment Date.

SIX-MONTH LIBOR INDEX

         Listed below are levels of Six-Month LIBOR as published by THE WALL STREET JOURNAL that are or would have been applicable to mortgage loans with a Reference Date of the first business day of the preceding month, and having the following adjustment dates for the indicated years. Such average yields may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern from period to period. There can be no assurance that levels of Six-Month LIBOR published by Fannie Mae, or published in THE WALL STREET JOURNAL on a different Reference Date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of Six-Month LIBOR (as published by Fannie Mae or THE WALL STREET JOURNAL). No assurance can be given as to the level of Six-Month LIBOR on any Adjustment Date or during the life of any Adjustable Rate Mortgage Loan based on Six-Month LIBOR.


                                                  SIX-MONTH LIBOR

ADJUSTMENT DATE...................................    1992          1993          1994         1995          1996
- ---------------                                      ------        ------        ------       ------        -----
January 1.........................................   4.9375%       4.000%        3.500%       6.562%        5.718%
February 1........................................   4.1875        3.625         3.500        7.000
March 1...........................................   4.250         3.375         3.375        6.687
April 1...........................................   4.375         3.312         4.000        6.437
May 1.............................................   4.500         3.375         4.250        6.500
June 1............................................   4.250         3.312         4.688        6.375
July 1............................................   4.1875        3.500         5.000        6.000
August 1..........................................   4.0625        3.500         5.250        6.000
September 1.......................................   3.625         3.500         5.313        5.875
October 1.........................................   3.625         3.437         5.313        5.906
November 1........................................   3.250         3.375         5.750        5.968
December 1........................................   3.625         3.437         5.937        5.875


BALLOON MORTGAGE LOANS

          Approximately ____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) require monthly payments of principal based on 30 year amortization schedules and have scheduled maturity dates of 15 years from the due date of the first monthly payment (each such Mortgage Loan, a "Balloon Mortgage Loan"), in each case leaving a substantial portion of the original principal amount due and payable on the respective scheduled maturity date (a "Balloon Payment"). The existence of a Balloon Payment generally will require the related mortgagor to refinance such Mortgage Loan or to sell the Mortgaged Property on or prior to the scheduled maturity date. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged

Property, the financial condition of the mortgagor, tax laws and prevailing general economic conditions. None of the Company, the Master Servicer or the Trustee is obligated to refinance any Balloon Mortgage Loan. Subject to the terms of the Bond Insurance Policy, the Bond Insurance Policy will provide coverage on any losses incurred upon liquidation of a Balloon Mortgage Loan arising out of or in connection with the failure of a mortgagor to make its Balloon Payment.

CONVERTIBLE MORTGAGE LOANS

          Approximately _____% of the Mortgage Loans ("Convertible Mortgage Loans") provide that, at the option of the related Mortgagors, the adjustable interest rate on such Mortgage Loans may be converted to a fixed interest rate. The first month in which any of the Mortgage Loans were able to convert was __________ 1, 19__ and the last month in which any of the Mortgage Loans may convert is ________ 1, 20__. Upon conversion, the Mortgage Rate will be converted to a fixed interest rate determined in accordance with the formula set forth in the related Mortgage Note which formula is intended to result in a Mortgage Rate which is not less than the then current market interest rate (subject to applicable usury laws). After such conversion, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity. Upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable interest rate to a fixed interest rate and prior to the conversion of any such Mortgage Loan (a "Converting Mortgage Loan"), the related Subservicer will be obligated to purchase the Converting Mortgage Loan at a price equal to the outstanding principal balance thereof plus accrued interest thereon at the related Mortgage Rate net of any subservicing fees (the "Conversion Price"). In the event of a failure by a Subservicer to purchase a Converting Mortgage Loan, the Master Servicer is required to use its best efforts to purchase such Mortgage Loan following its conversion (a "Converted Mortgage Loan") during the one-month period following the date of conversion at the Conversion Price.

          In the event that the related Subservicer fails to purchase a Converting Mortgage Loan and the Master Servicer does not purchase a Converted Mortgage Loan, neither the Company nor any of its affiliates nor any other entity is obligated to purchase or arrange for the purchase of any Converted Mortgage Loan. Any such Converted Mortgage Loan will remain in the Mortgage Pool as a fixed-rate Mortgage Loan and will result in the Mortgage Pool's having additional fixed-rate Mortgage Loans and as a result the Bond Interest Rate may be reduced. See "Certain Yield and Prepayment Considerations" herein.

          Following the purchase of any Converted Mortgage Loan as described above, the purchaser will be entitled to receive an assignment from the Trustee of such Mortgage Loan and the purchaser will thereafter own such Mortgage Loan free of any further obligation to the Trustee or the Bondholders with respect thereto.

ADJUSTABLE RATE MORTGAGE LOAN CHARACTERISTICS

          All percentages of the Adjustable Rate Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.

          The Adjustable Rate Mortgage Loans generally have original terms to stated maturity of approximately 30 years[, except for approximately _____% of the outstanding principal balance of the Adjustable Rate Mortgage Loans, which have original terms to stated maturity of 15 years or less.]

          Effective with the first payment due on a Adjustable Rate Mortgage Loan (other than a Balloon Mortgage Loan) after each related Adjustment Date, the Monthly Payment will be adjusted to an amount that will fully amortize the outstanding principal balance of the Adjustable Rate Mortgage Loan over its remaining term. The weighted average number of months from the Cut-off Date to the next Adjustment Date is ____ months.

          As of the Cut-off Date, each Adjustable Rate Mortgage Loan will have an unpaid principal balance of not less than $_________ or more than $__________ and the average unpaid principal balance of the Adjustable Rate Mortgage Loans will be approximately $__________. The latest stated maturity date of any of the Adjustable Rate Mortgage Loans will be ____ 1, 2026; however, the actual date on which any Adjustable Rate Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. Based on information supplied by the mortgagors in connection with their loan applications at origination, ___ of the Mortgaged Properties, which secure approximately _____% of the outstanding principal balance of the Adjustable Rate Mortgage Loans, will be owner occupied primary residences and __ of the Mortgaged Properties, which secure approximately ____% of the outstanding principal balance of the Adjustable Rate Mortgage Loans, will be non-owner occupied or second homes.

          The weighted average remaining term to stated maturity of the Adjustable Rate Mortgage Loans will be approximately ___ months.

          The earliest month and year of origination of any Adjustable Rate Mortgage Loan is _____, 199_ and the latest month and year of origination will be ____, 1996.

          No Adjustable Rate Mortgage Loan provides for negative amortization or deferred interest. None of the Adjustable Rate Mortgage Loans are Buydown Mortgage Loans.

          Set forth below is a description of certain additional characteristics of the Adjustable Rate Mortgage Loans as of the Cut-off Date (except as otherwise indicated). Dollar amounts and percentages may not add up to totals due to rounding.

                     MORTGAGE RATES AS OF THE CUT-OFF DATE[

                                                                                                  PERCENTAGE OF
                                               NUMBER OF                                          CUT-OFF DATE
                                            ADJUSTABLE RATE          AGGREGATE UNPAID               AGGREGATE
MORTGAGE RATES                              MORTGAGE LOANS           PRINCIPAL BALANCE          PRINCIPAL BALANCE
    % -     %                                                                      $                         .  %


























          The weighted average Mortgage Rate of the Adjustable Rate Mortgage Loans will be approximately _____% per annum.


                              NEXT ADJUSTMENT DATE

                                                                                                       PERCENTAGE OF
                                                    NUMBER OF                                          CUT-OFF DATE
                                                  ADJUSTABLE RATE         AGGREGATE UNPAID               AGGREGATE
NEXT ADJUSTMENT DATE                          MORTGAGE LOANS              PRINCIPAL BALANCE          PRINCIPAL BALANCE
- --------------------                          ----------------------   -----------------------   ---------------------
 ...........................................                                                $                      %
 ...........................................
 ...........................................
 ...........................................
 ...........................................
 ...........................................
 ...........................................
Total......................................


          The weighted average remaining months to the next Adjustment Date of the Adjustable Rate Mortgage Loans will be approximately _____ months.

                                                   GROSS MARGIN

                                                                                                  PERCENTAGE OF
                                               NUMBER OF                                          CUT-OFF DATE
                                             ADJUSTABLE RATE         AGGREGATE UNPAID               AGGREGATE
GROSS MARGINS                             MORTGAGE LOANS             PRINCIPAL BALANCE          PRINCIPAL BALANCE
- -------------                             --------------             -----------------          -----------------
% - %                                                                                 $                        .  %

















Total..................................                                               $                     100.00%



          The weighted average Gross Margin of the Adjustable Rate Mortgage Loans will be approximately _____% per annum.

                                LIFETIME RATE CAP


                                                                                                      PERCENTAGE OF
                                                     NUMBER OF                                         CUT-OFF DATE
                                                ADJUSTABLE RATE          AGGREGATE UNPAID               AGGREGATE
LIFETIME RATE CAP                               MORTGAGE LOANS           PRINCIPAL BALANCE           PRINCIPAL BALANCE
- -----------------                               --------------           -----------------           -----------------
     % -      %                                                                  $       .                         .  %






























Total........................................                                            $                      100.00%


          The weighted average Lifetime Rate Cap of the Adjustable Rate Mortgage Loans will be approximately ______% per annum.

                               LIFETIME RATE FLOOR


                                                                                                     PERCENTAGE OF
                                                   NUMBER OF                                         CUT-OFF DATE
                                                 ADJUSTABLE RATE        AGGREGATE UNPAID               AGGREGATE
LIFETIME RATE FLOOR                           MORTGAGE LOANS            PRINCIPAL BALANCE          PRINCIPAL BALANCE
- -------------------                           --------------            -----------------          -----------------
    % -     %                                                                 $          .                         .  %



































Total......................................                                              $                      100.00%


          The weighted average Lifetime Rate Floor of the Adjustable Rate Mortgage Loans will be approximately _____% per annum.

                          ORIGINAL LOAN-TO-VALUE RATIOS


                                                                                                        PERCENTAGE OF
                                                      NUMBER OF                                         CUT-OFF DATE
                                               ADJUSTABLE RATE MORTGAGE      AGGREGATE UNPAID             AGGREGATE
ORIGINAL LOAN-TO-VALUE RATIOS                 LOANS                          PRINCIPAL BALANCE        PRINCIPAL BALANCE
- -----------------------------                 -------------------------      -----------------        -----------------
 0.00% - 50.00%
50.01% - 55.00%
55.01% - 60.00%
60.01% - 65.00%
65.01% - 70.00%
70.01% - 75.00%
75.01% - 80.00%
80.01% - 85.00%
85.01% - 90.00%
90.01% - 95.00%
Total......................................                                                                      100.00%


          The minimum and maximum Loan-to-Value Ratios at origination of the Adjustable Rate Mortgage Loans were approximately _____% and ______%, respectively, and the weighted average Loan-to-Value Ratio at origination of the Adjustable Rate Mortgage Loans was approximately ______%.


                      ADJUSTABLE RATE MORTGAGE LOAN PROGRAM


                                                                                                       PERCENTAGE OF
                                                     NUMBER OF                                         CUT-OFF DATE
                                                   ADJUSTABLE RATE        AGGREGATE UNPAID               AGGREGATE
LOAN PROGRAM                                    MORTGAGE LOANS            PRINCIPAL BALANCE          PRINCIPAL BALANCE
- ------------                                    --------------            -----------------          -----------------
    FULL DOCUMENTATION
    REDUCED DOCUMENTATION
    Limited Documentation Program
    No Ratio Program
    No Income, No Assets Program
Total........................................                                                                    100.00%


         See "--Underwriting" below and Appendix C attached hereto for a description of each Originator's documentation programs.

            ORIGINAL ADJUSTABLE RATE MORTGAGE LOAN PRINCIPAL BALANCES


                                                                                           PERCENTAGE OF
ORIGINAL                                  NUMBER OF                                        CUT-OFF DATE
ADJUSTABLE RATE MORTGAGE LOAN          ADJUSTABLE RATE        AGGREGATE UNPAID               AGGREGATE
PRINCIPAL BALANCE                   MORTGAGE LOANS            PRINCIPAL BALANCE          PRINCIPAL BALANCE
- -----------------                   --------------            -----------------          -----------------
0.00 - 25,000
25,001 - 50,000
50,001 - 75,000
75,001 - 100,000
100,001 - 150,000
150,001 - 203,150
203,151 - 250,000
250,001 - 300,000
300,001 - 350,000
350,001 - 400,000
400,001 - 450,000
450,001 - 500,000
500,001 - 600,000
Total............................                                                                    100.00%



         The average original principal balance of the Adjustable Rate Mortgage Loans will be approximately $__________.


                              MORTGAGED PROPERTIES


                                                                                                    PERCENTAGE OF
                                                   NUMBER OF                                        CUT-OFF DATE
                                                ADJUSTABLE RATE         AGGREGATE UNPAID              AGGREGATE
PROPERTY TYPE                                 MORTGAGE LOANS            PRINCIPAL BALANCE         PRINCIPAL BALANCE
- -------------                                 --------------            -----------------         -----------------
Single-family
Manufactured Housing
PUD
Condominiums
2-4 Family
Total......................................                                                                  100.00%

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES


                                                                                                    PERCENTAGE OF
                                                   NUMBER OF                                        CUT-OFF DATE
                                                ADJUSTABLE RATE         AGGREGATE UNPAID              AGGREGATE
STATE                                         MORTGAGE LOANS            PRINCIPAL BALANCE         PRINCIPAL BALANCE
- -----                                         -------------------   ------------------------  ---------------------
California.................................
Colorado...................................
Hawaii.....................................
Maryland...................................
New Jersey.................................
New York...................................
Oregon.....................................
Washington.................................
Other (no more than 3%
in any one State)..........................
   Total...................................                                                                  100.00%


         No more than approximately ____% of the Adjustable Rate Mortgage Loans will be secured by Mortgaged Properties located in any one zip code.



                   PURPOSES OF ADJUSTABLE RATE MORTGAGE LOANS


                                                                                                    PERCENTAGE OF
                                                   NUMBER OF                                        CUT-OFF DATE
                                                ADJUSTABLE RATE         AGGREGATE UNPAID              AGGREGATE
LOAN PURPOSE                                  MORTGAGE LOANS            PRINCIPAL BALANCE         PRINCIPAL BALANCE
- ------------                                  -------------------   ------------------------  ---------------------
Purchase...................................
Refinance/No Equity Take-Out...............
Refinance/Equity Take-Out..................
   Total...................................                                                                 100.00%



         In general, in the case of a Adjustable Rate Mortgage Loan made for "rate/term" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. Adjustable Rate Mortgage Loans made for "equity take out" refinance purposes involve the use of the proceeds to pay in full the principal balance of such previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial.

FIXED RATE MORTGAGE LOANS

         All percentages of the Fixed Rate Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.

         The Fixed Rate Mortgage Loans have original terms to stated maturity of 15 years or less.

         Approximately ____% of the Fixed Rate Mortgage Loans are balloon payment mortgage loans. Each such Fixed Rate Mortgage Loan amortizes over ___ months, but the final payment (the "Balloon Payment") on each such Fixed Rate Mortgage Loan is due and payable on the ___th month[, with respect to _______% of the Fixed Rate Mortgage Loans, and on the ___th month, with respect to _____% of the Fixed Rate Mortgage Loans.] The amount of the Balloon Payment on each Fixed Rate Mortgage Loan is substantially in excess of the amount of the scheduled monthly payment on such Fixed Rate Mortgage Loan for the period prior to the Due Date of such Balloon Payment.

         As of the Cut-off Date, each Fixed Rate Mortgage Loan will have an unpaid principal balance of not less than $_________ or more than $__________ and the average unpaid principal balance of the Fixed Rate Mortgage Loans will be approximately $__________. The latest stated maturity date of any of the Fixed Rate Mortgage Loans will be ____ 1, 2026; however, the actual date on which any Fixed Rate Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. Based on information supplied by the mortgagors in connection with their loan applications at origination, ___ of the Mortgaged Properties, which secure approximately _____% of the outstanding principal balance of the Fixed Rate Mortgage Loans, will be owner occupied primary residences and __ of the Mortgaged Properties, which secure approximately ____% of the outstanding principal balance of the Fixed Rate Mortgage Loans, will be non-owner occupied or second homes.

         The weighted average remaining term to stated maturity of the Fixed Rate Mortgage Loans will be approximately ___ months.

         The earliest month and year of origination of any Fixed Rate Mortgage Loan is _____, 199_ and the latest month and year of origination will be ____, 1996.

         No Fixed Rate Mortgage Loan provides for negative amortization or deferred interest. None of the Fixed Rate Mortgage Loans are Buydown Mortgage Loans.

         Set forth below is a description of certain additional characteristics of the Fixed Rate Mortgage Loans as of the Cut-off Date (except as otherwise indicated). Dollar amounts and percentages may not add up to totals due to rounding.


                                 MORTGAGE RATES


                                                                                                  PERCENTAGE OF
                                               NUMBER OF                                          CUT-OFF DATE
                                          FIXED RATE MORTGAGE        AGGREGATE UNPAID               AGGREGATE
MORTGAGE RATES                           LOANS                       PRINCIPAL BALANCE          PRINCIPAL BALANCE
- --------------                           --------------------        -----------------          -----------------
    % -     %
6.76% - 7.00%
7.01% - 7.25%
7.26% - 7.50%
7.51% - 7.75%
7.76% - 8.00%
8.01% - 8.25%
8.26% - 8.50%
8.51% - 8.75%
8.76% - 9.00%
9.01% - 9.25%
9.26% - 9.50%
9.51% - 9.75%
9.76% - 10.00%
10.01% - 10.25%
10.26% - 10.50%
10.51% - 10.75%
10.76% - 11.00%
11.01% - 11.25%
11.26% - 11.50%
11.51% - 11.75%
11.76% - 12.00%
12.01% - 12.25%
12.26% - 12.50%
12.51% - 12.75%
12.76% - 13.00%
13.01% - 14.00%
Total.................................                                             $                      100.00%


         The weighted average Mortgage Rate of the Fixed Rate Mortgage Loans will be approximately _____% per annum.

                          ORIGINAL LOAN-TO-VALUE RATIOS

                                                                                                        PERCENTAGE OF
                                                                                                        CUT-OFF DATE
                                                       NUMBER OF             AGGREGATE UNPAID             AGGREGATE
ORIGINAL LOAN-TO-VALUE RATIOS                  FIXED RATE MORTGAGE LOANS     PRINCIPAL BALANCE        PRINCIPAL BALANCE
- -----------------------------                  -------------------------     -----------------        -----------------
0.00% - 50.00%
50.01% - 55.00%
55.01% - 60.00%
60.01% - 65.00%
65.01% - 70.00%
70.01% - 75.00%
75.01% - 80.00%
80.01% - 85.00%
85.01% - 90.00%
90.01% - 95.00%
Total......................................                                                                      100.00%



         The minimum and maximum Loan-to-Value Ratios at origination of the Fixed Rate Mortgage Loans were approximately _____% and ______%, respectively, and the weighted average Loan-to-Value Ratio at origination of the Fixed Rate Mortgage Loans was approximately ______%.

                        FIXED RATE MORTGAGE LOAN PROGRAM


                                                                                                       PERCENTAGE OF
                                                      NUMBER OF                                        CUT-OFF DATE
                                                     FIXED RATE           AGGREGATE UNPAID               AGGREGATE
LOAN PROGRAM                                    MORTGAGE LOANS            PRINCIPAL BALANCE          PRINCIPAL BALANCE
- ------------                                    --------------            -----------------          -----------------
    FULL DOCUMENTATION
    REDUCED DOCUMENTATION
    Limited Documentation Program
    No Ratio Program

    No Income, No Assets Program
Total........................................                                                                    100.00%


         See "--Underwriting" below and Appendix C attached hereto for a description of each Originator's documentation programs.

              ORIGINAL FIXED RATE MORTGAGE LOAN PRINCIPAL BALANCES


                                                                                           PERCENTAGE OF
ORIGINAL                                  NUMBER OF                                        CUT-OFF DATE
FIXED RATE MORTGAGE LOAN                 FIXED RATE           AGGREGATE UNPAID               AGGREGATE
PRINCIPAL BALANCE                   MORTGAGE LOANS            PRINCIPAL BALANCE          PRINCIPAL BALANCE
- -----------------                   --------------            -----------------          -----------------
0.00 - 25,000
25,001 - 50,000
50,001 - 75,000
75,001 - 100,000
100,001 - 150,000
150,001 - 203,150
203,151 - 250,000
250,001 - 300,000
300,001 - 350,000
350,001 - 400,000
400,001 - 450,000
450,001 - 500,000
500,001 - 600,000
Total............................                                                                    100.00%



         The average original principal balance of the Fixed Rate Mortgage Loans will be approximately $_______________.


                              MORTGAGED PROPERTIES


                                                                                                    PERCENTAGE OF
                                                   NUMBER OF                                        CUT-OFF DATE
                                                  FIXED RATE            AGGREGATE UNPAID              AGGREGATE
PROPERTY TYPE                                 MORTGAGE LOANS            PRINCIPAL BALANCE         PRINCIPAL BALANCE
- -------------                                 --------------            -----------------         -----------------
Single-family
Manufactured Housing
PUD
Condominiums
2-4 Family
Total......................................                                                                  100.00%

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES


                                                                                                    PERCENTAGE OF
                                                   NUMBER OF                                        CUT-OFF DATE
                                                  FIXED RATE            AGGREGATE UNPAID              AGGREGATE
STATE                                         MORTGAGE LOANS            PRINCIPAL BALANCE         PRINCIPAL BALANCE
- -----                                         -------------------   ------------------------  ---------------------
California.................................
Colorado...................................
Hawaii.....................................
Maryland...................................
New Jersey.................................
New York...................................
Oregon.....................................
Washington.................................
Other (no more than 3%
in any one State)..........................
   Total...................................                                              $                   100.00%



         No more than approximately ____% of the Fixed Rate Mortgage Loans will be secured by Mortgaged Properties located in any one zip code.



                      PURPOSES OF FIXED RATE MORTGAGE LOANS


                                                                                                    PERCENTAGE OF
                                                   NUMBER OF                                        CUT-OFF DATE
                                                  FIXED RATE            AGGREGATE UNPAID              AGGREGATE
LOAN PURPOSE                                  MORTGAGE LOANS            PRINCIPAL BALANCE         PRINCIPAL BALANCE
- ------------                                  -------------------   ------------------------  ---------------------
Purchase...................................
Refinance/No Equity Take-Out...............
Refinance/Equity Take-Out..................
   Total...................................                                                                 100.00%



         In general, in the case of a Fixed Rate Mortgage Loan made for "rate/term" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. Fixed Rate Mortgage Loans made for "equity take out" refinance purposes involve the use of the proceeds to pay in full the principal balance of such previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial.

         Specific information with respect to the Mortgage Loans will be available to purchasers of the Bonds on or before the time of issuance of such Bonds. If not included in the Prospectus Supplement, such information will be included in the Form 8-K.

UNDERWRITING

         All of the Mortgage Loans were acquired from the Originators by ICI Funding. All of the Adjustable Rate Mortgage Loans, including the Adjustable Rate Mortgage Loans acquired from Option One, were underwritten pursuant to the Progressive Series Program Underwriting Guidelines (the "Guidelines") described in Appendix C hereto. Approximately ____%, ___%, ___%, ___%, ___% and ___% of the Adjustable Rate Mortgage Loans (by aggregate principal balance as of the Cut-off Date) were underwritten pursuant to, or in accordance with, the standards of the Progressive Series I Program, the Progressive Series II Program, the Progressive Series III Program, the Progressive Series III+ Program, the Progressive Series IV Program and the Progressive Series V Program, respectively, each as described in Appendix C. In addition, ___% of the Adjustable Rate Mortgage Loans, all of which were originated by Option One, were underwritten outside of the Guidelines. All of the Fixed Rate Mortgage Loans were underwritten to, or in accordance with the guidelines in Appendix C hereto.

         Because ICI Funding commenced acquiring mortgage loans underwritten pursuant to the Guidelines in November of 1995, ICI Funding does not have any historical delinquency or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans underwritten pursuant to the Guidelines. There can be no assurance that the delinquency experience of the servicing portfolio as described herein will correspond to the delinquency experience of the Mortgage Loans underwritten pursuant to the Guidelines. It is contemplated that all of the mortgage loans acquired by ICI Funding in accordance with the Guidelines will also be underwritten with a view toward the resale thereof in the secondary mortgage market.

         For loss and delinquency information with respect to mortgage loans serviced by ICI Funding, Wendover and Option One, see "The Servicing Agreement--The Master Servicer; the Subservicers" herein.

ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. The Company believes that the information set forth herein will be substantially representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Bonds are issued although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

         A Current Report on Form 8-K will be available to purchasers of the Bonds and will be filed, together with the Servicing Agreement, the Trust Agreement and the Indenture, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Bonds. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Current Report on Form 8-K.

         See "The Mortgage Pools" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

                                   THE ISSUER


         The Imperial CMB Trust Series 1996-1, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement dated as of August 1, 1996 between the Company and Wilmington Trust Company as the Owner Trustee for the transactions described in this Prospectus Supplement. The Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to business trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the Issuer and proceeds therefrom, (ii) issuing the Bonds and the Certificates, (iii) making payments on the Bonds and the

Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The assets of the Issuer will consist of the Mortgage Loans and certain related assets.

         The Issuer's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address listed below.


                                THE OWNER TRUSTEE

         Wilmington Trust Company is the Owner Trustee under the Trust Agreement. The Owner Trustee is a Delaware banking corporation and its principal offices are located in Wilmington, Delaware.

         Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Bondholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Owner Trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.


                              THE INDENTURE TRUSTEE

         Bankers Trust Company of California, N.A., will act as Indenture Trustee with respect to the Indenture. The Indenture Trustee will provide to a prospective or actual Bondholder without charge, upon written request, a copy of the Indenture. Requests should be addressed to the Indenture Trustee at 3 Park Plaza, 16th Floor, Irvine, California 92714, Attention: Imperial CMB Trust Series 1996-1.


                           MBIA INSURANCE CORPORATION

         The following information has been supplied by the Bond Insurer for inclusion in this Prospectus Supplement.

         The Bond Insurer, formerly known as Municipal Bond Investors Assurance Corporation, is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Bond Insurer. The Bond Insurer is domiciled in the State of New York and licensed to do business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Bond Insurer has one European branch in the Republic of France.

         All information regarding the Bond Insurer, a wholly owned subsidiary of MBIA Inc., including the financial statements of the Bond Insurer for the year ended December 31, 1995, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1995, is hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus

Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

         The tables below present selected financial information of the Bond Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                        SAP
                                 -----------------------------------------------
                                   DECEMBER 31, 1995            JUNE 30, 1996
                                 ---------------------        ------------------
                                       (AUDITED)                 (UNAUDITED)
                                                     (IN MILLIONS)
Admitted Assets.................         $3,814                     $4,179
Liabilities.....................          2,540                      2,804
Capital and Surplus.............          1,274                      1,375


                                                        GAAP
                                 -----------------------------------------------
                                   DECEMBER 31, 1995            JUNE 30, 1996
                                 ---------------------        ------------------
                                       (AUDITED)                 (UNAUDITED)
                                                     (IN MILLIONS)
Assets..........................         $4,463                     $4,691
Liabilities.....................          1,937                      2,088
Shareholder's Equity............          2,526                      2,602


         Audited financial statements of the Bond Insurer as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 are included herein as Appendix A. Unaudited financial statements of the Bond Insurer for the six-month period ended June 30, 1996 are included herein as Appendix B. Such financial statements have been prepared on the basis of generally accepted accounting principles. Copies of the Bond Insurer's 1995 year-end audited financial statements prepared in accordance with statutory accounting practices are available from the Bond Insurer. The address of the Bond Insurer is 113 King Street, Armonk, New York 10504.

         A copy of the Annual Report on Form 10-K of MBIA Inc. is available from the Bond Insurer or the Securities and Exchange Commission. The address of the Bond Insurer is 113 King Street, Armonk, New York 10504.

         The Bond Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Bond Insurance Policy and the Bond Insurer set forth under the heading "Description of the Bonds--Bond Insurance Policy" and "MBIA Insurance Corporation" and in Appendices A and B.

         Moody's rates the claims paying ability of the Bond Insurer "Aaa."

         Standard & Poor's rates the claims paying ability of the Bond Insurer "AAA."

         Fitch Investors Service, L.P. rates the claims paying ability of the Bond Insurer "AAA."

         Each rating of the Bond Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Bond Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the Bonds and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Bonds. The Bond Insurer does not guaranty the market price of the Bonds nor does it guaranty that the ratings on the Bonds will not be reversed or withdrawn.


                            DESCRIPTION OF THE BONDS

GENERAL

         The Bonds will be issued pursuant to the Indenture dated as of August 1, 1996, between the Issuer and Bankers Trust Company of California, N.A., as Indenture Trustee. The Certificates will be issued pursuant to the Trust Agreement dated as of August 1, 1996, between the Company and Wilmington Trust Company, as Owner Trustee. The following summaries describe certain provisions of the Securities, the Indenture and the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement.
Only the Bonds are offered hereby.

         The Bonds will be secured by the Trust Fund pledged by the Issuer to the Indenture Trustee pursuant to the Indenture which will consist of: (i) the Mortgage Loans; (ii) collections in respect of principal of the Mortgage Loans received after the applicable Cut-Off Date and collections in respect of interest on the Mortgage Loans from the Cut-Off Date relating to the Mortgage Loan; (iii) the amounts on deposit in the Custodial Account allocated to the Mortgage Loans and the Payment Account (excluding net earnings thereon); (iv) the Bond Insurance Policy; (v) certain hazard insurance policies maintained by the Mortgagors or by or on behalf of the Master Servicer or related subservicer in respect of the Mortgage Loans and (vi) an assignment of the Company's rights under the Purchase Agreement and the Servicing Agreement.

         The Bonds will be issued in denominations of $1,000 and integral multiples in excess thereof. See "--Book-Entry Bonds" below.

BOOK-ENTRY BONDS

         General. Beneficial Owners that are not Participants or Intermediaries (as defined in the Prospectus) but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related Book-Entry Bonds may do so only through Participants and Intermediaries. In addition, Beneficial Owners will receive all payments of principal of and interest on the related Book-Entry Bonds from the Paying Agent (as defined in the Prospectus) through DTC and Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Bonds are issued for the related Book-Entry Bonds, it is anticipated that the only registered Bondholder of such Book-Entry Bonds will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Indenture Trustee or the Master Servicer as Bondholders, as such term is used in the Indenture, and Beneficial Owners will be permitted to receive information furnished to Bondholders and to exercise the rights of Bondholders only indirectly through DTC, its Participants and Intermediaries.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Bonds among Participants and to receive and transmit payments of principal of, and interest on, such Book-Entry Bonds. Participants and Intermediaries with which Beneficial Owners have accounts with respect to such Book-Entry Bonds similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the Book-Entry Bonds, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Intermediaries, will receive payments and will be able to transfer their interests in the Book-Entry Bonds.

         None of the Company, the Master Servicer, the Insurer or the Indenture Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the BookEntry Bonds held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Definitive Bonds. Definitive Bonds will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Bonds--Form of Bonds."

         Upon the occurrence of an event described in the Prospectus in the third paragraph under "Description of the Bonds--Form of Bonds," the Indenture Trustee is required to notify, through DTC, Participants who have ownership of Book-Entry Bonds as indicated on the records of DTC of the availability of Definitive Bonds for their Book-Entry Bonds. Upon surrender by DTC of the definitive certificates representing the Book-Entry Bonds and upon receipt of instructions from DTC for reregistration, the Indenture Trustee will reissue the Book-Entry Bonds as Definitive Bonds issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Indenture Trustee will recognize the holders of such Definitive Bonds as Bondholders under the Indenture.

         For additional information regarding DTC and the Book-Entry Bonds, see "Description of the Bonds--Form of Bonds" in the Prospectus.

PAYMENTS

         Payments on the Bonds will be made by the Indenture Trustee or the Paying Agent on the 25th day of each month or, if such day is not a Business Day, then the next succeeding Business Day, commencing in September 1996. Payments on the Bonds will be made to the persons in whose names such Bonds are registered at the close of business on the day prior to each Payment Date or, if the Bonds are no longer Book-Entry Bonds, on the Record Date. See "Description of the Bonds--Payments" in the Prospectus. Payments will be made by check or money order mailed (or upon the request of a Holder owning Bonds having denominations aggregating at least $_________, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Bonds, will be DTC or its nominee) as it appears on the Security Register in amounts calculated as described herein on the Determination Date. However, the final payment in respect of the Bonds will be made only upon presentation and surrender thereof at the office or the agency of the Indenture Trustee specified in the notice to Holders of such final payment. A "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of ___________ are required or authorized by law to be closed.

AVAILABLE FUNDS

         The "Available Funds" for any Payment Date will equal the sum of (i) the aggregate amount of scheduled payments on the related Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the related master servicing fees and subservicing fees (the "Servicing Fees"), the amount payable to the Owner Trustee and the Indenture Trustee and the amount payable on the Bond Insurance Policy in respect of the Bonds for such Payment Date, (ii) any unscheduled payments, including Mortgagor prepayments on such Mortgage Loans and (iii) all Advances made for such Payment Date in respect of such Mortgage Loans, in each case net of amounts reimbursable therefrom to the Master Servicer and any Subservicer. With respect to any Payment Date, (i) the Due Date is the first day of the month in which such Payment Date occurs, and (ii) the Determination Date is the 20th day of the month in which such Payment Date occurs or, if such day is not a business day, the immediately succeeding business day.

         With respect to any Payment Date, the amount of the premium payable to the Bond Insurer with respect to the Bond Insurance Policy is equal to ____% per annum (the "Policy Premium Rate") and the aggregate Bond Principal Balance of the Bonds immediately prior to such Payment Date.

INTEREST PAYMENTS ON THE BONDS

         On each Payment Date, holders of the Bonds will be entitled to receive the Interest Payment Amount in an amount equal to interest accrued during the related Interest Period (as defined herein) on the Bond Principal Balance thereof at the then-applicable Bond Interest Rate. Notwithstanding the foregoing, if payments are not made as required under the Policy, any interest shortfalls may be allocated to the Bonds as described below. See "Description of the Bonds--Bond Insurance Policy."

         With respect to any Payment Date and the Bonds, the Interest Payment Amount will be equal to interest accrued during the related Interest Period on the Bond Principal Balance of the Bonds at the then-applicable Bond Interest Rate (as defined below). With respect to each Payment Date, interest payable on the Bonds will accrue during the Interest Period. Interest will be calculated on the basis of the actual number of days in the Interest Period and on a 360-day year.

         On each Payment Date, the Bond Interest Rate on the Bonds will be equal to the least of (i) with respect to each Payment Date up to and including the Payment Date in September 2003, One-Month LIBOR (as defined herein) plus ___%, and with respect to each Payment Date thereafter, One-Month LIBOR plus ___%,
(ii) the Maximum Bond Interest Rate (as defined below) and (iii) the Available Fund Interest Rate with respect to such Payment Date.

         The "Maximum Bond Interest Rate" with respect to any Payment Date is the per annum rate equal to the weighted average of the Maximum Mortgage Rates on the Mortgage Loans, as adjusted based on the number of days in the related Interest Period and a 360-day year, less the sum of the Servicing Fee Rate, the Owner Trustee Fee Rate, the Indenture Trustee Fee Rate and the Premium Fee Rate.

         The "Available Funds Interest Rate," as of any Payment Date, is a per annum rate equal to the weighted average of the Mortgage Rates on the then outstanding Mortgage Loans, less the sum of the Servicing Fee Rate, the Owner Trustee Fee Rate, the Indenture Trustee Fee Rate and the Premium Fee Rate, as adjusted for the actual number of days in the related Interest Period and a 360-day year.

         The "Bond Formula Interest Rate" for a Payment Date is the lesser of the rates determined by clause (i) and (ii) of the definition of Bond Interest Rate for the Bonds on such Payment Date.

         The [Indenture] provides that if the Bond Interest Rate on the Bonds is less than the Bond Formula Interest Rate and any resulting shortfall in interest is not paid on such Payment Date from Net Monthly Excess Cashflow, as described below, then the amount of any such shortfall will be carried forward and be due and payable to the Holders of the Bonds on future Payment Dates and shall accrue interest at the applicable Bond Formula Interest Rate, until paid (such shortfall, together with such accrued interest, the "Available Funds Cap Carry-Forward Amount"). The Available Funds Cap CarryForward Amount will be distributed to the Bondholders as described in "--Priority of Payment" below.

The Bond Insurance Policy does not cover the Available Funds Cap Carry-Forward Amount, nor do the ratings assigned to the Bonds address the payment of the Available Funds Cap Carry-Forward Amount.

         As described herein, the Interest Payment Amount allocable to the Bonds is based on their Bond Principal Balance. The Bond Principal Balance of any Bond as of any date of determination is equal to the initial Bond Principal Balance thereof, reduced by all amounts allocable to principal previously distributed with respect to such Bond.

CALCULATION OF ONE-MONTH LIBOR

         On the second business day preceding each Payment Date, commencing with the Payment Date occurring in September 1996 (each such date, an "Interest Determination Date"), the Indenture Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("OneMonth LIBOR") for the next Interest Period for the Bonds on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuter Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reuter Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuter Screen LIBO Page on the Interest Determination Date in question, (iii) which have been designated as such by the Indenture Trustee and (iv) not controlling, controlled by, or under common control with, the Company or any Seller.

         On each Interest Determination Date, One-Month LIBOR for the related Interest Period for the Bonds will be established by the Indenture Trustee as follows:

                  (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

                  (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Indenture Trustee can determine no such arithmetic mean, (ii) the lowest one-month United States dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such Interest Determination Date to leading European banks.

         The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Bonds for the related Interest Period shall (in the absence of manifest error) be final and binding.

         Listed below are levels of One-Month LIBOR as published by THE WALL STREET JOURNAL that would have been applicable to the Bonds with a Payment Date of the first business day of the preceding month, and having the following payment dates for the indicated years. Such amounts may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern from period to period. There can be no assurance that levels of One-Month LIBOR published by THE WALL STREET JOURNAL on a different Payment Date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of One-Month LIBOR (as published by THE WALL STREET JOURNAL). No assurance can be given as to the level of One-Month LIBOR on any Payment Date or during the life of the Bonds.


                                 ONE-MONTH LIBOR

PAYMENT DATE......................................    1992          1993          1994         1995          1996
- ------------                                         ------        ------        ------       ------        -----
January 1.........................................         %            %             %            %             %
February 1........................................
March 1...........................................
April 1...........................................
May 1.............................................
June 1............................................
July 1............................................
August 1..........................................
September 1.......................................
October 1.........................................
November 1........................................
December 1........................................


PRINCIPAL PAYMENTS ON THE BONDS

          The "Principal Payment Amount" for any Payment Date will be equal to the sum of:

                                  (i) the principal portion of all scheduled
                  monthly payments on the Mortgage Loans received or Advanced (as defined herein) on the Mortgage Loans with respect to the related Due Date;

                                 (ii) the principal portion of all proceeds of
                  the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Servicing Agreement during the preceding calendar month; and

                                (iii) the principal portion of all other
                  unscheduled collections received during the preceding calendar month (or deemed to be received during the preceding calendar month) (including, without limitation, full and partial Principal Prepayments made by the respective Mortgagors, Liquidation Proceeds and Insurance Proceeds (excluding proceeds paid in respect of the Bond Insurance Policy), to the extent not distributed in the preceding month;

                  MINUS

                                 (iv) the amount of any Subordination Reduction
                  Amount for such Payment Date.

          In no event will the Principal Payment Amount with respect to any Payment Date be (x) less than zero or (y) greater than the then outstanding Bond Principal Balance of the Bonds.

          The "Additional Principal Payment Amount" with respect to any Payment Date will be equal to the Subordination Increase Amount for such Payment Date.

PRIORITY OF PAYMENT

          On each Payment Date, Available Funds and the amount of any Insured Payment with respect to such Payment Date will be allocated to the Securities in the following order of priority, in each case to the extent of Available Funds remaining:

                (i) to the Bondholders, the Interest Payment Amount with respect to such Payment Date;

               (ii) to the Bondholders, the Principal Payment Amount with respect to such Payment Date;

              (iii) to the Bond Insurer, the aggregate of all payments, if any, made by the Bond Insurer under the Bond Insurance Policy and any other amounts due to the Bond Insurer pursuant to the Insurance Agreement, to the extent not previously reimbursed;

               (iv) to the Bondholders, the Additional Principal Payment Amount for such Payment Date;

                (v) to the Bondholders, any Available Funds Cap Carry-Forward Amount for such Payment Date; and

               (vi)        any remaining amounts to the Certificates.

          The "Bond Principal Balance" of any Bond on any day is the initial balance thereof as of the Delivery Date reduced by all payments of principal thereon as of such day.

OVERCOLLATERALIZATION PROVISIONS

          OVERCOLLATERALIZATION RESULTING FROM CASH FLOW STRUCTURE. The aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate Bond Principal Balance of the Bonds as of the Delivery Date by approximately $__________, or ____% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. The Indenture requires that, on each Payment Date, the Net Monthly Excess Cashflow, if any, be applied on such Payment Date as an accelerated payment of principal on the Bonds, but only to the limited extent hereafter described. The "Net Monthly Excess Cashflow" for any Payment Date is equal to (x) the amount on deposit in the Payment Account on such Payment Date, other than the Insured Payments and the Trustee's Fee and Premium Amount payable on such Payment Date (such amount, the "Available Funds" for such Payment Date) minus (y) the sum of the Interest Payment Amount and the Principal Payment Amount. This application has the effect of accelerating the amortization of the Bonds relative to the amortization of the Mortgage Loans.

          With respect to any Payment Date, the excess, if any, of (x) the sum of the aggregate Principal Balances of the Mortgage Loans as of the close of business on the last day of the related Due Period (as defined herein) as of such Payment Date over (y) the Bond Principal Balance of the Bonds as of such Payment Date (and following the making of all distributions on such Payment
Date) is the "Subordinated Amount" as of such Payment Date. The Indenture requires that the Net Monthly Excess Cashflow will be applied as an accelerated payment of principal on the Bonds until the Subordinated Amount has increased to the level equal to the Required Subordinated Amount for such Payment Date. Any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal is a "Additional Principal Payment Amount." The required level of the Subordinated Amount with respect to a Payment Date is the "Required Subordinated Amount" with respect to such Payment Date. Initially, the Required Subordinated Amount will be set at an amount equal to a percentage, specified in the Indenture Agreement, of the aggregate Principal Balances of the Mortgage Loans as of the Cut-off Date. The Indenture generally provides that the Required Subordinated Amounts may, over time, decrease, or increase, subject to certain floors, caps and triggers.

          In the event that the Required Subordinated Amount is permitted to decrease or "step down" on a Payment Date in the future, the Indenture provides that a portion of the principal which would otherwise be distributed to the Holders of the Bonds on such Payment Date shall be distributed to the Holders of the Certificates on such Payment Date. This has the effect of decelerating the amortization of the Bonds relative to the amortization of the Mortgage Loans, and of reducing the Subordinated Amount. With respect to any Payment Date, the difference, if any, between (a) the Subordinated Amount that would apply on such Payment Date after taking into account all distributions to be made on such Payment Date (exclusive of any reductions thereto attributable to Subordination Reduction Amounts (as described below) on such Payment Date) and (b) the Required Subordinated Amount for such Payment Date is the "Excess Subordinated Amount" with respect to such Payment Date. With respect to any Payment Date, an amount equal to the lesser of (a) the Excess Subordinated Amount and (b) the principal collections received by the Master Servicer with respect to the prior Due Period is the "Subordination Reduction Amount." In addition, due to the cash flow structure of the [Certificates] as described below, a Subordination Reduction Amount may result even prior to the occurrence of any decrease or "step down" in the Required Subordinated Amount. This is because the Holders of the Bonds will generally be entitled to receive 100% of collected principal, even though the Bond Principal Balance of the Bonds will, following the accelerated amortization resulting from the application of the Net Monthly Excess Cashflow, represent less than 100% of the Mortgage Loan's principal balance. In the absence of the provisions relating to the Subordination Reduction Amount, the foregoing may otherwise increase the Subordinated Amount above their Required Subordinated Amount requirements even without the application of any Net Monthly Excess Cashflow.

          The Indenture provides that, on any Payment Date, all unscheduled collections on account of principal (other than any such amount applied to the payment of a Subordination Reduction Amount) with respect to Mortgage Loans during the period beginning on the second day of the calendar month preceding the calendar month in which such Payment Date occurs, and ending on the first day of the calendar month in which such Payment Date occurs (the "Due Period") will be distributed to the Holders of the Bonds on such Payment Date. If any Mortgage Loan became a Liquidated Mortgage Loan (as defined below) during such Due Period, the net Liquidation Proceeds (as defined in the Prospectus) related thereto and allocated to principal may be less than the Principal Balance of the related Mortgage Loan; the amount of any such insufficiency is a "Liquidated Loan Loss." A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment). In addition, the Indenture provides that the principal balance of any Mortgage Loan after it becomes a Liquidated Mortgage Loan shall equal zero. The Indenture does not contain any rule which requires that the amount of any Liquidated Loan Loss be distributed to the Holders of the Bonds on the Payment Date which immediately follows the event of loss; I.E., the Indenture does not require the current recovery of losses. However, the occurrence of a Liquidated Loan Loss will reduce the Subordinated Amount, which, to the extent that such reduction causes the Subordinated Amount to be less than the Required Subordinated Amount applicable to the related Payment Date, will require the payment of an Additional Principal Payment Amount on such Payment Date (or, if insufficient funds are available on such Payment Date, on subsequent Payment Dates, until the Subordinated Amount equals the Required Subordinated Amount). The effect of the foregoing is to allocate losses to overcollateralization by reducing, or eliminating entirely, payments of Net Monthly Excess Cashflow and of Subordination Reduction Amounts which the Bonds would otherwise receive.

          OVERCOLLATERALIZATION AND THE BOND INSURANCE POLICY. The Indenture defines a "Subordination Deficit" with respect to a Payment Date to be the amount, if any, by which (x) the aggregate Bond Principal Balance of the Bonds as of such Payment Date, and following the making of all distributions to be made on such Payment Date (except for any payment to be made as to principal from proceeds of the Bond Insurance Policy), exceeds (y) the aggregate Principal Balances of the Mortgage Loans as of the close of business on the preceding Due Date on such Payment Date. The Indenture requires the Trustee to make a claim for an Insured Payment under the Bond Insurance Policy not later than the second Business Day prior to any Payment Date as to which the Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Holders of the Bonds on such Payment Date. Investors in the Bonds should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no distributions of principal.

BOND INSURANCE POLICY

          The following information regarding the Bond Insurance Policy has been supplied by the Bond Insurer for inclusion in this Prospectus Supplement.

          The Bond Insurer, in consideration of the payment of the premium and subject to the terms of the Bond Insurance Policy, thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each full and complete Insured Payment (as defined below) will be received by the Trustee, or its successor as Trustee for the Owners, on behalf of the Owners from the Bond Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Bond Insurer's obligations under the Bond Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Bond Insurance Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Bonds, unless such acceleration is at the sole option of the Bond Insurer.

          Notwithstanding the foregoing paragraph, the Bond Insurance Policy do not cover shortfalls, if any, attributable to the liability of the Trust Fund or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

          The Bond Insurer will pay any Insured Payment that is a Preference Amount (as described below) on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Bond Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Bond Insurer, irrevocably assigning to the Bond Insurer all rights and claims of the Owner relating to or arising under the Bonds against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Bond Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Bond Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Bonds to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

          The Bond Insurer will pay any other amount payable under the Bond Insurance Policy no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Insured Payment is due or the Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as the Bond Insurer's Fiscal Agent or any successor fiscal agent appointed by the Bond Insurer (the "Bond Insurer's Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Bond Insurer's Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under any Bond Insurance Policy it shall be deemed not to have been received by the Bond Insurer's Fiscal Agent for purposes of this paragraph, and the Bond Insurer or the Bond Insurer's Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

          Insured Payments due under the Bond Insurance Policy, unless otherwise stated therein, will be disbursed by the Bond Insurer's Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

          The Bond Insurer's Fiscal Agent is the agent of the Bond Insurer only and the Bond Insurer's Fiscal Agent shall in no event be liable to Owners for any acts of the Bond Insurer's Fiscal Agent or any failure of the Bond Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Bond Insurance Policy.

          As used in the Bond Insurance Policy, the following terms shall have the following meanings:

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Indenture Trustee under the Indenture is located are authorized or obligated by law or executive order to close.

                  "Insured Payment" means, (i) as of any Payment Date, an amount equal to (a) the Interest Payment Amount minus the Available Funds and
          (b) the Subordination Deficit and (ii) the related unpaid Preference Amount.

                  "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to each Bond Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

                  "Owner" means each Bondholder (as defined in the Indenture) who, on the applicable Payment Date, is entitled under the terms of the applicable Bond, to payment under the Bond Insurance Policy.

                  "Preference Amount" means any amount previously distributed to an Owner on the Bonds that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

          Capitalized terms used in the Bond Insurance Policy and not otherwise defined in the Bond Insurance Policy shall have the respective meanings set forth in the Indenture as of the date of execution of the Bond Insurance Policy, without giving effect to any subsequent amendment or modification to the Indenture unless such amendment or modification has been approved in writing by the Bond Insurer.

          Any notice under the Bond Insurance Policy or service of process on the Bond Insurer's Fiscal Agent may be made at the address listed below for the Bond Insurer's Fiscal Agent or such other address as the Bond Insurer shall specify in writing to the Trustee.

          The notice address of the Bond Insurer's Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Bond Insurer's Fiscal Agent shall specify to the Trustee in writing.

          The Bond Insurance Policy are being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

          The insurance provided by the Bond Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

          The Bond Insurance Policy is not cancelable for any reason. The premium on each of the Bond Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Bonds.

ADVANCES

          Prior to each Payment Date, the Master Servicer is required to make Advances (out of its own funds, advances made by a Subservicer, or funds held in the Custodial Account (as described in the Prospectus) for future distribution or withdrawal) with respect to any payments of principal and interest (net of the Servicing Fee Rate) which were due on the Mortgage Loans on the immediately preceding Due Date and delinquent on the business day next preceding the related Determination Date.

          Such Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, Insurance Proceeds, or Liquidation Proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Bondholders, rather than to guarantee or insure against losses. Any failure by the Master Servicer to make an Advance as required under the Servicing Agreement will constitute an Event of Default thereunder, in which case the [Indenture] Trustee, as successor Master Servicer, will be obligated to make any such Advance, in accordance with the terms of the [Agreement.]

          All Advances will be reimbursable to the Master Servicer on a first priority basis from either late collections, Insurance Proceeds or Liquidation Proceeds from the Mortgage Loan as to which such unreimbursed Advance was made. In addition, any Advances previously made which are deemed by the Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the Master Servicer out of any funds in the Custodial Account prior to distributions on the Bonds.

THE PAYING AGENT

          The Paying Agent shall initially be the [Indenture Trustee], together with any successor thereto. The Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making payments to the Bondholders.

MATURITY

          The Bonds will be payable in full on ___________. In addition, the Issuer will pay the Bonds in full upon the exercise by the Master Servicer of its option to purchase the assets of the Issuer after the Pool Balance is reduced to an amount less than or equal to $________ (___% of the initial Pool Balance). The purchase price will be equal to the sum of the outstanding Pool Balance and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the day preceding the Payment Date on which the Bonds are paid in full together with all amounts due and owing to the Insurer.


                   CERTAIN PREPAYMENT AND YIELD CONSIDERATIONS

          The yield to maturity of the Bonds will depend on the price paid by the holder for such Bond, the Bond Interest Rate and the rate and timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations and repurchases) on the Mortgage Loans and the allocation thereof. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans in the Trust Fund. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans (which will change as described above), the rate and timing of principal prepayments thereon by the Mortgagors, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations and warranties or the conversion of Convertible Mortgage Loans. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Bonds. In the event that substantial numbers of Mortgagors exercise their conversion rights with respect to Convertible Mortgage Loans, and the related Subservicers or the Master Servicer purchase the Converting and Converted Mortgage Loans, the Mortgage Pool will experience substantial prepayment of principal.

          [The majority of] the Mortgage Loans may be prepaid in full or in part at any time without penalty. The Mortgage Loans (except for the Convertible Mortgage Loans) generally are assumable under certain circumstances if, in the sole judgment of the Master Servicer or Subservicer, the prospective purchaser of a Mortgaged Property is creditworthy and the security for such Mortgage Loan is not impaired by the assumption. The Convertible Mortgage Loans are not assumable if the related Mortgagor has exercised its option to convert such Mortgage Loan into a fixed rate mortgage loan, in which case the Mortgage Note with respect to such mortgage loan would generally contain a customary "due on sale" provision. In the event the Master Servicer or Subservicer does not approve an assumption, the related Mortgage Loan will be due-on-sale. The Master Servicer shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations; provided, however, if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action. The extent to which the Mortgage Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the Bonds and may result in a prepayment experience on the Mortgage Loans that differs from that on other conventional mortgage loans. See "Maturity and Prepayment Considerations" in the Prospectus. As described under "Description of the Bonds-Principal Distributions on the Bonds" herein, during certain periods all or a disproportionately large percentage of principal prepayments on the

Mortgage Loans will be allocated among the Bonds. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of the Bonds of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions.

          In general, if a Bond is purchased at a premium over its face amount and payments of principal on such Bond occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Bond is purchased at a discount from its face amount and payments of principal on such Bond occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated.

          The Convertible Mortgage Loans provide that the Mortgagors may, during a specified period of time, convert the adjustable interest rate of such Mortgage Loans to a fixed interest rate. The Company is not aware of any publicly available statistics that set forth principal prepayment, conversion experience or conversion forecasts of adjustable-rate mortgage loans over an extended period of time, and its experience with respect to adjustable-rate mortgages is insufficient to draw any conclusions with respect to the expected prepayment or conversion rates on the Adjustable Rate Mortgage Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments (or purchases by the related Subservicer or the Master Servicer) due to their refinancing or conversion to fixed interest rate loans in a low interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment and conversion rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage Mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of such other adjustable-rate mortgage loans, or, in the case of convertible adjustable-rate mortgage loans, to exercise their option to convert the adjustable interest rates to fixed interest rates. The conversion feature may also be exercised in a rising interest rate environment as Mortgagors attempt to limit their risk of higher rates. Such a rising interest rate environment may also result in an increase in the rate of defaults on the Mortgage Loans. If the related Subservicer or the Master Servicer purchases Converting or Converted Mortgage Loans, a Mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the Bondholders, as described herein. Alternatively, to the extent Subservicers fail to purchase Converting Mortgage Loans and the Master Servicer does not purchase Converted Mortgage Loans, the Mortgage Pool will include fixed-rate Mortgage Loans.

          The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. Increases in the monthly payments to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans, particularly since the Mortgagor under each Mortgage Loan was qualified on the basis of the Mortgage Rate in effect at origination. The repayment of such Mortgage Loans will be dependent on the ability of the Mortgagor to make larger monthly payments as the Mortgage Rate increases. In addition, the rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Maturity and Prepayment Considerations" in the Prospectus.

          The amount of interest otherwise payable to holders of the Bonds will be reduced by any interest shortfalls to the extent not covered by the Bond Insurance Policy or by the Master Servicer as described herein. If payments were not made as required under the Bond Insurance Policy, interest shortfalls not allocable to Overcollateralization and not covered by the Master Servicer will be allocated to the Bonds as described herein. See "Yield Considerations" in the Prospectus and "Description of the Bonds-Interest Distributions" herein for a discussion of the effect of principal prepayments on the Mortgage Loans on the yield to maturity of the Bonds and certain possible shortfalls in the collection of interest.

          In addition, the yield to maturity of the Bonds will depend on, among other things, the price paid by the holders of the Bonds and the then applicable Bond Interest Rate. The extent to which the yield to maturity of a Bond is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of Bond is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Bond is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. For additional considerations relating to the yield on the Bonds, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

          In addition, the yield to maturity on the Bonds may be affected by shortfalls with respect to interest in the event that the interest accrued on the Bonds at the Bond Interest Rate is greater than the amount of interest accrued on the Mortgage Loans at the related Mortgage Rates less the sum of the Servicing Fee Rate, the Owner Trustee Fee Rate, the Indenture Trustee Fee Rate and the Premium Fee Rate. In such event, the resulting shortfall will only be payable to the extent that on any future Payment Date interest accrued on the Mortgage Loans at the related Mortgage Rates less such rates is greater than the interest accrued on the Bonds.

          The Bond Interest Rate on the Bonds is based upon the value of an index (One-Month LIBOR) which is different from the value of the index applicable to the Adjustable Rate Mortgage Loans (SixMonth LIBOR), as described under "Description of the Mortgage Pool" herein. Each Adjustable Rate Mortgage Loan adjusts quarterly or semi-annually based upon the related Index whereas the Bond Interest Rate on the Bonds adjusts monthly based upon One-Month LIBOR. One-Month LIBOR and Six-Month LIBOR may respond differently to economic and market factors, and there is not necessarily any correlation between them. In addition, the Adjustable Rate Mortgage Loans are subject to Periodic Rate Caps (except with respect to _____ Mortgage Loans), Maximum Mortgage Rates and Minimum Mortgage Rates. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which SixMonth LIBOR is stable or falling or that, even if both One-Month LIBOR and Six-Month LIBOR rise during the same period, One-Month LIBOR may rise more rapidly than Six-Month LIBOR and therefore the amount of interest collected on all Mortgage Loans (as adjusted) may be insufficient to pay interest on the Bonds at the then-applicable Bond Interest Rate. In such an event, the resulting shortfall (as described above) will be allocated to the Bonds in the manner described herein.

          In addition, a number of factors affect the performance of One-Month LIBOR and may cause One-Month LIBOR to move in a manner different from other indices. To the extent that One-Month LIBOR may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to Bondholders due to such rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, OneMonth LIBOR may remain higher than other market interest rates.

          Although the Mortgage Rates on the Adjustable Rate Mortgage Loans will adjust quarterly or semi-annually, such increases and decreases may be limited by the Periodic Rate Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate, if applicable, on each Mortgage Loan, and will be based on the applicable Index (which may not rise and fall consistently with prevailing mortgage rates) plus the related Note Margin (which may be different from the prevailing margins on other mortgage loans). As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing rates for other adjustable-rate loans and accordingly, the rate of prepayment may be lower or higher than would otherwise be anticipated. In addition, because all of the Mortgage Loans have Maximum Mortgage Rates, if prevailing mortgage rates were to increase above the Maximum Mortgage Rates, the rate of prepayment on the Mortgage Loans may be slower than would otherwise be the case. In general, if prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayments (including refinancings) will be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans will be expected to decrease.

          Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Bonds will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations. Because the amortization schedule of each Mortgage Loan will be recalculated quarterly or semi-annually after the initial Adjustment Date for such Mortgage Loan, any partial prepayments thereof will not reduce the term to maturity of such Mortgage Loan. In addition, an increase in the Mortgage Rate on a Mortgage Loan will result in a larger monthly payment and in a larger percentage of such monthly payment being allocated to interest and a smaller percentage being allocated to principal, and conversely, a decrease in the Mortgage Rate on the Mortgage Loan will result in a lower monthly payment and in a larger percentage of each monthly payment being allocated to principal and a smaller percentage being allocated to interest.

          The first distribution on the Bonds reflecting an adjustment to the scheduled monthly payment on a Mortgage Loan will be passed through to holders of the Bonds on the Payment Date in the month following the Adjustment Date for such Mortgage Loan. Adjustments to the Mortgage Rates are based on the related Index delayed as described herein under "Description of the Mortgage Pool-Mortgage Rate Adjustment." Accordingly, the yield to Bondholders will be affected on a delayed basis relative to movements in the related Index. Although the Mortgage Rate of each Mortgage Loan will be adjusted to reflect changes in the related Index, such rate is subject to the Periodic Rate Cap (except with respect to three Mortgage Loans) and is also limited by the Maximum Mortgage Rate and Minimum Mortgage Rate, if any, applicable to such Mortgage Loan. If the related Index increases substantially between Adjustment Dates, the Mortgage Rate may be lower than it would have been if the Mortgage Rate could be adjusted based on the related Index without such caps. Furthermore, because the Bond Interest Rate on the Bonds is subject to adjustment, such Bond Interest Rate will generally decrease if the related indices decline for any subsequent Adjustment Dates.

          The assumed final Payment Date with respect to the Bonds is [August 25, 2025], which is the Payment Date immediately following the latest scheduled maturity date of any Mortgage Loan. No event of default, change in the priorities for distribution among the various classes or other provision under the Indenture will arise or become applicable solely by reason of the failure to retire the entire Bond Principal Balance of the Bonds on or before its assumed final Payment Date.

          Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Constant Prepayment Rate model ("CPR"), assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume a 20% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the Mortgage Loans will prepay at that or any other rate.

          The table set forth below has been prepared on the basis of certain assumptions as described below regarding the weighted average characteristics of the Mortgage Loans that are expected to be included in the Trust Fund as described under "Description of the Mortgage Pool" herein and the performance thereof. The table assumes, among other things, that: (i) as of the date of issuance of the Bonds, the aggregate principal balance of the Mortgage Loans having a (a) Six-Month LIBOR Index with a semi-annual Periodic Rate Cap Rate of 1.000% and interest rate adjustments occurring semi-annually is $_____________, each Mortgage Loan has an initial Mortgage Rate of ______% per annum, respectively, and a Servicing Fee and Policy Premium Rate of ______% per annum,
(ii) the Mortgage Rates of each Mortgage Loan are adjusted on their next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed related indices of _______%, respectively, and (b) the Note Margins of ______% which are in effect until the Adjustment Dates occurring in ________ ____, respectively, (iii) the scheduled monthly payment for each Mortgage Loan has been based on its outstanding balance, interest rate and remaining term to stated maturity, such that the Mortgage Loan will amortize in amounts sufficient for repayment thereof over its remaining term to stated maturity; (iv) none of the Unaffiliated Sellers, the Master Servicer or the Company will repurchase any Mortgage Loan, as described under "Mortgage Loan Program-Representations by Sellers" and "Description of the BondsAssignment of the Mortgage Loans" in the Prospectus, and the Master Servicer will not exercise any option to purchase the Bonds; (v) there are no delinquencies or Realized Losses on the Mortgage Loans, there are no conversions of Mortgage Loans from adjustable to fixed rates and principal payments on the Mortgage Loans will be timely received together with prepayments, if any, at the respective constant percentages of CPR set forth in the table; (vi) there is no Prepayment Interest Shortfall or any other interest shortfall in any month; (vii) payments on the Bonds will be received on the 25th day of each month, commencing September 25, 1996; (viii) payments on the Mortgage Loans earn no reinvestment return; (ix) there are no additional ongoing Trust Fund expenses payable out of the Trust Fund; and (x) the Bonds will be purchased on ______ __, 1996.

          The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at a constant level of CPR until maturity or that all of the Mortgage Loans will prepay at the same level of CPR. Moreover, the diverse remaining terms to stated maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of CPR specified, even if the weighted average remaining term to stated maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment experience, will affect the percentages of initial Bond Principal Balance outstanding over time and the weighted average life of the Bonds. Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of the Bonds, and sets forth the percentages of the initial Bond Principal Balance of the Bonds that would be outstanding after each of the dates shown at various percentages of CPR. [With respect to
___ Mortgage Loans representing ___% of the Cut-off Date Pool Balance, the Mortgage Rate at origination is below the rate that would result from the sum of the then-applicable Index and Gross Margin. Under the applicable underwriting standards, Mortgagors under such Mortgage Loans are generally qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor to make larger interest payments following the adjustment of the Mortgage Rate.]

              PERCENT OF INITIAL BOND PRINCIPAL BALANCE OUTSTANDING
                      AT THE FOLLOWING PERCENTAGES OF CPR

                                                                                              BONDS
PAYMENT DATE                                                                   0%       10%      20%     25%      30%
- ------------                                                                   --       ---      ---     ---      ---
Initial Percentage.........................................................   100       100      100     100      100
August 25, 1997............................................................
August 25, 1998............................................................
August 25, 1999............................................................
August 25, 2000............................................................
August 25, 2001............................................................
August 25, 2002............................................................
August 25, 2003............................................................
August 25, 2004............................................................
August 25, 2005............................................................
August 25, 2006............................................................
August 25, 2007............................................................
August 25, 2008............................................................
August 25, 2009............................................................
August 25, 2010............................................................
August 25, 2011............................................................
August 25, 2012............................................................
August 25, 2013............................................................
August 25, 2014............................................................
August 25, 2015............................................................
August 25, 2016............................................................
August 25, 2017............................................................
August 25, 2018............................................................
August 25, 2019............................................................
August 25, 2020............................................................
August 25, 2021............................................................
August 25, 2022............................................................
August 25, 2023............................................................
August 25, 2024............................................................
August 25, 2025............................................................     0        0        0       0        0
Weighted Average
Life in Years**............................................................



(*)    Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Bond is determined by (i) multiplying the net reduction, if any, of Bond Principal Balance by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Bond Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED IN THE THIRD PARAGRAPH PRECEDING THIS TABLE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                     DESCRIPTION OF THE SERVICING AGREEMENT

         The following summary describes certain terms of the Servicing Agreement, dated as of August 1, 1996 between the Company and the Master Servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreement. Whenever particular sections or defined terms of the Servicing Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference.

THE MASTER SERVICER; THE SUB SERVICERS

         ICI Funding (in its capacity as master servicer, the "Master Servicer") will act as master servicer for the Mortgage Loans pursuant to the Agreement. Approximately ___% of the Mortgage Loans will be subserviced by Wendover and approximately ___% of the Mortgage Loans will be subserviced by Option One. ICII has sold substantially all of its loan servicing operations.

         ICII. The following table sets forth certain delinquency experience including pending foreclosures on residential mortgage loans originated or acquired as part of ICII's former mortgage banking operations (exclusive of mortgage loans held for sale or investment) and included in ICII's servicing portfolio at the dates indicated. As of December 31, 1993, 1994 and 1995 and March 31, 1996, the total principal balance of loans being serviced by ICII was (in millions) $3,887.0, $4,894.8, $4,532.3 and $1,814.6, respectively.



                                 AT DECEMBER 31,

                                         1993                              19941                             19951
                            ------------------------------  ----------------------------------  -------------------------------

                                              Percent of                          Percent of                       Percent of
                                Number         Servicing         Number           Servicing         Number          Servicing
                               OF LOANS        PORTFOLIO        OF LOANS          PORTFOLIO        OF LOANS         PORTFOLIO
                               --------        ---------        --------          ---------        --------         ---------

Total Portfolio                   28,641           100%             33,504             100%            34,188          100%

Period of Delinquency:
  30-59 days.............            246           1.4%                580             2.5%               979          3.1%
  60-89 days.............             55           0.3%                115             0.6%               193          0.7%
  90 days or more........             82           0.6%                167             0.9%               223          0.8%
                                     ---           ----                ---             ----             -----

Total Delinquencies
(excluding
Foreclosures)                        383           2.3%                862             4.0%             1,395          4.6%

Foreclosures Pending                  22           0.1%                199             1.2%               381          1.5%




                                      AT MARCH 31, 1996
                              -------------------------

                                                  Percent of
                                  Number           Servicing
                                 OF LOANS          PORTFOLIO
                                 --------          ---------


Total Portfolio                       9,586            100%

Period of Delinquency:
  30-59 days.............               363            4.3%
  60-89 days.............                99            1.3%
  90 days or more........              2702            4.3%2



Total Delinquencies
(excluding
Foreclosures)                          7322            9.5%1

Foreclosures Pending                    N/A             N/A


- ------------------
1 The increase in delinquency rate during 1994 and 1995 was primarily the result of the purchase of $1.0 billion of servicing rights from the Resolution Trust Corporation ("RTC") in January 1994 with a higher delinquency rate than the remainder of ICII's residential servicing portfolio of loans originated or acquired as part of ICII's former mortgage banking operations. Excluding the acquisition of these servicing rights, the delinquency rate at December 31, 1994 and 1995 and March 31, 1996 would have been 3.2%, 5.4% and 8.1, respectively. The delinquency rate on the acquired portfolio was 12.5%, 74.8% and 72.1% at December 31, 1994 and 1995 and March 31, 1996, respectively. (A majority of the RTC servicing rights were sold in 1995. The Company retained the RTC servicing related to loans that were delinquent 60 days and over).

2 Includes pending foreclosures.

         WENDOVER. Wendover is a subservicer of residential, consumer and commercial mortgage loans in 50 states. Additionally, Wendover provides contract master servicing for residential mortgage loans, origination and servicing for Federal Housing Authority home equity conversion mortgages, specialized asset management and default servicing for non-performing product; and special servicing activities for government entities. As of December 31, 1995, Wendover employed 403 employees. Wendover is located in Greensboro, North Carolina. Wendover is an approved servicer in good standing with FNMA and FHLMC.

         Established in 1986, Wendover was originally owned by Sunbelt Savings FSB, which was formed to receive the assets and certain liabilities of Independent American Mortgage Services Inc. ("IAMSI") and other insolvent Texas savings and loan associations. Wendover was a subsidiary of IAMSI until it was purchased by Wendover Financial Services Corp. in June 1990. In October 1992, Wendover was acquired by State Street Bank and Trust Company.

         The following table sets forth certain information concerning delinquency experience including bankruptcies and foreclosures in progress on one- to four-family residential mortgage, consumer, and commercial loans including in Wendover's servicing portfolio at the dates indicated. Consumer and commercial loans represented less than 10% of the overall portfolio volume at March 31, 1996. As at December 31, 1993, 1994 and 1995, and March 31, 1996, the
total principal balance of loans being serviced by Wendover was (in millions) $4,785.6, $7,160.8, $7,160.8, $7,637.4 and $7,878.3, respectively. The indicated
periods of delinquency are based on the number of days past due on a commercial basis. No mortgage, consumer, or commercial loan is considered delinquent for these purposes until it is one month past due on a contractual basis.



                                 AT DECEMBER 31,

                                         1993                               1994                                1995
                            -------------------------------   ---------------------------------   --------------------------------

                                               Percent of                          Percent of                         Percent of
                                Number         Servicing           Number          Servicing          Number          Servicing
                               OF LOANS        PORTFOLIO          OF LOANS         PORTFOLIO         OF LOANS         PORTFOLIO
                               --------        ---------          --------         ---------         --------         ---------

Total Portfolio                    78,372            100%             96,270             100%            94,662             100%

Period of Delinquency:
  30-59 days.............           2,778           2.85%              4,093            4.73%             5,364            6.10%
  60-89 days.............             679           0.66%              1,162            1.39%             1,291            1.46%
  90 days or more........           8,694           5.67%             10,082            5.98%             8,409            7.31%
                                   ------           -----             ------           ------            ------           ------

Total Delinquencies
(excluding
Foreclosures)                      12,151           9.18%             15,337           12.10%            15,064           14.87%

Foreclosures Pending                1,962           3.70%              1,632            2.28%             4,041            4.86%



                                     AT MARCH 31, 1996
                              ------------------------

                                                Percent of
                                 Number          Servicing
                                OF LOANS         PORTFOLIO
                                --------         ---------

Total Portfolio                     101,101            100%

Period of Delinquency:
  30-59 days.............             4,579           4.71%
  60-89 days.............             1,239           1.27%
  90 days or more........             7,613           6.49%
                                      -----          ------

Total Delinquencies
(excluding
Foreclosures)                        13,431          12.47%

Foreclosures Pending                  3,678           4.84%


- ------------------
1 Includes purchased mortgage servicing rights owned by Wendover totalling 6,332 loans for $614.9 million unpaid principal balance and 6,098 loans for $587.5 million unpaid principal balance as of December 31, 1995 and March 31, 1996, respectively.

         Wendover subservices for a variety of clients with portfolios that include sub-performing and non-performing loans. In 1995 Wendover added several new clients with an inordinate amount of loans that were severely delinquent, in foreclosure, bankruptcy or the post-foreclosure claim process. Clients with special needs or those with "B" or "C" quality portfolios are assigned to Wendover's Asset Management Division. Such division handles approximately 400 delinquent loans per employee and is responsible for the collection, workout, foreclosure, bankruptcy or REO management of each account in their respective portfolios. Standards for these portfolios typically require intensive collection activity which include collection contacts early and often, innovative workout programs and fast track foreclosure processing where appropriate.

         OPTION ONE. Option One Mortgage Corporation ("Option One") was incorporated in 1992, commenced receiving applications for mortgage loans under its regular lending program in February 1993 and began funding such mortgage loans indirectly in the same month. The principal business of Option One is the origination, sale and servicing of non-conforming mortgage loans.

         As of December 31, 1994, Option One was a wholly-owned subsidiary of Plaza Home Mortgage Bank, which was in a turn a wholly-owned subsidiary of Plaza Home Mortgage Corporation ("PHMC"). On March 3, 1995, Fleet National Bank, Rhode Island acquired 100% of the outstanding stock of PHMC. Following such acquisition, Option One became a subsidiary of Fleet National Bank, Rhode Island, which is in turn a subsidiary of Fleet Financial Group, Inc. As of December 31, 1995, Option One had three loan origination centers in California and one loan origination center in each of Florida, Georgia, Illinois, Ohio, Texas and Virginia.

         Option One operates as a stand-alone mortgage banking company with functional reporting responsibilities to Fleet Financial Group, Inc. Option One is a FNMA approved servicer. Option One assumed full servicing responsibilities for the non-conforming credit servicing portfolio of PHMC on May 4, 1995, all of which portfolio had been originated by Option One. Prior to such acquisition, Option One acted as a subservicer on such portfolio performing the functions of delinquency advancing, investor reporting, remitting cash collected, preparing pertinent reports and making collections on delinquent mortgage loans, foreclosures and real estate owned.

         The following tables set forth, as of December 31, 1993, 1994, 1995 and June 30, 1996, certain information relating to the delinquency experience (including imminent foreclosure in progress and bankruptcies) of one- to four-family residential mortgage loans included in Option One's servicing portfolio of mortgage loans originated under the Option One Guidelines (which portfolio does not include mortgage loans that are subserviced for others) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. Such tables restate PHMC's performance statistics relating only to the non-conforming mortgage loans previously subserviced by Option One. Such servicing was subsequently transferred to Option One.

                                          DELINQUENCIES AND FORECLOSURES
                                              (DOLLARS IN THOUSANDS)




                               At December 31,                           At December 31,                            At December 31,
                                    1993                                      1994                                       1995
                 -------------------------------------------------------------------------------------------------------------------
                                        Percent   Percent by                      Percent   Percent                         Percent
                   By No.    By Dollar  By No.     Dollar    By No.    By Dollar  By No. of by Dollar  By No.    By Dollar  By No.
                   of Loans   Amount    of Loans   Amount    of Loans   Amount     Loans     Amount    of Loans   Amount    of Loans
                 -------------------------------------------------------------------------------------------------------------------

Total Portfolio.    1,233    $146,352     N/A       N/A       6,115    $615,488     N/A       N/A      12,686    $1,153,199    N/A

Period of Delinquency:

  31-59 days....      2        251        .16       .17        32       3.247       .52       .53        126      11.364       .99

  60-89 days....      3        265        .24       .18        17       1.637       .28       .27        87        8.138       .69

  90 days or more     2        282        .16       .19        28       3.556       .46       .58        294      28.982      2.32

Total Delinquent Loans7        798        .56       .54        77       8.440      1.26       1.38       507      48.484      4.00

Loans in Foreclosure* 4        415        .32       .28        50       5.328       .82       .87        301      28.874      2.37


                                                  At June 30,
                                                     1996
                      -------------------------------------------------------
                        Percent by                      Percent   Percent by
                         Dollar    By No.    By Dollar  By No.     Dollar
                         Amount    of Loans   Amount    of Loans   Amount
                      -------------------------------------------------------

Total Portfolio.           N/A      14,460    1,286,548    N/A       N/A

Period of Delinquency:

  31-59 days....           .99        205      17,091     1.42%     1.33%

  60-89 days....           .71        118      10,464     0.82       0.81

  90 days or more          2.51       425      38,466     2.94       2.94

Total Delinquent Loans     4.21       748      66,021     5.18       5.13

Loans in Foreclosure*      2.50       383      33,338     2.65       2.59



- ------------------------------------

* Loans in foreclosure are also included under the heading "Total Delinquent Loans."



                                REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)



                           At December 31,          At December 31,           At December 31,            At June 30,
                                1993                      1994                     1995                     1996
                     --------------------------------------------------------------------------------------------------------
                                  By Dollar                   By Dollar                  By Dollar                By Dollar
                       By No.       Amount        By No.        Amount        By No.       Amount       By No.      Amount
                      of Loans     of Loans      of Loans      of Loans      of Loans     of Loans     of Loans    of Loans
                     ----------------------------------------------------------------------------------------------------------

Total Portfolio.....    1,233      $146,352        6,115       $615,488       12,686     $1,153,199     14,460    1,286,548

Foreclosed Loans(1).      0           0             12          1,512           80         7,634         149        14,616

Foreclosed Ratio(2).      0          .00            .20          .25           .63          .66          1.03        1.14



- ------------------------------------

(1) For the purposes of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Option One, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.
(2) The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicate period.

                             LOAN LOSS EXPERIENCE ON
                        OPTION ONE'S SERVICING PORTFOLIO
                                OF MORTGAGE LOANS
                             (DOLLARS IN THOUSANDS)


                                                                                                                       Six
                                                           Year Ending December 31,                                   Months
                                                                                                                      Ended
                                                                                                                     June 30,
                                     ---------------------------------------------------------------------        -------------

                                               1993                   1994                  1995                       1996
                                     ---------------------------------------------------------------------        -------------

Total Portfolio(1)                           $146,352               $615,488             $1,153,199                 1,286,548

Gross Losses(2)                                 $0                    $17                  $1,291                   1,684

Recoveries(3)                                   $0                     $0                    --                     --

Net Losses(4)                                   $0                    $17                  $1,291                   1,684

Net Losses as a Percentage of Total

Portfolio                                      0.00%                 0.00%                 0.11%                    0.26%



- ------------------------------------


(1) "Total Portfolio" on the date stated above is the principal balances of the mortgage loans outstanding on the last day of the period.
(2) "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal, foreclosure costs and accrued interest to the date of liquidation.
(3) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.
(4)      "Net Losses" means "Gross Losses" minus "Recoveries."


         The following tables set forth, as of December 31, 1993, 1994, 1995 and June 30, 1996 certain information relating to the delinquency experience (including imminent foreclosures, foreclosures in progress and bankruptcies) of one- to four-family residential mortgage loans included in Option One's entire servicing portfolio (which portfolio includes mortgage loans originated under Option One's Guidelines and mortgage loans that are subservices for others) at the end of the indicated periods. The indicated periods of delinquency are based on the number od days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. Such tables restate PHMC's performance statistics relating only to the non-conforming mortgage loans previously subserviced by Option One. Such servicing was subsequently transferred to Option One.


                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN THOUSANDS)



                               At December 31,                           At December 31,                            At December 31,
                                    1993                                      1994                                       1995
                 -------------------------------------------------------------------------------------------------------------------
                                        Percent   Percent by                      Percent   Percent                         Percent
                   By No.    By Dollar  By No.     Dollar    By No.    By Dollar  By No.of  by Dollar  By No.    By Dollar  By No.
                   of Loans   Amount    of Loans   Amount    of Loans   Amount     Loans     Amount    of Loans   Amount    of Loans
                 -------------------------------------------------------------------------------------------------------------------

Total Portfolio.    1.233    $146.352     N/A       N/A       6.115    $615.488     N/A       N/A      14.625    $1,367.031    N/A

Period of Delinquency:

  31-59 days....      2        251        .16       .17        32       3.247       .52       .53        161      16.501      1.10

  60-89 days....      3        265        .24       .18        17       1.637       .28       .27        104      10.117       .71

  90 days or more     2        282        .16       .19        28       3.556       .46       .58        388      40.275      2.65

Total Delinquent Loans7        798        .56       .54        77       8.440      1.26       1.38       653      66.893      4.46

Loans in Foreclosure* 4        415        .32       .28        50       5.328       .82       .87        388      38.985      2.65


                                                  At June 30,
                                                     1996
                      -------------------------------------------------------
                        Percent by                      Percent   Percent by
                         Dollar    By No.    By Dollar  By No.     Dollar
                         Amount    of Loans   Amount    of Loans   Amount
                      -------------------------------------------------------


Total Portfolio.           N/A      16,239    1,482,965    N/A       N/A

Period of Delinquency:

  31-59 days....           1.21       242      22,682     1.49%     1.53%

  60-89 days....           .74        144      13,954     0.89       0.94

  90 days or more          2.95       533      52,355     3.28       3.53

Total Delinquent Loans     4.90       919      88,991     5.66       6.00

Loans in Foreclosure*      2.85       483      46,187     2.97       3.11


- ------------------------------------

* Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                                Real Estate Owned
                             (Dollars in Thousands)


                                 At December 31, 1993                At December 31, 1994               At December 31, 1995

                                               By Dollar                            By Dollar                          By Dollar
                           By No. of           Amount of          By No. of          Amount           By No. of        Amount of
                               LOANS           LOANS              LOANS             OF LOANS            LOANS            LOANS
                           -------------   ----------------   ----------------   ---------------   --------------   --------------

Total Portfolio..........        1,233          $146,352               6,115      $615,488               14,625     $1,367,031

Foreclosed Loans(1)......            0                 0                  12         1,512                  100         9,632

Foreclosed Ratio(2)......            0               .00                 .20           .25                  .68           .70



                               At December 31, 1995

                                             By Dollar
                           By No. of          Amount
                               LOANS        OF LOANS
                           -------------   ---------


Total Portfolio..........

Foreclosed Loans(1)......

Foreclosed Ratio(2)......


(1) For the purposes of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Option One, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.

(2) The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.


                             Loan Loss Experience on
                        Option One's Servicing Portfolio
                                of Mortgage Loans
                             (Dollars in Thousands)

                                                    YEAR ENDING DECEMBER 31,

                                     1993                    1994                 1995                     Six Months Ended
                                     ----                    ----                 ----
                                                                                                             JUNE 30, 1996
                                                                                                             -------------

Total Portfolio (1)                 $  146,352            $  615,488            $ 1,367,031

Gross Losses (2)                    $        0            $       17

Recoveries (3)                      $        0            $        0

Net Losses (4)                      $        0            $       17

Net Losses as a Percentage of       $     0.00%                 0.00%
Total Portfolio




(1) "Total Portfolio" on the date stated above is the principal balances of the mortgage loans outstanding on the last day of the period.
(2) "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal, foreclosure costs and accrued interest to the date of liquidation.
(3) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.
(4)      "Net Losses" means "Gross Losses" minus "Recoveries."


         GENERAL. There can be no assurance that the delinquency and foreclosure experience of the Mortgage Loans will correspond to the delinquency and foreclosure experience of the servicing portfolio of either ICII, Wendover or Option One set forth in the foregoing tables. The statistics shown above represent the respective delinquency and foreclosure experiences only at the dates presented, whereas the aggregate delinquency and foreclosure experience on the Mortgage Loans will depend on the results obtained over the life of the Trust. Each servicing portfolio includes mortgage loans with a variety of payment and other characteristics (including geographic location) which are not necessarily representative of the payment and other characteristics of the Mortgage Loans. In addition, Wendover's servicing portfolio includes consumer and commercial loans. Each servicing portfolio includes mortgage loans underwritten pursuant to guidelines not necessarily representative of those applicable to the Mortgage Loans. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by ICII, Wendover or Option One. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Loans.


                         FEDERAL INCOME TAX CONSEQUENCES

         For federal income tax purposes, the Bonds [will][will not] be treated as having been issued with "original issue discount" (as defined in the Prospectus). See "Federal Income Tax Consequences" in the Prospectus.

         The Bonds will not be treated as "qualifying real property loans" under
Section 593 (d) of the Code, assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5)(A) of the Code. In addition, interest on the Bonds will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The Bonds will also not be treated as "qualified mortgages" under Section 860G(a)(3)(C) of the Code.

         Prospective investors in the Bonds should see "Federal Income Tax Consequences" and "State and Other Tax Consequences" in the Prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuer and purchasers of the Bonds.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in an Underwriting Agreement, dated August __, 1996 (the "Underwriting Agreement"), among Salomon Brothers Inc (the "Underwriter"), the Company [and the Seller], the Underwriter has agreed to purchase and the Company has agreed to sell to the Underwriter the Bonds. It is expected that delivery of the Bonds will be made only in book-entry form through the Same Day Funds Settlement System of DTC, on or about August 29, 1996, against payment therefor in immediately available funds.

         The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Bonds is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Company's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

         The distribution of the Bonds by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Company from the sale of the Bonds, before deducting expenses payable by the Company, will be approximately _________% of the aggregate initial Bond Principal Balance of the Bonds. The Underwriter may effect such transactions by selling the Bonds to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Bonds, the Underwriter may be deemed to have received compensation from the Company in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Bonds may be deemed to be underwriters and any profit on the resale of the Bonds positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

         The Underwriting Agreement provides that the Company will indemnify the Underwriter, and that under limited circumstances the Underwriter will indemnify the Company, against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

         There can be no assurance that a secondary market for the Bonds will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Bonds will be the monthly statements discussed in the Prospectus under "Description of the Bonds--Reports to Bondholders," which will include information as to the outstanding principal balance of the Bonds. There can be no assurance that any additional information regarding the Bonds will be available through any other source. In addition, the Company is not aware of any source through which price information about the Bonds will be generally available on an ongoing basis. The limited nature of such information regarding the Bonds may adversely affect the liquidity of the Bonds, even if a secondary market for the Bonds becomes available.


                                 LEGAL OPINIONS

         Certain legal matters relating to the Bonds will be passed upon for the Company and the Underwriter by Thacher Proffitt & Wood, New York, New York and for the Bond Insurer by Kutak Rock, Omaha, Nebraska.


                                     RATINGS

         It is a condition of the issuance of the Bonds that they be rated "AAAr" by Standard & Poor's Ratings Services ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's").

         S&P's ratings on mortgage pass-through certificates address the likelihood of the receipt by Bondholders of payments required under the Indenture. S&P's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Bonds, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Bonds. S&P's rating on the Bonds does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Certain Yield and Prepayment Considerations" herein.

         The ratings assigned by Moody's to mortgage pass-through certificates also address the likelihood of the receipt by Bondholders of all distributions to which such Bondholders are entitled. The rating process addresses the structural and legal aspects associated with the Bonds, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Bondholders might suffer a lower than anticipated yield.

         The Company has not requested a rating on the Bonds by any rating agency other than S&P and Moody's. However, there can be no assurance as to whether any other rating agency will rate the Bonds, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Bonds by another rating agency, if assigned at all, may be lower than the ratings assigned to the Bonds by S&P and Moody's.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Bonds are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Bonds.

         The ratings do not represent any assessment of the Master Servicer's ability to repurchase any Converting Mortgage Loan following the conversion of the related Mortgage Rate to a fixed rate, or the effect on the yield to Bondholders resulting from any such conversion and the failure of the Master Servicer to repurchase such Converting Mortgage Loan, and the "r" designation in S&P's rating of the Bonds specifically indicates that such assessment has not been made.

                                LEGAL INVESTMENT

         The Bonds will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

         The Company makes no representations as to the proper characterization of the Bonds for legal investment or other purposes, or as to the ability of particular investors to purchase the Bonds under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Bonds. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Bonds constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the Prospectus.


                              ERISA CONSIDERATIONS

                  The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements (including, but not limited to, individual retirement accounts and annuities), as well as on collective investment funds and certain separate and general accounts in which such plans or arrangements are invested (all of which are hereinafter referred to as a "Plan") and on persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Bonds would be required to determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. In addition, ERISA and the Code prohibit certain transactions involving the assets of a Plan and "disqualified persons" (within the meaning of the Code) and "parties in interest" (within the meaning of ERISA) who have certain specified relationships to the Plan. Therefore, a Plan fiduciary considering an investment in the Bonds should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Bonds should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Bonds.

                  The U.S. Department of Labor has granted to Salomon Brothers Inc an administrative exemption (Prohibited Transaction Exemption __-__, as amended; Exemption Application No. D-____, __ Fed. Reg. ____) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans, and other obligations that meet the conditions and requirements of the Exemption.

                  Among the conditions that must be satisfied for the Exemption to apply are the following:

                           (1) the acquisition of the Bonds by a Plan is on
                  terms (including the price for such Bonds) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

                           (2) the rights and interests evidenced by the Bonds
                  acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

                           (3) the Bonds acquired by the Plan have received a
                  rating at the time of such acquisition that is one of the three highest generic rating categories from either S&P, Moody's, Duff & Phelps Credit Rating Co. ("DCR") or Fitch Investors Service, L.P.
                  ("Fitch").

                           (4) the Trustee must not be an affiliate of any other
                  member of the Restricted Group (as defined below);

                           (5) the sum of all payments made to and retained by
                  the Underwriter in connection with the distribution of the Bonds represents not more than reasonable compensation for underwriting such Bonds; the sum of all payments made to and retained by the Company pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer and any other servicer represents not more than reasonable compensation for such person's services under the Servicing Agreement and reimbursements of such person's reasonable expenses in connection therewith; and

                           (6) the Plan investing in the Bonds is an "accredited
                  investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

                  The Trust Fund must also meet the following requirements:

                           (i) the corpus of the Trust Fund must consists solely
                  of assets of the type that have been included in other investment pools;

                           (ii) certificates in such other investment pools must
                  have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of the Bonds; and

                           (iii) certificates evidencing interests in such other
                  investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Bonds.

                  Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any Class does not exceed twenty-five percent of all of the certificates of that Class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity. The Exemption does not apply to Plans sponsored by the Seller, the Company, the Underwriter, the Trustee, the Master Servicer, the Bond Insurer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

                  The Company believes that the Exemption will apply to the acquisition and holding of the Bonds by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. As of the date hereof, there is no single Mortgage Loan included in the Trust Fund that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Fund.

                  Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of Prohibited Transaction Class Exemption 83-1, the Exemption and any other administrative exemption under ERISA, and the potential consequences in their specific circumstances, prior to making an investment in the Bonds. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Bonds is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. In particular, purchasers that are insurance companies should consult with their counsel with respect to the recent United States Supreme Court case, JOHN HANCOCK MUTUAL LIFE INSURANCE CO. V. HARRIS TRUST AND SAVINGS BANK (decided December 13, 1993). In JOHN HANCOCK, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" under certain circumstances. Purchasers should analyze whether the decision may have an impact with respect to purchases of the Bonds. In particular, such an insurance company should consider the retroactive and prospective exemptive relief proposed by the Department of Labor for transactions involving insurance company general account in respect of Application No. D-9622, 59 Fed. Reg. 43134 (August 22, 1994). See "ERISA Considerations" in the Prospectus.


                                     EXPERTS

         The consolidated financial statements of the Bond Insurer, MBIA Insurance Corporation (formerly known as Municipal Bond Investors Assurance Corporation), as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993, included as Appendix A to this Prospectus Supplement have been audited by Coopers & Lybrand L.L.P., independent auditors, as set forth in their report thereon appearing in this Prospectus Supplement and are included in reliance upon the authority of such firm as experts in accounting and auditing.

         No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the bonds offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.


                                TABLE OF CONTENTS
                                                                         PAGE
                                                                         ----
                              Prospectus Supplement
Summary..............................................                     S-
Risk Factors.........................................                     S-
Description of the Mortgage Pool.....................                     S-
Servicing of the Mortgage Loans......................                     S-
The Issuer...........................................                     S-
The Owner Trustee....................................                     S-
Description of the Bonds.............................                     S-
Description of the Purchase Agreement................                     S-
Assignment to the Issuer.............................                     S-
Description of the Servicing Agreement...............                     S-
Description of the Indenture.........................                     S-
Federal Income Tax Consequences......................                     S-
ERISA Considerations.................................                     S-
Legal Investment.....................................                     S-
Method of Distribution...............................                     S-
Legal Matters........................................                     S-
Ratings..............................................                     S-
Appendix A--Audited Financial Statements of the
     Bond Insurer....................................                    A-1
Appendix B--Unaudited Financial Statements
     of the Bond Insurer.............................                    B-1
Underwriting Guidelines Applicable
     to the Mortgage Loans...........................                    C-1
                                   Prospectus
Summary of Prospectus ...............................
Risk Factors.........................................
The Mortgage Pools...................................
Servicing of Mortgage Loans..........................
Description of Credit Enhancement....................
Purchase Obligations.................................
Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder
The Company..........................................
ICI Funding Corporation..............................
The Agreements.......................................
Yield Considerations.................................
Maturity and Prepayment Considerations...............
Certain Legal Aspects of Mortgage Loans..............
Federal Income Tax Consequences......................
State and Other Tax Consequences.....................
ERISA Considerations.................................
Legal Investment Matters ............................
Use of Proceeds......................................
Methods of Distribution..............................
Legal Matters........................................
Financial Information................................
Rating...............................................
Index of Principal Definitions.......................

                   =========================================

                                IMH ASSETS CORP.
                               IMPERIAL CMB TRUST
                                     1996-1



                                $________________

                                 Collateralized
                                 Mortgage Bonds

                                 Series 1996-1







                                 ---------------
                              PROSPECTUS SUPPLEMENT

                                 ---------------


                        --------------------------------




                                 August__, 1996






                                  [UNDERWRITER]








                    =========================================

                   Subject to Completion Dated August 20, 1996

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


PROSPECTUS

Collateralized Mortgage Bonds
IMH Assets Corp.
The collateralized mortgage bonds (the "Bonds") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series.

Each series of Bonds will represent indebtedness of the related trust fund (with respect to any series, the "Trust Fund") to be established by IMH Assets Corp. (the "Company") pursuant to a trust agreement (the "Trust Agreement") and will be secured by certain assets deposited therein. Each Trust Fund for a series of Bonds and the related Certificates (as defined herein, and together with the Bonds, the "Securities") will consist primarily of a segregated pool (a "Mortgage Pool") of one- to four-family and/or multifamily residential first and/or junior mortgage loans or manufactured housing conditional sales contracts and installment loan agreements (collectively, the "Mortgage Loans") or interests therein, acquired by the Company from one or more affiliated or unaffiliated institutions (the "Sellers"). See "The Mortgage Pools." The Mortgage Loans and other assets in each Trust Fund, which may only include, if applicable, reinvestment income, reserve funds, cash accounts and various forms of credit enhancement as described herein (collectively, the "Trust Fund Assets") will be pledged pursuant to an indenture (the "Indenture") to secure a series of Bonds to the extent and as more fully described herein under "The Agreements" and in the related Prospectus Supplement. Information regarding the Bonds of a series, and the general characteristics of the Mortgage Loans and other Trust Fund Assets in the related Trust Fund, will be set forth in the related Prospectus Supplement.

Each series of Bonds will include one or more classes. Each class of Bonds of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of Bonds to receive a specified portion of payments of principal or interest (or both) on the Mortgage Loans and the other Trust Fund Assets in the related Trust Fund in the manner described herein under "Description of the Bonds" and in the related Prospectus Supplement. A series may include one or more classes of Bonds entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of Bonds which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

THE COMPANY'S ONLY OBLIGATIONS WITH RESPECT TO A SERIES OF BONDS WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY, EXCEPT AS PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT. THE MASTER SERVICER (THE "MASTER SERVICER") FOR ANY SERIES OF BONDS WILL BE NAMED IN THE RELATED PROSPECTUS SUPPLEMENT. THE PRINCIPAL OBLIGATIONS OF THE MASTER SERVICER WILL BE PURSUANT TO ITS CONTRACTUAL SERVICING OBLIGATIONS (WHICH INCLUDE ITS LIMITED OBLIGATION TO MAKE CERTAIN ADVANCES IN THE EVENT OF DELINQUENCIES IN PAYMENTS ON THE RELATED MORTGAGE LOANS). SEE "DESCRIPTION OF THE BONDS."

If so specified in the related Prospectus Supplement, the Trust Fund for a series of Bonds may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, bankruptcy bond, special hazard insurance policy or reserve fund. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of Bonds or by Overcollateralization (as defined herein). See "Description of Credit Enhancement."

The rate of payment of principal of each class of Bonds entitled to a portion of principal payments on the Mortgage Loans and the other Trust Fund Assets in the related Mortgage Pool will depend on the priority of payment of such class and the rate and timing of principal payments (including by reason of prepayments, defaults, liquidations and repurchases of Mortgage Loans) on such Mortgage Loans and other Trust Fund Assets. A rate of principal payment slower or faster than that anticipated may affect the yield on a class of Bonds in the manner described herein and in the related Prospectus Supplement. See "Yield Considerations."

Bonds of a series will be characterized for federal income tax purposes as debt instruments. No election will be made to treat a Trust Fund or a designated portion thereof as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. See "Federal Income Tax Consequences" herein.

SEE "RISK FACTORS" BEGINNING ON PAGE __ HEREIN AND ON PAGE S-__ IN THE RELATED PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENTS IN THE CERTIFICATES.

PROCEEDS OF THE ASSETS IN THE RELATED TRUST FUND AND PAYMENTS UNDER ANY BOND INSURANCE POLICY ARE THE SOLE SOURCE OF PAYMENTS ON THE BONDS. THE BONDS DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE BONDS OF ANY SERIES NOR THE UNDERLYING MORTGAGE LOANS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Bonds may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related Prospectus Supplement.

There will be no secondary market for the Bonds of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the Bonds will develop or, if it does develop, that it will continue. The Bonds will not be listed on any securities exchange.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

The date of this Prospectus is August __, 1996.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE BONDS OFFERED HEREBY AND THEREBY OR AN OFFER OF SUCH BONDS TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                                TABLE OF CONTENTS

CAPTION                                                                PAGE
- -------                                                                ----

SUMMARY OF PROSPECTUS.................................................  4

RISK FACTORS.......................................................... 14

THE MORTGAGE POOLS.................................................... 18
         General...................................................... 18
         The Mortgage Loans........................................... 20
         Underwriting Standards....................................... 24
         Qualifications of Originators and Sellers.................... 26
         Representations by Sellers................................... 26

SERVICING OF MORTGAGE LOANS........................................... 29
         General...................................................... 29
         The Master Servicer.......................................... 29
         Collection and Other Servicing Procedures;
         Mortgage Loan Modifications.................................. 29
         Subservicers................................................. 32
         Special Servicers............................................ 32
         Realization Upon or Sale of Defaulted
         Mortgage Loans............................................... 32
         Servicing and Other Compensation and
         Payment of Expenses; Spread.................................. 34
         Evidence as to Compliance.................................... 35

DESCRIPTION OF THE BONDS.............................................. 36
         General...................................................... 36
         Form of Bonds................................................ 37
         Assignment of Trust Fund Assets.............................. 38
         Collection Account........................................... 40
         Distributions................................................ 44
         Distributions of Interest and Principal on the
         Bonds........................................................ 45
         Funding Account.............................................. 46
         Distributions on the Bonds in Respect of
         Prepayment Premiums.......................................... 46
         Allocation of Losses and Shortfalls.......................... 47
         Advances..................................................... 47
         Reports to Bondholders....................................... 48

DESCRIPTION OF CREDIT ENHANCEMENT..................................... 49
         General...................................................... 49
         Financial Guaranty Insurance Policy.......................... 50
         Subordinate Bonds............................................ 50
         Letter of Credit............................................. 51
         Mortgage Pool Insurance Policies............................. 51
         Special Hazard Insurance Policies............................ 53
         Bankruptcy Bonds............................................. 54
         Overcollateralization........................................ 54
         Reserve Funds................................................ 54
         Maintenance of Credit Enhancement............................ 55
         Reduction or Substitution of Credit
         Enhancement.................................................. 57

PURCHASE OBLIGATIONS.................................................. 58

PRIMARY MORTGAGE INSURANCE, HAZARD
INSURANCE;
CLAIMS THEREUNDER..................................................... 58
         General...................................................... 58
         Primary Mortgage Insurance Policies.......................... 58
         Hazard Insurance Policies.................................... 60
         FHA Insurance................................................ 61

THE COMPANY........................................................... 62

ICI FUNDING CORPORATION............................................... 62

THE AGREEMENTS........................................................ 62
         Events of Default; Rights Upon Event of
         Default...................................................... 62
         Amendment.................................................... 64
         Termination; Redemption of Bonds............................. 65
         The Owner Trustee............................................ 65
         The Indenture Trustee........................................ 66

YIELD CONSIDERATIONS.................................................. 66

MATURITY AND PREPAYMENT
CONSIDERATIONS........................................................ 69

CERTAIN LEGAL ASPECTS OF MORTGAGE
LOANS................................................................. 70
         Single Family Loans and Multifamily Loans.................... 70
         Contracts.................................................... 71
         Foreclosure on Mortgages..................................... 73
         Repossession with respect to Contracts....................... 74
         Rights of Redemption......................................... 76
         Anti-Deficiency Legislation and Other
         Limitations on Lenders....................................... 76
         Junior Mortgages............................................. 78
         Consumer Protection Laws with respect to
         Contracts.................................................... 78
         Environmental Legislation.................................... 79
         Enforceability of Certain Provisions......................... 79
         Subordinate Financing........................................ 80
         Applicability of Usury Laws.................................. 81
         Alternative Mortgage Instruments............................. 81
         Formaldehyde Litigation with respect to
         Contracts.................................................... 82
         Soldiers' and Sailors' Civil Relief Act of
         1940......................................................... 82

FEDERAL INCOME TAX CONSEQUENCES....................................... 83
         General...................................................... 83

STATE AND OTHER TAX CONSEQUENCES...................................... 89

ERISA CONSIDERATIONS.................................................. 90
         Tax-Exempt Investors......................................... 91

LEGAL INVESTMENT MATTERS.............................................. 91

USE OF PROCEEDS....................................................... 92

METHODS OF DISTRIBUTION............................................... 92

LEGAL MATTERS......................................................... 94

FINANCIAL INFORMATION................................................. 94

RATING................................................................ 94

INDEX OF PRINCIPAL DEFINITIONS........................................ 95

         UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE RELATED BONDS, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http:\\www.sec.gov). The Company does not intend to send any financial reports to Bondholders.

         This Prospectus does not contain all of the information set forth in the Registration Statement (of which this Prospectus forms a part) and exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933 (the "Securities Act") and to which reference is hereby made.

                             REPORTS TO BONDHOLDERS

         The Master Servicer or other designated person will be required to provide periodic unaudited reports concerning each Trust Fund to all registered holders of Bonds of the related series as are required under the Exchange Act and the rules and regulations of the Commission thereunder. See "Description of the Bonds--Reports to Bondholders."

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         There are incorporated herein and in the related Prospectus Supplement by reference all documents and reports filed or caused to be filed by the Company with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Bonds of the related series. The Company will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Bonds, upon written or oral request of such person, a copy of any or all such reports incorporated herein by reference, in each case to the extent such reports relate to one or more of such classes of such Bonds, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed in writing to IMH Assets Corp., 20371 Irvine Avenue, Suite 200, Santa Ana Heights, California 92707, or by telephone at (714) 556-0122. The Company has determined that its financial statements will not be material to the offering of any Bonds.

                              SUMMARY OF PROSPECTUS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Bonds contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Bonds of such series. Capitalized terms used in this summary that are not otherwise defined shall have the meanings ascribed thereto elsewhere in this Prospectus. An index indicating where certain capitalized terms used herein are defined appears at the end of this Prospectus.

Securities Offered................    Collateralized mortgage bonds (the
                                      "Bonds"). The Bonds offered hereby and by the various Prospectus Supplements with respect hereto will be offered from time to time in series.

Company...........................    IMH Assets Corp. (the "Company"), a
                                      limited- purpose wholly owned subsidiary of Imperial Credit Mortgage Holdings, Inc.
                                      ("Imperial Holdings") and an affiliate of ICI Funding Corporation ("ICI Funding").
                                      See "The Company."

Issuer............................    The Issuer with respect to a series of
                                      Bonds will be the Company or an owner
                                      trust established by it for the purpose of issuing one or more series of Bonds. Each such owner trust will be created pursuant to a trust agreement (the "Trust
                                      Agreement") between the Company, acting as depositor, and the Owner Trustee. Each series of Bonds will represent indebtedness of the Issuer and will be issued pursuant to an indenture between the Issuer and the Indenture Trustee (the
                                      "Indenture") whereby the Issuer will
                                      pledge the Trust Fund to secure the Bonds under the lien of the Indenture. As to each series of Bonds where the Issuer is an owner trust, the ownership of the Trust
                                      Fund will be evidenced by certificates
                                      (the "Certificates," and together with the Bonds, the "Securities") issued under the Trust Agreement, which are not offered hereby. The Bonds will represent nonrecourse obligations solely of the
                                      Issuer, and the proceeds of the Trust Fund will be the sole source of payments on the Bonds, except as described herein under "Description of Credit Enhancement" and in the related Prospectus Supplement.

Master Servicer...................    The master servicer (the "Master
                                      Servicer"), if any, for a series of Bonds will be specified in the related
                                      Prospectus Supplement and may be ICI
                                      Funding or another affiliate of the
                                      Company. See "ICI Funding Corporation" and
                                      "Servicing of Mortgage Loans--The Master
                                      Servicer."

Special Servicer..................    The special servicer (the "Special
                                      Servicer"), if any, for a series of Bonds will be specified, or the circumstances under which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. Any Special
                                      Servicer may be an affiliate of the
                                      Company. See "Servicing of Mortgage
                                      Loans--Special Servicers."

Administrator.....................    An entity may be named as the
                                      Administrator in the related Prospectus
                                      Supplement, if required in addition to or in lieu of the Master Servicer or Servicer for a series of Bonds (the
                                      "Administrator").

Indenture Trustee.................    The Indenture Trustee for each series of
                                      Bonds will be specified in the related
                                      Prospectus Supplement (the "Indenture
                                      Trustee").

Owner Trustee.....................    As to each series of Bonds where the
                                      Issuer in an owner trust, the Owner
                                      Trustee for each related Trust Fund will be specified in the related Prospectus
                                      Supplement (the "Owner Trustee").

The Bonds.........................    Each series of Bonds will include one or
                                      more classes of Bonds which will represent indebtedness secured by a segregated pool of Mortgage Loans (exclusive of any portion of interest payments (the
                                      "Spread") relating to each Mortgage Loan retained by the Company or any of its affiliates) or interests therein and certain other assets, which may only include, if applicable, reinvestment income, reserve funds, cash accounts and various forms of credit enhancement as described herein (collectively, the "Trust
                                      Fund Assets," and the related trust fund, the "Trust Fund").

                                      Except for certain Strip Bonds (as
                                      hereinafter described), each series of
                                      Bonds, or class of

                                      Bonds in the case of a series consisting of two or more classes, will have a stated principal balance and will be entitled to distributions of interest based on a specified interest rate or rates (each, an "Interest Rate"). Each series or class of Bonds may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of two or more such Interest Rates. The related Prospectus Supplement will specify the Interest Rate or Rates for each series or class of Bonds, or the initial Interest Rate or Rates and the method for determining subsequent changes to the Interest Rate or Rates.

                                      A series may include one or more classes of Bonds ("Strip Bonds") entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distribu- tions, with disproportionate, nominal or no principal distributions. In addition, a series may include two or more classes of Bonds which differ as to timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the Mortgage Pool, which series may include one or more classes of Bonds ("Accrual Bonds"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each Distribution Date, as hereinafter defined, in the manner described in the related Prospectus Supplement.

                                      If so provided in the related Prospectus
                                      Supplement, a series of Bonds may include one or more classes of Bonds
                                      (collectively, the "Senior Bonds") which are senior to one or more classes of Bonds (collectively, the "Subordinate Bonds") in respect of certain distributions of principal and interest and allocations of losses on Mortgage Loans. In addition, certain classes of Senior (or Subordinate) Bonds may be senior to other classes of Senior (or Subordinate) Bonds in respect of such distributions or losses. The Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the Bonds. See "Description of the Bonds."

                                      The Bonds will not be guaranteed or
                                      insured by any governmental agency or
                                      instrumentality, by the Company, the
                                      Master Servicer or any of their respective affiliates.

                                      Bonds of one or more classes of a series may be issued in book-entry form. See "Description of the Bonds--Form of Bonds."

The Mortgage Pools................    Each Trust Fund will consist primarily of
                                      a segregated pool (a "Mortgage Pool") of mortgage loans and/or manufactured housing conditional sales and installment loan agreements (collectively, the "Mortgage
                                      Loans") or interests therein. Each
                                      Mortgage Loan will be secured by a first or junior lien on or security interest in
                                      (i) a one- to four- family residential
                                      property, (ii) a residential property
                                      consisting of five or more rental or
                                      cooperatively-owned dwelling units or
                                      (iii) a new or used manufactured home
                                      (each, a "Mortgaged Property"). The
                                      Mortgaged Properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto
                                      Rico. For a description of the types of
                                      Mortgage Loans that may be included in the Mortgage Pools, see "The Mortgage
                                      Pools--The Mortgage Loans." The Mortgage
                                      Loans will not be guaranteed or insured by the Company, any of its affiliates or by any governmental agency or instrumentality.

                                      If specified in the related Prospectus
                                      Supplement, Mortgage Loans which are
                                      converting or converted from an
                                      adjustable-rate to a fixed-rate or certain
                                      Mortgage Loans for which the Mortgage Rate has been reset may be repurchased by the Company or purchased by the related Master Servicer, the applicable Seller or another party, or a designated remarketing agent will use its best efforts to arrange the sale thereof as further described herein under "The Mortgage Pools--The Mortgage Loans."

                                      If so specified in the related Prospectus
                                      Supplement, some Mortgage Loans may be
                                      delinquent or non-performing as of the
                                      date of their deposit in the related Trust
                                      Fund.

                                      Each Mortgage Loan included in a Trust
                                      Fund will have been selected by the
                                      Company from among those purchased, either directly or indirectly, from a prior holder thereof (a "Seller"), which prior holder may or may not be the originator of such Mortgage Loan and may be an affiliate of the Company.

                                      A Current Report on Form 8-K will be
                                      available upon request to purchasers of
                                      the Bonds of the related series and will be filed, together with the related Servicing Agreement, Trust Agreement (if any) and Indenture, with the Securities and Exchange Commission within fifteen days after such initial issuance.

Interest Distributions............    Except as otherwise specified herein or in
                                      the related Prospectus Supplement,
                                      interest on each class of Bonds of each
                                      series, other than Strip Bonds or Accrual
                                      Bonds (prior to the time when accrued
                                      interest becomes payable thereon), will
                                      accrue at the applicable Interest Rate
                                      (which may be a fixed, variable or
                                      adjustable rate or any combination
                                      thereof) on such class's principal balance outstanding from time to time and will be remitted on the 25th day (or, if such day is not a business day, on the next succeeding business day) of each month, commencing with the month following the month in which the Cut-off Date (as defined in the applicable Prospectus
                                      Supplement) occurs (each, a "Distribution
                                      Date"). Distributions, if any, with
                                      respect to interest on Strip Bonds will be calculated and made on each Distribution
                                      Date as described herein under
                                      "Description of the Bonds--Distribution of
                                      Interest and Principal on the Bonds" and in the related Prospectus Supplement.
                                      Interest that has accrued but is not yet payable on any Accrual Bonds will be added to the principal balance of such class on each Distribution Date, and will thereafter bear interest at the applicable
                                      Interest Rate. Distributions of interest with respect to one or more classes of Bonds (or, in the case of a class of Accrual Bonds, accrued interest to be added to the principal balance thereof) may be reduced as a result of the occurrence of certain delinquencies not covered by advances, losses, prepayments and other contingencies described herein and in the related Prospectus Supplement.
                                      See "Yield Considerations" and
                                      "Description of the Bonds--Distribution of
                                      Interest and Principal on the Bonds."

Principal Distributions...........    Except as otherwise specified in the
                                      related Prospectus Supplement, principal distributions on the Bonds of each series will be payable on each Distribution Date, commencing with the Distribution Date in the month following the month in which the Cut-off Date occurs, to the holders of the Bonds of such series, or of the class or classes of Bonds then entitled thereto, on a pro rata basis among all such Bonds or among the Bonds of any such class, in proportion to their respective outstanding principal balances, or in the priority and manner otherwise specified in the related
                                      Prospectus Supplement. Strip Bonds with no principal balance will not receive distributions in respect of principal.
                                      Distributions of principal with respect to any series of Bonds, or with respect to one or more classes included therein, may be reduced to the extent of certain delinquencies not covered by advances or losses not covered by the applicable form of credit enhancement. See "The
                                      Mortgage Pools," "Maturity and Prepayment
                                      Considerations" and "Description of the
                                      Bonds."

Funding Account...................    If so specified in the related Prospectus
                                      Supplement, a portion of the proceeds of the sale of one or more Classes of Bonds of a series may be deposited in a segregated account to be applied to acquire additional Mortgage Loans from the
                                      Sellers, subject to the limitations set
                                      forth herein under "Description of the
                                      Bonds-Funding Account." Monies on deposit in the Funding Account and not applied to acquire such additional Mortgage Loans within the time set forth in the related
                                      Trust Agreement or other applicable
                                      agreement may be treated as principal and applied in the manner described in the related Prospectus Supplement.

Credit Enhancement................    If so specified in the Prospectus
                                      Supplement, the Trust Fund with respect to any series of Bonds may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, bankruptcy bond or reserve fund to provide partial coverage for certain defaults and losses relating to the Mortgage Loans. Credit support also will be provided in the form of subordination of the Certificates (if applicable) and also may be provided in the form of subordination of one or more classes of Bonds in a series under which losses are first allocated to any Subordinate Bonds up to a specified limit or in the form of Overcollateralization.
                                      Any form of credit enhancement may have
                                      certain limitations and exclusions from
                                      coverage thereunder, which will be
                                      described in the related Prospectus
                                      Supplement. Losses not covered by any form of credit enhancement will be borne by the holders of the related Bonds (or certain classes thereof). To the extent not set forth herein, the amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and related information will be set forth in the Prospectus Supplement relating to a series of Bonds. See
                                      "Description of Credit Enhancement" and
                                      "Subordination."

Advances..........................    If and to the extent described in the
                                      related Prospectus Supplement, and subject to any limitations specified therein, the Master Servicer for any Trust Fund will be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments on the
                                      Mortgage Loans in such Trust Fund. Any
                                      such advance made by the Master Servicer with respect to a Mortgage Loan is recoverable by it as described herein under "Description of the Bonds--Advances" either from recoveries on or in respect of the specific Mortgage Loan or, with respect to any advance subsequently determined to be nonrecoverable from recoveries on or in respect of the specific Mortgage Loan, out of funds otherwise distributable to the holders of the related series of Bonds, which may include the holders of any Senior Bonds of such series. If and to the extent provided in the Prospectus Supplement for a series of Bonds, the Master Servicer will be entitled to receive interest on its advances for the period that they are outstanding payable from amounts in the related Trust Fund.

Optional Termination..............    The Master Servicer, the Company or a
                                      person specified in the related Prospectus
                                      Supplement (other than any Bondholder) may at its option either (i) effect early retirement of a series of Bonds through the purchase of the assets in the related
                                      Trust Fund or (ii) purchase, in whole but not in part, the Bonds specified in the related Prospectus Supplement; in each case under the circumstances and in the manner set forth herein under "The
                                      Agreements--Termination; Redemption of
                                      Bonds" and in the related Prospectus
                                      Supplement.

 Legal Investment.................    At the date of issuance, as to each
                                      series, each class of Bonds will be rated at the request of the Company in one of the four highest rating categories by one or more nationally recognized statistical rating agencies (each, a "Rating Agency").
                                      Each class of Bonds that is rated in one of the two highest rating categories by at least one Rating Agency will constitute
                                      "mortgage related securities" for purposes of the Secondary Mortgage Market
                                      Enhancement Act of 1984, as amended
                                      ("SMMEA"). Investors whose investment
                                      authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Bonds of any series constitute legal investments for them. See "Legal
                                      Investment Matters."

ERISA Considerations..............    A fiduciary of an employee benefit plan
                                      and certain other retirement plans and
                                      arrangements, including individual
                                      retirement accounts and annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee
                                      Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Bonds could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code.
                                      Investors are advised to consult their
                                      counsel and to review "ERISA
                                      Considerations" herein and in the related
                                      Prospectus Supplement.

Federal Income
  Tax Consequences................    In the opinion of Tax Counsel (as defined
                                      herein), for federal income tax purposes, the Bonds will constitute indebtedness of the Issuer.

                                      Bonds held by a mutual savings bank or
                                      domestic building and loan association
                                      will not represent interests in
                                      "qualifying real property loans" within
                                      the meaning of Code section 593(d); (ii)
                                      Bonds held by a domestic building and loan association will not constitute "loans...secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (iii) Bonds held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(5)(A) and interest on Bonds will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

                                      Investors are advised to consult their tax advisors as to the tax consequences of an investment in the Bonds in light of investors' individual circumstances and to review "Federal Income Tax Consequences" herein and in the related Prospectus Supplement for a more general discussion of material tax matters related to the Bonds. See "Federal Income Tax Consequences."

                                  RISK FACTORS

         Investors should consider, among other things, the following factors in connection with the purchase of the Bonds:

         LIMITED LIQUIDITY. There can be no assurance that a secondary market for the Bonds of any series will develop or, if it does develop, that it will provide Bondholders with liquidity of investment or that it will continue for the life of the Bonds of any series. The Prospectus Supplement for any series of Bonds may indicate that an underwriter specified therein intends to establish a secondary market in such Bonds, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any Bond in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The Bonds will not be listed on any securities exchange.

         LIMITED OBLIGATIONS. The Bonds will evidence an obligation of the related Issuer to remit certain payments to the registered holder thereof. The Bonds will not represent an interest in or obligation of the Company, the Master Servicer or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Bonds and the Mortgage Loans will be the obligations (if any) of the Company pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's servicing obligations under the related Servicing Agreement (including, if and to the extent described in the related Prospectus Supplement, its limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans) and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Master Servicer in connection with a Purchase Obligation or an agreement to purchase or act as remarketing agent with respect to a Convertible Mortgage Loan upon conversion to a fixed rate. Neither the Bonds nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, by the Company, the Master Servicer or any of their respective affiliates. Proceeds of the assets included in the related Trust Fund for each series of Bonds (including the Mortgage Loans and any form of credit enhancement) will be the sole source of payments on the Bonds, and there will be no recourse to the Company, the Master Servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Bonds.

         LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT. With respect to each series of Bonds, credit enhancement will be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement will be provided in one or more of the forms referred to herein, including: subordination of any Subordinate Bonds of the same series; a Financial Guaranty Insurance Policy; a Letter of Credit; a Purchase Obligation; a Mortgage Pool Insurance Policy; a Special Hazard Insurance Policy; a Bankruptcy Bond; Overcollateralization; a Reserve Fund; or any combination thereof. See "Subordination" and "Description of Credit Enhancement" herein. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses or risks, and may provide no coverage as to certain other types of losses or risks. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Bonds (or certain classes thereof). The Company, the Master Servicer or other specified person will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Bonds, if each applicable Rating Agency indicates that the then-current rating(s) thereof will not be adversely affected. The rating(s) of any series of Bonds by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Loans in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. Neither the Company, the Master Servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating(s) of any series of Bonds. See "Description of Credit Enhancement--Reduction of Credit Enhancement."

         LIMITED NATURE OF RATINGS. It is a condition to the issuance of the Bonds that each class of Bonds be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Bond, and, accordingly, there can be no assurance that the ratings assigned to any Bond on the date on which such Bonds are initially issued will not be lowered or withdrawn by a Rating Agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related Bonds may be adversely affected. See "Rating" herein.

         FORECLOSURE RISKS OF THE MORTGAGE LOANS. Statutory and judicial limitations on foreclosure procedures may delay recovery in respect of the mortgaged property and, in some instances, limit the amount that may be recovered by the foreclosing lender. Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in certain states, notice to any party having an interest of record in the real property, including junior lienholders. Certain states have adopted "anti-deficiency" statutes that limit the ability of a lender to realize upon assets securing a mortgage loan. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of such statutes and judicial principles may be to delay and/or reduce distributions in respect of the Bonds. See "Certain Legal Aspects of Mortgage Loans-Foreclosure on Mortgages."

         RISKS OF MORTGAGE LOANS AND PROPERTY VALUE. An investment in securities such as the Bonds that are secured by mortgage loans and/or manufactured housing conditional sales contracts and installment loan agreements may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In particular, Mortgage Loans with high Loan-to-Value Ratios will be affected by any decline in real estate values. Any decrease in the value of such Mortgage Loans may result in the allocation of losses which are not covered by credit enhancement to the Bonds.

         RISKS OF NON-CONFORMING MORTGAGE LOANS. Certain Mortgage Loans may be underwritten in accordance with underwriting standards which are primarily intended to provide single family mortgage loans for non-conforming credits. A "non-conforming credit" means a mortgage loan which is ineligible for purchase by FNMA or FHLMC due to credit characteristics that do not meet the FNMA or FHLMC underwriting guidelines, including mortgagors whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such FNMA or FHLMC underwriting guidelines. Accordingly, Mortgage Loans underwritten under the Originators' non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the FNMA or FHLMC underwriting guidelines. Any such losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Bonds.

         RISKS OF MORTGAGE LOANS WITH VARIABLE PAYMENTS. Certain of the types of loans which may be included in the Mortgage Pools may involve additional uncertainties not present in traditional types of loans. In the case of Mortgage Loans that are subject to negative amortization, due to the addition to principal balance of Deferred Interest, the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. In the case of Buydown Loans, the increase in the Monthly Payment by the Mortgagor during and following the Buydown Period may result in an increased risk of default on such Buydown Loan. Certain of the Mortgage Loans provide for escalating or variable payments by the borrower under the Mortgage Loan (the "Mortgagor"), as to which the Mortgagor is generally qualified on the basis of the initial payment amount. In some instances, Mortgagors may not be able to make their loan payments as such payments increase and thus the likelihood of default will increase. Any risks associated with the variable payments of such Mortgage Loans may affect the yield to maturity of the Bonds to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Bonds.

         RISKS OF MORTGAGE LOANS WITH JUNIOR LIENS. Certain Mortgage Loans may be secured by second liens on the related Mortgaged Properties. As to Mortgage Loans secured by second mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Mortgage Loans only to the extent that the claims of such senior mortgages have been satisfied in full, including any related foreclosure costs. In addition, the holder of a Mortgage Loan secured by a junior mortgage may not foreclose on the Mortgaged Property unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees, although the Master Servicer or Subservicer may, at its option, advance such amounts to the extent deemed recoverable and prudent. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all senior liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, Holders of one or more classes of the Bonds, to the extent not covered by credit enhancement, are likely to (i) incur losses in jurisdictions in which a deficiency judgment against the borrower is not available, and (ii) incur losses if any deficiency judgment obtained is not realized upon. In addition, the rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

         RISKS OF MORTGAGE LOAN CONCENTRATION. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans securing certain series of Bonds may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Moreover, as described below, any Mortgage Loan for which a breach of a representation or warranty exists will remain in the related Trust Fund in the event that a Seller is unable, or disputes its obligation, to repurchase such Mortgage Loan and such a breach does not also constitute a breach of any representation made by any other person. In such event, any resulting losses will be borne by the related form of credit enhancement, to the extent available. Any risks associated with Mortgage Loan concentration may affect the yield to maturity of the Bonds to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Bonds.

         RISKS ASSOCIATED WITH BALLOON LOANS. Certain of the Mortgage Loans included in a Trust Fund, particularly those secured by Multifamily Properties, may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the Mortgagor to make the balloon payment. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, prevailing general economic conditions, the availability of credit for loans secured by comparable real properties and, in the case of Multifamily Properties, the financial condition and operating history of the Mortgagor and the related Mortgaged Property, tax laws and rent control laws. Any risks associated with the Balloon Loans may affect the yield to maturity of the Bonds to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Bonds.

         RISKS WITH RESPECT TO MORTGAGE LOANS WITH LIMITED RECOURSE. It is anticipated that some or all of the Mortgage Loans included in any Trust Fund, particularly Mortgage Loans secured by Multifamily Properties, will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of Mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the Mortgagor and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the other assets of the Mortgagor will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. Any risks associated with Mortgage Loans with no or limited recourse may affect the yield to maturity of the Bonds to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Bonds.

         RISKS ASSOCIATED WITH MULTIFAMILY LOANS. Mortgage Loans made on the security of Multifamily Properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of Single Family Properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of Mortgage Loans secured by Multifamily Properties may be greater than for a pool of Mortgage Loans secured by Single Family Properties of comparable aggregate unpaid principal balance because the pool of Mortgage Loans secured by Multifamily Properties is likely to consist of a smaller number of higher balance loans. Any risks associated with the Multifamily Loans may affect the yield to maturity of the Bonds to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Bonds.

         RISKS OF UNDERWRITING STANDARDS OF UNAFFILIATED SELLERS. Mortgage Loans to be included in a Mortgage Pool will have been purchased by the Company, either directly or indirectly from Sellers. Such Mortgage Loans will generally have been originated in accordance with underwriting standards acceptable to the Company and generally described herein under "The Mortgage Pools--Underwriting Standards" or such alternative underwriting criteria as may be described in the related Prospectus Supplement. However, in some cases, particularly those involving Unaffiliated Sellers, the Company may not be able to establish the underwriting standards used in the origination of the related Mortgage Loans. In those cases, the related Prospectus Supplement will include a statement to such effect and will reflect what, if any, reunderwriting of the related Mortgage Loans was done by the Company or any of its affiliates. To the extent the Mortgage Loans cannot be reunderwritten or the underwriting criteria cannot be verified, the Mortgage Loans may suffer losses greater than they would had they been directly underwritten by the Company or an affiliate thereof. Any such losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Bonds.

         LEGAL AND REGULATORY RISKS. Applicable federal and state laws generally regulate interest rates and other charges, require certain disclosures, prohibit unfair and deceptive practices, regulate debt collection, and require licensing of the originators of the mortgage loans and contracts. Depending on the provisions of the applicable law and the specified facts and circumstances involved, violations of those laws, policies and principles may limit the ability to collect all or part of the principal of or interest on the Mortgage Loans and may entitle the borrower to a refund of amounts previously paid. See "Certain Legal Aspects of Mortgage Loans" herein. To the extent such laws and regulations result in losses on the mortgage loans, the yield to maturity of the Bonds, to the extent not covered by credit enhancement, may be affected.

         YIELD AND PREPAYMENT CONSIDERATIONS. The yield to maturity of the Bonds of each series will depend on, among other things, the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases due to conversion of ARM Loans to fixed interest rate loans or breaches of representations and warranties) on the related Mortgage Loans and the price paid by Bondholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. The yield to maturity on Strip Bonds will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield to maturity on certain other types of classes of Bonds, including Accrual Bonds, Bonds with a Interest Rate which fluctuates inversely with an index or certain other classes in a series including more than one class of Bonds, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Bonds. In addition, to the extent amounts in any Funding Account have not been used to purchase additional Mortgage Loans, holders of the Bonds may receive an additional prepayment. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. See "Yield Considerations" and "Maturity and Prepayment Considerations" herein.

         ENVIRONMENTAL RISKS OF THE MORTGAGE LOANS. To the extent the Master Servicer acquires title to any Mortgaged Property with contaminated with or affected by hazardous wastes or hazardous substances, or, with respect to any Multifamily Property, not in compliance with environmental laws and regulations, the Mortgage Loans may incur losses. See "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans--Environmental Legislation." To the extent such environmental risks result in losses on the mortgage loans, the yield to maturity of the Bonds, to the extent not covered by credit enhancement, may be affected.

         ERISA CONSIDERATIONS. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Bonds of any series. See "ERISA Considerations".


                               THE MORTGAGE POOLS

GENERAL

         Each Mortgage Pool will consist primarily of Mortgage Loans, minus the Spread, if any, or any other interest retained by the Company or any affiliate of the Company. The Mortgage Loans may consist of Single Family Loans, Multifamily Loans and Contracts, each as described below.

         The Mortgage Loans (other than the Contracts) will be evidenced by promissory notes ("Mortgage Notes") and secured by mortgages, deeds of trust or other similar security instruments ("Mortgages") that, in each case, create a first or junior lien on the related Mortgagor's fee or leasehold interest in the related Mortgaged Property. The Mortgaged Properties for such loans may consist of attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments and certain other individual dwelling units (a "Single Family Property" and the related loans, "Single Family Loans"), which in each case may be owner-occupied or may be a vacation, second or non-owner-occupied home. The Mortgaged Properties for such loans may also consist of residential properties consisting of five or more rental or cooperativelyowned dwelling units in high-rise, mid-rise or garden apartment buildings or projects ("Multifamily Properties" and the related loans, "Multifamily Loans").

         The "Contracts" will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home. The "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         Mortgaged Properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

         The Mortgage Loans will not be guaranteed or insured by the Company, any of its affiliates or by any governmental agency or instrumentality. However, if so specified in the related Prospectus Supplement, the Mortgage Loans may be insured by the Federal Housing Administration (the "FHA" and such loans, "FHA Loans"). See "Description of Primary Insurance Policies--FHA Insurance."

         A Mortgage Pool may include Mortgage Loans that are delinquent or non-performing as of the date the related series of Bonds is issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance and any other information relevant for a prospective purchaser to make an investment decision.

         Each Mortgage Loan will be selected by the Company for inclusion in a Mortgage Pool from among those purchased by the Company, either directly or through its affiliates, from banks, savings and loan associations, mortgage bankers, investment banking firms, the Resolution Trust Corporation (the "RTC"), the Federal Deposit Insurance Corporation (the "FDIC") and other mortgage loan originators or sellers not affiliated with the Company ("Unaffiliated Sellers") or from affiliates of the Company such as ICI Funding, Imperial Holdings, Southern Pacific Thrift and Loan Association, Southern Pacific Funding Corporation and Imperial Credit Industries, Inc. (collectively, the "Affiliated Sellers"; Unaffiliated Sellers and Affiliated Sellers are collectively referred to herein as "Sellers"). If a Mortgage Pool is composed of Mortgage Loans acquired by the Company directly from Unaffiliated Sellers, the related Prospectus Supplement will specify the extent of Mortgage Loans so acquired. The characteristics of the Mortgage Loans are as described in the related Prospectus Supplement. Other mortgage loans available for purchase by the Company may have characteristics which would make them eligible for inclusion in a Mortgage Pool but were not selected for inclusion in such Mortgage Pool.

         Under certain circumstances, the Mortgage Loans to be included in a Mortgage Pool will be delivered either directly or indirectly to the Company by one or more Sellers identified in the related

Prospectus Supplement, concurrently with the issuance of the related series of Bonds (a "Designated Seller Transaction"). Such Bonds may be sold in whole or in part to any such Seller in exchange for the related Mortgage Loans, or may be offered under any of the other methods described herein under "Methods of Distribution." The related Prospectus Supplement for a Mortgage Pool composed of Mortgage Loans acquired by the Company pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the Mortgage Loans and the underwriting standards applicable to the Mortgage Loans. None of the Company or, unless it is the Seller, ICI Funding or any of their affiliates will make any representation or warranty with respect to such Mortgage Loans, or any representation as to the accuracy or completeness of such information provided by the Seller.

THE MORTGAGE LOANS

         Each of the Mortgage Loans will be a type of mortgage loan described or referred to in paragraphs numbered (1) through (8) below, with any variations described in the Prospectus Supplement:

                  (1) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

                  (2) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 25 or 30 years;

                  (3) Fully-amortizing adjustable-rate mortgage loans ("ARM Loans") having an original or modified term to maturity of not more than approximately 25 or 30 years with a related interest rate (a "Mortgage Rate") which generally adjusts initially either three months, six months or one, three, five or seven years subsequent to the initial payment date, and thereafter at either three-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of a fixed percentage set forth in the related Mortgage Note (the "Note Margin") and an index*. The related Prospectus Supplement will set forth the relevant index and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related Mortgage Pool. The related Prospectus Supplement will also indicate any periodic or lifetime limitations on changes in any per annum Mortgage Rate at the time of any adjustment. If specified in the related Prospectus Supplement, an ARM Loan may include a provision that allows the Mortgagor to convert the adjustable Mortgage Rate to a fixed rate at some point during the term of such ARM Loan generally not later than six to ten years subsequent to the initial payment date;

- ---------------
         * The index (the "Index") for a particular Mortgage Pool will be specified in the related Prospectus Supplement and may include one of the following indexes: (i) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (ii) the weekly auction average investment yield of U.S. Treasury bills of six months, (iii) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (iv) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco,
         (v) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related Prospectus Supplement or (vi) any other index described in the related Prospectus Supplement.

                  (4) Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 25 or 30 years with Mortgage Rates which generally adjust initially on the payment date referred to in the related Prospectus Supplement, and on each of certain periodic payment dates thereafter, to equal the sum of the Note Margin and the index. The scheduled monthly payment will be adjusted as and when described in the related Prospectus Supplement to an amount that would fully amortize the Mortgage Loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to certain limitations as specified in the related Prospectus Supplement. If an adjustment to the Mortgage Rate on a Mortgage Loan causes the amount of interest accrued thereon in any month to exceed the scheduled monthly payment on such mortgage loan, the resulting amount of interest that has accrued but is not then payable ("Deferred Interest") will be added to the principal balance of such Mortgage Loan;

                  (5) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Rate on such mortgage loan. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of such mortgage loans;

                  (6) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 25 or 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Rate. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan within its approximately 25- or 30- year term. Deferred Interest, if any, will be added to the principal balance of such mortgage loan; or

                  (7) Mortgage loans ("Balloon Loans") having payment terms similar to those described in one of the preceding paragraphs numbered
         (1) through (6), calculated on the basis of an assumed amortization term, but providing for a payment (a "Balloon Payment") of all outstanding principal and interest to be made at the end of a specified term that is shorter than such assumed amortization term.

         If provided in the related Prospectus Supplement, certain of the Mortgage Pools may contain Single Family and Multifamily Loans secured by junior liens, and the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of such Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any such Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the

Senior Liens or purchase the Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Bonds of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         If so specified in the related Prospectus Supplement, a Mortgage Loan may contain a prohibition on prepayment (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lockout Expiration Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Penalty").

         Certain information, including information regarding loan-to-value ratios (each, a "Loan-to-Value Ratio") at origination of the Mortgage Loans underlying each series of Bonds, will be supplied in the related Prospectus Supplement. In the case of most Mortgage Loans, the "Loan-to-Value Ratio" at origination is defined generally as the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination (or, if appropriate, at the time of an appraisal subsequent to origination), plus, in the case of a Mortgage Loan secured by a junior lien, the outstanding principal balance of the related Senior Liens, to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property securing a Single Family or Multifamily Mortgage Loan will generally be equal to the lesser of (x) the appraised value determined in an appraisal obtained at origination of such Mortgage Loan, if any, or, if the related Mortgaged Property has been appraised subsequent to origination, the value determined in such subsequent appraisal and (y) the sales price for the related Mortgaged Property (except in certain circumstances in which there has been a subsequent appraisal). In the case of certain refinanced, modified or converted Single Family or Multifamily Loans, the "Value" of the related Mortgaged Property will generally be equal to the lesser of (x) the appraised value of the related Mortgaged Property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related Mortgage Property or, if the Mortgage Loan is not a rate and term refinance Mortgage Loan and if the Mortgaged Property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related Mortgaged Property plus the added value of any improvements. Certain Mortgage Loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of such negative amortization. For purposes of calculating the Loanto-Value Ratio of a Contract relating to a new Manufactured Home, the "Value" is generally no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the "Value" is generally the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. Manufactured Homes are less likely than other types of housing to experience appreciation in value and more likely to experience depreciation in value over time.

         The Mortgage Loans may be "equity refinance" Mortgage Loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the Mortgagor or used for purposes unrelated to the Mortgaged Property. Alternatively, the Mortgage

Loans may be "rate and term refinance" Mortgage Loans, as to which substantially all of the proceeds (net of related costs incurred by the Mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The Mortgage Loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a Mortgaged Property may be subject to secondary financing at the time of origination of the Mortgage Loan or thereafter.

         If provided for in the related Prospectus Supplement, a Mortgage Pool may contain ARM Loans which allow the Mortgagors to convert the adjustable rates on such Mortgage Loans to a fixed rate at some point during the life of such Mortgage Loans (each such Mortgage Loan, a "Convertible Mortgage Loan"), generally not later than six to ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the related Prospectus Supplement, upon any conversion, the Company, the related Master Servicer, the applicable Seller or a third party will purchase the converted Mortgage Loan as and to the extent set forth in the related Prospectus Supplement. Alternatively, if specified in the related Prospectus Supplement, the Company or the related Master Servicer (or another party specified therein) may agree to act as remarketing agent with respect to such converted Mortgage Loans and, in such capacity, to use its best efforts to arrange for the sale of converted Mortgage Loans under specified conditions. Upon the failure of any party so obligated to purchase any such converted Mortgage Loan, the inability of any remarketing agent to arrange for the sale of the converted Mortgage Loan and the unwillingness of such remarketing agent to exercise any election to purchase the converted Mortgage Loan for its own account, the related Mortgage Pool will thereafter include both fixed rate and adjustable rate Mortgage Loans.

         If provided for in the related Prospectus Supplement, certain of the Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan (the "Buydown Period") will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) an amount (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "Buydown Funds") contributed by the seller of the Mortgaged Property or another source and placed in a custodial account (the "Buydown Account"), (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds or (iii) additional buydown funds to be contributed over time by the Mortgagor's employer or another source. See "Description of the Bonds--Payments on Mortgage Loans; Deposits to Collection Account." Generally, the Mortgagor under each Buydown Mortgage Loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a Buydown Mortgage Loan is dependent on the ability of the Mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for certain Buydown Mortgage Loans, during the Buydown Period.

         The Prospectus Supplement for each series of Bonds will contain information as to the type of Mortgage Loans that will be included in the related Mortgage Pool. Each Prospectus Supplement applicable to a series of Bonds will include certain information, generally as of the Cut-off Date and to the extent then available to the Company, on an approximate basis, as to (i) the aggregate principal balance of the Mortgage Loans, (ii) the type of property securing the Mortgage Loans, (iii) the original or modified terms to maturity of the Mortgage Loans, (iv) the range of principal balances of the Mortgage Loans at origination or modification, (v) the earliest origination or modification date and latest maturity date of the Mortgage Loans, (vi) the Loan-to-Value Ratios of the Mortgage Loans, (vii) the Mortgage Rate or range of Mortgage Rates borne by the Mortgage Loans, (viii) if any of the Mortgage Loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin, (ix) the geographical distribution of the Mortgage Loans, (x) the number of Buydown Mortgage Loans, if applicable, and (xi) the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable. A Current Report on Form 8-K will be available upon request to holders of the related series of Bonds and will be filed, together with the related Master Servicing Agreement, Trust Agreement and Indenture, with the Securities and Exchange Commission within fifteen days after the initial issuance of such Bonds. In the event that Mortgage Loans are added to or deleted from the Trust Fund after the date of the related Prospectus Supplement, such addition or deletion will be noted in the Current Report on Form 8-K.

         The Company will cause the Mortgage Loans constituting each Mortgage Pool to be assigned, without recourse, to the Indenture Trustee named in the related Prospectus Supplement, for the benefit of the holders of all of the Securities of a series (the "Securityholders"). Except to the extent that servicing of any Mortgage Loan is to be transferred to a Special Servicer, the Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, directly or through other mortgage servicing institutions ("Subservicers"), pursuant to a Servicing Agreement and will receive a fee for such services. See "Servicing of Mortgage Loans," "Description of the Bonds" and "The Agreements." With respect to those Mortgage Loans serviced by the Master Servicer through a Subservicer, the Master Servicer will remain liable for its servicing obligations under the related Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans. The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Subservicers and Sellers, as more fully described herein under "--Representations by Sellers" below, "Servicing of Mortgage Loans--Subservicers," and "Description of the Bonds--Assignment of Trust Fund Assets," and, if and to the extent set forth in the related Prospectus Supplement, its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans as described herein under "Description of the Bonds--Advances"). In addition to or in lieu of the Master Servicer for a series of Bonds, the related Prospectus Supplement may identify an Administrator for the Trust Fund. The Administrator may be an affiliate of the Company. All references herein to "Master Servicer" and any discussions of the servicing and administration functions of the Master Servicer will also apply to the Administrator to the extent applicable.

UNDERWRITING STANDARDS

         Mortgage Loans to be included in a Mortgage Pool will have been purchased by the Company, either directly or indirectly from Sellers. Such Mortgage Loans will generally have been originated in accordance with underwriting standards acceptable to the Company or alternative underwriting criteria. The underwriting standards for the Mortgage Loans included in each Mortgage Pool are described below and in the related Prospectus Supplement. However, in some cases, particularly those involving Unaffiliated Sellers, the Company may not be able to establish the underwriting standards used in the origination of the related Mortgage Loans. In those cases, the related Prospectus Supplement will include a statement to such effect and will reflect what, if any, re-underwriting of the related Mortgage Loans was done by the Company or any of its affiliates.

         The underwriting standards to be used in originating the Mortgage Loans are primarily intended to assess the creditworthiness of the Mortgagor, the value of the Mortgaged Property and the adequacy of such property as collateral for the Mortgage Loan.

         The primary considerations in underwriting a Single Family Loan or Contract are the Mortgagor's employment stability and whether the Mortgagor has sufficient monthly income available (i) to meet the Mortgagor's monthly obligations on the proposed Mortgage Loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the Mortgage Loan is another critical factor. In addition, a Mortgagor's credit history and repayment ability, as well as the type and use of the Mortgaged Property, are also considerations.

         In the case of the Multifamily Loans, lenders typically look to the Debt Service Coverage Ratio of a loan as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Multifamily Loan at any given time is generally equal to the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. "Net Operating Income" generally means, for any given period, the total operating revenues derived from a Multifamily Property during such period, minus the total operating expenses incurred in respect of such property during such period other than (i) non-cash items such as depreciation and amortization,
(ii) capital expenditures and (iii) debt service on loans (including the related Mortgage Loan) secured by liens on such property. The Net Operating Income of a Multifamily Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a Multifamily Property, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned Multifamily Property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Multifamily Loan. Lenders also look to the Loan-to-Value Ratio of a Multifamily Loan as a measure of risk of loss if a property must be liquidated following a default.

         It is expected that each prospective Mortgagor will complete a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies will generally be required. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a Multifamily Loan, the Mortgagor will also be required to provide certain information regarding the related Multifamily Property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the Multifamily Property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the Mortgagor's prior experience in owning and operating properties similar to the Multifamily Properties.

         Mortgaged Properties will generally be appraised by licensed appraisers. The appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of Single Family Properties, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to Multifamily Properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance. All appraisals are usually required to conform to the Uniform Standards of Professional Appraisal Practice and the Financial

Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and must be on forms acceptable to the Federal National Mortgage Association ("FNMA") and/or the Federal Home Loan Mortgage Corporation ("FHLMC").

         Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Bonds may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value for a Multifamily Property. As stated above, appraised values of Multifamily Properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from such approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

         If so specified in the related Prospectus Supplement, the underwriting of a Multifamily Loan may also include environmental testing. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. See "Certain Legal Aspects of Mortgage Loans--Environmental Legislation".

         With respect to any FHA Loan the Mortgage Loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA. See "Description of Primary Insurance Policies--FHA Insurance".

         To the extent relevant and available, the related Prospectus Supplement will include delinquency and foreclosure experience for the applicable Seller(s).

QUALIFICATIONS OF ORIGINATORS AND SELLERS

         Each Mortgage Loan will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act of 1934, as amended (the "Housing Act"). Except with respect to Designated Seller Transactions, each Seller must satisfy certain criteria as to financial stability evaluated on a case-by-case basis by the Company.

REPRESENTATIONS BY SELLERS

         Each Seller will generally have made representations and warranties in respect of the Mortgage Loans sold by such Seller and evidenced by a series of Bonds. In the case of Mortgage Loans, such representations and warranties will generally include, among other things, that as to each such Mortgage Loan: (i) any required hazard and primary mortgage insurance policies were effective at the origination of such Mortgage Loan, and each such policy remained in effect on the date of purchase of such Mortgage Loan from the Seller by or on behalf of the Company; (ii) with respect to each Mortgage Loan other than a Contract, either (A) a title insurance policy insuring (subject only to permissible title insurance exceptions) the lien status of the Mortgage was effective at the origination of such Mortgage Loan and such policy remained in effect on the date of purchase of the Mortgage Loan from the Seller by or on behalf of the Company or (B) if the Mortgaged Property securing such Mortgage Loan is located in an area where such policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to such permissible exceptions set forth therein) the first lien status of the mortgage; (iii) the Seller has good title to such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a Buydown Mortgage Loan; (iv) there are no mechanics' liens or claims for work, labor or material affecting the related Mortgaged Property which are, or may be a lien prior to, or equal with, the lien of the related Mortgage (subject only to permissible title insurance exceptions); (v) the related Mortgaged Property is free from damage and in good repair; (vi) there are no delinquent tax or assessment liens against the related Mortgaged Property; (vii) such Mortgage Loan is not more than 60 days' delinquent as to any scheduled payment of principal and/or interest; (viii) if a Primary Insurance Policy is required with respect to such Mortgage Loan, such Mortgage Loan is the subject of such a policy; and (ix) such Mortgage Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the Securityholders in a Mortgage Loan, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace such Mortgage Loan as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any Mortgage Loan as to which such a breach of a representation or warranty arises.

         All of the representations and warranties of a Seller in respect of a Mortgage Loan will have been made as of the date on which such Mortgage Loan was purchased from the Seller by or on behalf of the Company; the date as of which such representations and warranties were made will be a date prior to the date of initial issuance of the related series of Bonds or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of Bonds. Accordingly, the Seller's purchase obligation (or, if specified in the related Prospectus Supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan by the Seller, an event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan. The only representations and warranties to be made for the benefit of holders of Bonds in respect of any related Mortgage Loan relating to the period commencing on the date of sale of such Mortgage Loan by the Seller to or on behalf of the Company will be certain limited representations of the Company and the Master Servicer described under "Description of the Bonds--Assignment of Trust Fund Assets" below.

         The Company will assign to the Indenture Trustee for the benefit of the holders of the related series of Securities all of its right, title and interest in each agreement by which it purchased a Mortgage Loan from a Seller insofar as such agreement relates to the representations and warranties made by such Seller in respect of such Mortgage Loan and any remedies provided for with respect to any breach of such representations and warranties. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan which materially and adversely affects the interests of the Securityholders therein within a specified period after having discovered or received notice of such breach, then such Seller may be obligated to purchase such Mortgage Loan at a price (the "Purchase Price") set forth in the related Servicing Agreement which Purchase Price will generally be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest through or about the date of purchase at the related Mortgage Rate (net of any portion of such interest payable to such Seller in respect of master servicing compensation, special servicing compensation or subservicing compensation, as applicable, and the Spread, if any).

         As to any Mortgage Loan required to be purchased by an Affiliated Seller as provided above, rather than repurchase the Mortgage Loan, the Seller may be entitled, at its sole option, to remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place another Mortgage Loan of like kind (a "Qualified Substitute Mortgage Loan"). Except as otherwise provided in the related Prospectus Supplement, any Qualified Substitute Mortgage Loan generally will, on the date of substitution, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Collection Account by the Master Servicer in the month of substitution for distribution to the Bondholders), (ii) have a Mortgage Rate and a Net Mortgage Rate not less than (and not more than one percentage point greater than) the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution, (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (v) comply with all of the representations and warranties made by such Affiliated Seller as of the date of substitution, and (vi) be covered under a primary insurance policy if such Mortgage Loan has a Loan-to-Value Ratio greater than 80%. The related purchase agreement may include additional requirements relating to ARM Loans or other specific types of Mortgage Loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. An Unaffiliated Seller will generally have no option to substitute for a Mortgage Loan that it is obligated to repurchase in connection with a breach of a representation and warranty.

         The Master Servicer will be required under the applicable Servicing Agreement to use reasonable efforts to enforce this purchase or substitution obligation for the benefit of the Indenture Trustee and the Securityholders, following such practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the Master Servicer in the event the applicable Seller fails to honor such obligation. In instances where a Seller is unable, or disputes its obligation, to purchase affected Mortgage Loans, the Master Servicer, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with such Seller that could provide for, among other things, the purchase of only a portion of the affected Mortgage Loans. Any such settlement could lead to losses on the Mortgage Loans which would be borne by the related Securities. In accordance with the above described practices, the Master Servicer will not be required to enforce any purchase obligation of a Seller arising from any misrepresentation by the Seller, if the Master Servicer determines in the reasonable exercise of its business judgment that the matters related to such misrepresentation did not directly cause or are not likely to directly cause a loss on the related Mortgage Loan. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's purchase obligation will not become an obligation of the Company or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a Mortgage Loan and neither the Company nor any other entity has assumed the representations and warranties, such repurchase obligation of the Seller will not become an obligation of the Company or any other party. The foregoing obligations will constitute the sole remedies available to Securityholders or the Indenture Trustee for a breach of any representation by a Seller or for any other event giving rise to such obligations as described above.

         Neither the Company nor the Master Servicer will be obligated to purchase a Mortgage Loan if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out such purchase obligations. Such a default by a Seller is not a default by the Company or by the Master Servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the Company or the Master Servicer, as described below under "Description of the Bonds--Assignment of Trust Fund Assets," the Company or the Master Servicer may have a purchase or substitution obligation. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of Bonds.

         If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any Mortgage Loan in connection with a breach of such representations and warranties, the identity of such person will be specified in the related Prospectus Supplement.


                           SERVICING OF MORTGAGE LOANS

GENERAL

         The Mortgage Loans included in each Mortgage Pool will be serviced and administered pursuant to a Servicing Agreement. A form of Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Servicing Agreement will vary depending upon the nature of the related Mortgage Pool. The following summaries describe certain servicing-related provisions that may appear in a Servicing Agreement for a Mortgage Pool that includes Mortgage Loans. The related Prospectus Supplement will describe any servicingrelated provision of such a Servicing Agreement that materially differs from the description thereof contained in this Prospectus. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related Servicing Agreement and the description of such provisions in the related Prospectus Supplement.

THE MASTER SERVICER

         The master servicer (the "Master Servicer"), if any, for a series of Bonds will be named in the related Prospectus Supplement and may be an affiliate of the Company. The Master Servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under a Servicing Agreement.

COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

         The Master Servicer for any Mortgage Pool, directly or through Subservicers, will be obligated under the Servicing Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Securityholders, in accordance with applicable law and the terms of such Servicing Agreement, such Mortgage Loans and any instrument of credit enhancement included in the related Trust Fund, and, to the extent consistent with the foregoing, in the same manner as would prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related Mortgaged Properties are located. Subject to the foregoing, the Master Servicer will have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, a Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided such procedures are consistent with the terms of the related Servicing Agreement, including the servicing standard specified therein and generally described in the preceding paragraph (as such may be more particularly described in the related Prospectus Supplement, the "Servicing Standard"), and do not impair recovery under any instrument of credit enhancement included in the related Trust Fund. Consistent with the foregoing, the Master Servicer will be permitted, in its discretion, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

         Under a Servicing Agreement, a Master Servicer will be granted certain discretion to extend relief to Mortgagors whose payments become delinquent. In the case of Single Family Loans and Contracts, a Master Servicer may, among other things, grant a period of temporary indulgence (generally up to four months) to a Mortgagor or may enter into a liquidating plan providing for repayment by such Mortgagor of delinquent amounts within a specified period (generally up to one year) from the date of execution of the plan. However, the Master Servicer must first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for such Mortgage Loan. In addition, if a material default occurs or a payment default is reasonably foreseeable with respect to a Multifamily Loan, the Master Servicer will be permitted, subject to any specific limitations set forth in the related Servicing Agreement and described in the related Prospectus Supplement, to modify, waive or amend any term of such Mortgage Loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that such modification, waiver or amendment (i) is reasonably likely to produce a greater recovery with respect to such Mortgage Loan on a present value basis than would liquidation and (ii) will not adversely affect the coverage under any applicable instrument of credit enhancement.

         In the case of Multifamily Loans, a Mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a Mortgagor under a Multifamily Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Multifamily Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Securityholders of the related series may vary considerably depending on the particular Multifamily Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume the Multifamily Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a Mortgagor files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related Multifamily Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans."

         Certain of the Mortgage Loans in a Mortgage Pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Multifamily Loans in a Mortgage Pool may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. In any case in which property subject to a Single Family Loan or Contract is being conveyed by the

Mortgagor, unless the related Prospectus Supplement provides otherwise, the Master Servicer will in general be obligated, to the extent it has knowledge of such conveyance, to exercise its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If the Master Servicer is prevented from enforcing such due-on-sale clause under applicable law or if the Master Servicer determines that it is reasonably likely that a legal action would be instituted by the related Mortgagor to avoid enforcement of such due-on-sale clause, the Master Servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Loan subject to certain specified conditions. The original Mortgagor may be released from liability on a Single Family Loan or Contract if the Master Servicer shall have determined in good faith that such release will not adversely affect the collectability of the Mortgage Loan. The Master Servicer will determine whether to exercise any right the Owner Trustee may have under any due-on-sale or due-on-encumbrance provision in a Multifamily Loan in a manner consistent with the Servicing Standard. The Master Servicer will generally be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions." FHA Loans contain no such clause and may be assumed by the purchaser of the mortgaged property.

         Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer may approve such a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

         In the case of Single Family and Multifamily Loans secured by junior liens on the related Mortgaged Properties, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Indenture Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. The Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then the Master Servicer will be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Securityholders, and/or to preserve the security of the related Mortgage Loan. The Master Servicer will generally be required to advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the related Securityholders and the Master Servicer determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

         The Master Servicer for any Mortgage Pool will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting Mortgage Rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing Mortgage Properties acquired through or in lieu of foreclosure (each, an "REO Property"); and maintaining servicing records relating to the Mortgage Loans in such Mortgage Pool. The Master Servicer will generally be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of credit enhancement. See "Description of Credit Enhancement."

SUBSERVICERS

         A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced by it to one or more third-party servicers (each, a "Subservicer"), but the Master Servicer will remain liable for such obligations under the related Servicing Agreement. The Master Servicer will be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Master Servicer's compensation pursuant to the related Servicing Agreement is sufficient to pay such fees. Each Subservicer will be entitled to reimbursement for certain expenditures which it makes, generally to the same extent as would the Master Servicer for making the same expenditures. See "--Servicing and Other Compensation and Payment of Expenses; Spread" below and "Description of the Bonds--The Collection Account."

SPECIAL SERVICERS

         If and to the extent specified in the related Prospectus Supplement, a special servicer (a "Special Servicer") may be a party to the related Servicing Agreement or may be appointed by the Master Servicer or another specified party to perform certain specified duties in respect of servicing the related Mortgage Loans that would otherwise be performed by the Master Servicer (for example, the workout and/or foreclosure of defaulted Mortgage Loans). The rights and obligations of any Special Servicer will be specified in the related Prospectus Supplement, and the Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

         Except as described below or in the related Prospectus Supplement, the Master Servicer will be required, in a manner consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans in the related Mortgage Pool as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection therewith, the Master Servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. The Master Servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related Trust Fund. In addition, the Master Servicer will not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (i) such foreclosure and/or restoration will increase the proceeds of liquidation of the Mortgage Loan to the related Securityholders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Collection Account in accordance with the Servicing Agreement).

         Notwithstanding the foregoing, the Master Servicer may not acquire title to any Multifamily Property securing a Mortgage Loan or take any other action that would cause the related Indenture Trustee, for the benefit of Securityholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master

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



Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

                  (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

                  (ii) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Legislation."

         In addition, the Master Servicer will not be obligated to foreclose upon or otherwise convert the ownership of any Single Family Property securing a Mortgage Loan if it has received notice or has actual knowledge that such property may be contaminated with or affected by hazardous wastes or hazardous substances; however, no environmental testing will generally be required. The Master Servicer will not be liable to the Bondholders of the related series if, based on its belief that no such contamination or effect exists, the Master Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

         With respect to a Mortgage Loan in default, the Master Servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) and a repurchase or substitution pursuant to a breach of a representation and warranty, such Mortgage Loan will be removed from the related Trust Fund if it has not been removed previously. The Master Servicer may elect to treat a defaulted Mortgage Loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to such Mortgage Loan thereafter incurred will be reimbursable to the Master Servicer (or any Subservicer) from any amounts otherwise distributable to holders of Securities of the related series, or may be offset by any subsequent recovery related to such Mortgage Loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to Securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the Master Servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with such defaulted Mortgage Loan. With respect to certain series of Bonds, if so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide, to the extent of coverage thereunder, that a defaulted Mortgage Loan will be removed from the Trust Fund prior to the final liquidation thereof. In addition, a Servicing Agreement may grant to the Master Servicer, a Special Servicer, a provider of credit enhancement and/or the holder or holders of certain classes of Securities of the related series a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Bondholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. Furthermore, a Servicing Agreement may authorize the Master Servicer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery to Securityholders on a present value basis than would liquidation of the related Mortgaged Property.

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




         In the event that title to any Mortgaged Property is acquired in foreclosure, deed in lieu of foreclosure or otherwise, the deed or certificate of sale will be issued to the Indenture Trustee or to its nominee on behalf of Securityholders of the related series. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan (an "REO Mortgage Loan") will be considered for most purposes to be an outstanding Mortgage Loan held in the Trust Fund until such time as the Mortgaged Property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to such defaulted Mortgage Loan (a "Liquidated Mortgage Loan"). For purposes of calculations of amounts distributable to Securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any such acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, such amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as such REO Mortgage Loan is considered to remain in the Trust Fund.

         If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer with respect to such Mortgage Loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. If so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide for reinstatement subject to certain conditions in the event that, following the final liquidation of a Mortgage Loan and a draw under such credit enhancement, subsequent recoveries are received. If a gain results from the final liquidation of a defaulted Mortgage Loan or an REO Mortgage Loan which is not required by law to be remitted to the related Mortgagor, the Master Servicer will not be entitled to retain such gain as additional servicing compensation unless the related Prospectus Supplement provides otherwise. For a description of the Master Servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the Mortgage Loans, see "Description of Credit Enhancement" and "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; SPREAD

         The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for a series of Bonds will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Mortgage Loan, and such compensation will be retained by it on a monthly or other periodic basis from collections of interest on such Mortgage Loan in the related Trust Fund at the time such collections are deposited into the applicable Collection Account. This portion of the servicing fee will be calculated with respect to each Mortgage Loan by multiplying such fee by the principal balance of such Mortgage Loan. In addition, the Master Servicer will not retain any Prepayment Premiums, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Collection Account. Any additional servicing compensation will be described in the related Prospectus Supplement. Any Subservicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

         In addition to amounts payable to any Subservicer, the Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the Servicing Agreement, including, if so specified in the related Prospectus Supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the Owner Trustee and the Indenture Trustee, any custodian appointed by the Owner Trustee and the Bond Registrar, and payment of expenses incurred in enforcing the obligations of Subservicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Subservicers and Sellers under certain limited circumstances. In addition, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related Prospectus Supplement, the Master Servicer will be entitled to receive interest on amounts advanced to cover such reimbursable expenses for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and the Master Servicer will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Securityholders or as otherwise provided in the related Servicing Agreement and described in such Prospectus Supplement.

         The Prospectus Supplement for a series of Bonds will specify whether there will be any Spread retained. Any such Spread will be a specified portion of the interest payable on each Mortgage Loan in a Mortgage Pool and will not be part of the related Trust Fund. Any such Spread will be established on a loan-by-loan basis and the amount thereof with respect to each Mortgage Loan in a Mortgage Pool will be specified on an exhibit to the related Servicing Agreement. Any partial recovery of interest in respect of a Mortgage Loan will be allocated between the owners of any Spread and the holders of classes of Securities entitled to payments of interest as provided in the related Prospectus Supplement and the applicable Servicing Agreement.

         If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from Mortgagor prepayments during such period. See "Yield Considerations."

EVIDENCE AS TO COMPLIANCE

         Each Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the Company and the Indenture Trustee to the effect that, on the basis of an examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under agreements (including the related Servicing Agreement) substantially similar to each other was conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to those Subservicers which also have been the subject of such an examination.

         Each Servicing Agreement will also provide for delivery to the Indenture Trustee, on or before a specified date in each year, of an annual statement signed by one or more officers of the Master Servicer to the effect that, to the best knowledge of each such officer, the Master Servicer has fulfilled in all material respects its obligations under the Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Servicing Agreement.

         Copies of the annual accountants' statement and the annual statement of officers of a Master Servicer may be obtained by Bondholders without charge upon written request to the Master Servicer or the Indenture Trustee.


                            DESCRIPTION OF THE BONDS

GENERAL

         The Bonds will be issued in series. Each series of Bonds (or, in certain instances, two or more series of Bonds) will be issued pursuant to an Indenture between the Company and the Indenture Trustee, similar to the form filed as an exhibit to the Registration Statement of which this Prospectus is a part. Each Indenture, Trust Agreement and Servicing Agreement will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K. The following summaries (together with additional summaries under "The Agreements" below) describe certain provisions relating to the Bonds common to each of the Agreements. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreements for each Trust Fund and the related Prospectus Supplement. Wherever particular sections or defined terms of the Agreements are referred to herein, such sections or defined terms are thereby incorporated herein by reference.

         Bonds of each series covered by a particular Indenture will evidence indebtedness of the related Issuer secured by a separate Trust Fund. A Trust Fund will consist of, to the extent provided in the Indenture: (i) such Mortgage Loans (and the related mortgage documents) or interests therein underlying a particular series of Bonds as from time to time are subject to the Indenture, exclusive of, if specified in the related Prospectus Supplement, any Spread or other interest retained by the Company or any of its affiliates with respect to each such Mortgage Loan; (ii) such assets including, without limitation, all payments and collections in respect of the Mortgage Loans due after the related Cut-off Date, as from time to time are identified as deposited in respect thereof in the related Collection Account as described below; (iii) any property acquired in respect of Mortgage Loans in the Trust Fund, whether through foreclosure of such Mortgage Loans or by deed in lieu of foreclosure or otherwise; (iv) hazard insurance policies, Primary Insurance Policies and FHA insurance policies, if any, maintained in respect of Mortgage Loans in the Trust Fund and certain proceeds of such policies; (v) certain rights of the Company under any Mortgage Loan Purchase Agreement, including in respect of any representations and warranties therein; and (vi) any combination, as and to the extent specified in the related Prospectus Supplement, of a Financial Guaranty Insurance Policy, Letter of Credit, Purchase Obligation, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond as described under "Description of Credit Enhancement." To the extent that any Trust Fund includes certificates of interest or participations in Mortgage Loans, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

         Each series of Bonds may consist of any one or a combination of the following: (i) a single class of Bonds; (ii) two or more classes of Bonds, one or more classes of which will be senior ("Senior Bonds") in right of payment to one or more of the other classes of Bonds, if any (collectively, the "Subordinate Bonds"), and as to which certain classes of Bonds may be senior to other classes of Senior Bonds or Subordinate Bonds, as described in the respective Prospectus Supplement (any such series, a "Senior/Subordinate Series"); (iii) two or more classes of Bonds, one or more classes ("Strip Bonds") of which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions; (iv) two or more classes of Bonds which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any such class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes"), or on the basis of collections from designated portions of the Mortgage Pool, and which classes may include one or more classes of Bonds ("Accrual Bonds") with respect to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each Distribution Date for the period described in the related Prospectus Supplement; or (v) other types of classes of Bonds, as described in the related Prospectus Supplement. The Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the Bonds. As to each series, all Bonds offered hereby (the "Bonds") will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the Bonds of each series may be provided by a Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Letter of Credit, Purchase Obligation, Overcollateralization or Reserve Fund as described under "Description of Credit Enhancement," by the subordination of one or more other classes of Subordinate Bonds or by any combination of the foregoing.

FORM OF BONDS

         Except as described below, the Bonds of each series will be issued as physical certificates in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferrable and exchangeable at the corporate trust office of the registrar (the "Bond Registrar") named in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Bonds, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term "Bondholder" or "Holder" as used herein refers to the entity whose name appears on the records of the Bond Registrar (consisting of or including the "Bond Register") as the registered holder of a Bond, except as otherwise indicated in the related Prospectus Supplement.

         If so specified in the related Prospectus Supplement, specified classes of a series of Bonds will be initially issued through the book-entry facilities of The Depository Trust Company ("DTC"). As to any such class of Bonds ("DTC Registered Bonds"), the record Holder of such Bonds will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, "Intermediaries") have indirect access to DTC's clearance system.

         No person acquiring an interest in any DTC Registered Bonds (each such person, a "Beneficial Owner") will be entitled to receive a Bond representing such interest in registered, certificated form, unless either (i) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (ii) the Company elects in its sole discretion to discontinue the registration of such Bonds through DTC. Prior to any such event, Beneficial Owners will not be recognized by the Indenture Trustee or the Master Servicer as Holders of the related Bonds for purposes of the related Indenture, and Beneficial Owners will be able to exercise their rights as owners of such Bonds only indirectly through DTC, Participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Bonds may do so only through DTC, either directly if such Beneficial Owner is a Participant or indirectly through Participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Bonds will be required to be made in minimum denominations specified in the related Prospectus Supplement. The ability of a Beneficial Owner to pledge DTC Registered Bonds to persons or entities that are not Participants in the DTC system, or to otherwise act with respect to such Bonds, may be limited because of the lack of physical certificates evidencing such Bonds and because DTC may act only on behalf of Participants.

         Distributions in respect of the DTC Registered Bonds will be forwarded by the Indenture Trustee or other specified person to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Bonds. Under DTC's procedures, DTC will take actions permitted to be taken by Holders of any class of DTC Registered Bonds under the Indenture only at the direction of one or more Participants to whose account the DTC Registered Bonds are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests required therefor. DTC may take conflicting actions with respect to any action of Holders of Bonds of any Class to the extent that Participants authorize such actions. None of the Master Servicer, the Company, the Indenture Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Bonds, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT OF TRUST FUND ASSETS

         At the time of issuance of a series of Bonds, the Company will assign, or cause to be assigned, to the related Indenture Trustee (or its nominee), without recourse, the Mortgage Loans being included in the related Trust Fund, together with all principal and interest received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. If specified in the related Prospectus Supplement, the Company or any of its affiliates may retain the Spread, if any, for itself or transfer the same to others. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Servicing Agreement. Such schedule will include, among other things, information as to the principal balance of each Mortgage Loan in the related Trust Fund as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

         As to each series of Bonds, the foregoing assignment of the Mortgage Loans to the Indenture Trustee will be made for the purpose of granting a security interest in the Mortgage Loans to the Indenture Trustee to secure the Bonds. As to any series of Bonds where the Issuer is an owner trust, immediately prior to such pledge to the Indenture Trustee, the Company will convey the Mortgage Loans to the Owner Trustee pursuant to the Trust Agreement.

         In addition, the Company will, as to each Mortgage Loan (other than Contracts), deliver, or cause to be delivered, to the related Indenture Trustee (or to the custodian described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of the Indenture Trustee (or a nominee thereof), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Indenture Trustee (or a nominee thereof) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Servicing Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Indenture Trustee if the Company delivers, or causes to be delivered, to the related Indenture Trustee (or the custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Company cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Servicing Agreement because of a delay caused by the public recording office, the Company will deliver, or cause to be delivered, to the related Indenture Trustee (or the custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Company will deliver, or cause to be delivered, to the related Indenture Trustee (or the custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Company cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Servicing Agreement because such Mortgage or assignment has been lost, the Company will deliver, or cause to be delivered, to the related Indenture Trustee (or the custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Assignments of the Mortgage Loans to the Indenture Trustee (or a nominee thereof) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Indenture Trustee, such recording is not required to protect the Indenture Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan, or except as otherwise specified in the related Prospectus Supplement as to any series of Bonds. In addition, unless specified in the related Prospectus Supplement, the Company will, as to each Contract, deliver, or cause to be delivered, the original Contract endorsed, without recourse, to the order of the Indenture Trustee and copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, together with a blanket assignment to the Indenture Trustee of all Contracts in the related Trust Fund and such documents and instruments. In order to give notice of the right, title and interest of the Bondholders to the Contracts, the Company will cause to be executed and delivered to the Indenture Trustee a UCC-1 financing statement identifying the Indenture Trustee as the secured party and identifying all Contracts as collateral.

         The Indenture Trustee (or the custodian hereinafter referred to) will hold such documents in trust for the benefit of the related Securityholders, and generally will review such documents within 90 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related Indenture, and within the time period specified in the related Indenture in the case of all other documents delivered. If any such document is found to be missing or defective in any material respect, the Indenture Trustee (or such custodian) will be required to promptly so notify the Master Servicer, the Company, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the Indenture Trustee, and such omission or defect materially and adversely affects the interests of Securityholders in the affected Mortgage Loan, then the related Seller will be obligated to purchase such Mortgage Loan from the Indenture Trustee at its Purchase Price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools--Representations of Sellers," to substitute for such Mortgage Loan). The Indenture Trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage Pools--Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to purchase (or substitute for) the affected Mortgage Loan as described above. Except as described in the Prospectus Supplement, neither the Master Servicer nor the Company will be obligated to purchase or substitute for such Mortgage Loan if the Seller defaults on its obligation to do so. This purchase or substitution obligation generally constitutes the sole remedy available to the related Securityholders and the related Indenture Trustee for omission of, or a material defect in, a constituent document. Any affected Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund.

         The Indenture Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Mortgage Pool, and to maintain possession of and, if applicable, to review, the documents relating to such Mortgage Loans, in any case as the agent of the Indenture Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Bonds will be set forth in the related Prospectus Supplement. Any such custodian may be an affiliate of the Company or the Master Servicer.

         With respect to the Mortgage Loans in a Mortgage Pool, except in the case of a Designated Seller Transaction, the Company will make certain representations and warranties as to the types and geographical concentrations of such Mortgage Loans and as to the accuracy, in all material respects, of certain identifying information furnished to the related Indenture Trustee in respect of each such Mortgage Loan (E.G., original Loan-to-Value Ratio, principal balance as of the Cut-off Date, Mortgage Rate and maturity). Upon a breach of any such representation which materially and adversely affects the interests of the Securityholders in a Mortgage Loan, the Company will be obligated to cure the breach in all material respects, to purchase the Mortgage Loan at its Purchase Price or, if specified in the related Prospectus Supplement, to substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan in accordance with the provisions for such substitution by Affiliated Sellers as described above under "The Mortgage Pools--Representations by Sellers." However, the Company will not be required to repurchase or substitute for any Mortgage Loan in connection with a breach of a representation and warranty if the substance of any such breach also constitutes fraud in the origination of the related Mortgage Loan. This purchase or substitution obligation generally constitutes the sole remedy available to Securityholders or the Indenture Trustee for such a breach of representation by the Company. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund.

         Pursuant to the related Servicing Agreement, the Master Servicer for any Mortgage Pool, either directly or through Subservicers, will service and administer the Mortgage Loans included in such Mortgage Pool and assigned to the related Indenture Trustee as more fully set forth under "Servicing of Mortgage Loans." The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Servicing Agreement.

COLLECTION ACCOUNT

         GENERAL. The Master Servicer and/or the Indenture Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Loans constituting such Trust Fund (collectively, the "Collection Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Bonds of the related series. A Collection Account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in United States government securities and other investment grade obligations specified in the related Servicing Agreement or Indenture ("Permitted Investments"). Any interest or other income earned on funds in the Collection Account will be not paid to the related Master Servicer or Indenture Trustee as additional compensation. If permitted by such Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or serviced by it on behalf of others.

         DEPOSITS. The related Master Servicer, Indenture Trustee or Special Servicer will be required to deposit or cause to be deposited in the Collection Account for each Trust Fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the Master Servicer, the Indenture Trustee or any Special Servicer subsequent to the Cut-off Date with respect to the Mortgage Loans in such Trust Fund (other than payments due on or before the Cut-off
Date):

                  (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

                  (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, any Special Servicer or Sub-Servicer as its servicing compensation or as compensation to the Indenture Trustee, and further net of any Spread;

                  (iii) all proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

                  (iv) any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of Bonds as described under "Description of Credit Enhancement";

                  (v)  any advances made as described under "--Advances" below;

                  (vi) any Buydown Funds (and, if applicable, investment earnings thereon) required to be paid to Bondholders, as described below;

                  (vii) all proceeds of any Mortgage Loan purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Master Servicer, the Company, a Seller or any other person pursuant to the terms of the related Servicing Agreement as described under "The Mortgage Pools--Representations by Sellers," "Servicing of Mortgage Loans--Realization Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund Assets" above, "The Servicing Agreement--Termination" and "Purchase Obligations";

                  (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "Servicing of Mortgage
         Loans--Servicing and Other Compensation and Payment of Expenses;
         Spread";

                  (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Mortgage Loans;

                  (x) any amount required to be deposited by the Master Servicer or the Indenture Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Indenture Trustee, as the case may be, of funds held in the Collection Account; and

                  (xi) any other amounts required to be deposited in the Collection Account as provided in the related Servicing Agreement and described herein or in the related Prospectus Supplement.

         With respect to each Buydown Mortgage Loan, the Master Servicer will be required to deposit the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth herein with respect to the Collection Account. The terms of all Buydown Mortgage Loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (i) the total payments to be made from such funds pursuant to the related buydown plan or (ii) if such Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings thereon at a rate as will support the scheduled level of payments due under the Buydown Mortgage Loan. Neither the Master Servicer nor the Company will be obligated to add to any such discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any such insufficiency is not recoverable from the Mortgagor or, in an appropriate case, from the Seller, distributions to Bondholders may be affected. With respect to each Buydown Mortgage Loan, the Master Servicer will be required monthly to withdraw from the Buydown Account and deposit in the Collection Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings thereon) for each Buydown Mortgage Loan that, when added to the amount due from the Mortgagor on such Buydown Mortgage Loan, equals the full monthly payment which would be due on the Buydown Mortgage Loan if it were not subject to the buydown plan. The Buydown Funds will in no event be a part of the related Trust Fund.

         If the Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the Buydown Period, the Master Servicer will be required to withdraw from the Buydown Account and remit to the Mortgagor or such other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a Mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a Buydown Mortgage Loan, the Master Servicer will generally be required to withdraw from the Buydown Account and deposit in the Collection Account the Buydown Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under certain Mortgage Loan programs. Any Buydown Funds so remitted to the Master Servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the Mortgagor to repay fully the related Mortgage Loan if the Mortgage Loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related Mortgagor or such other designated party pursuant to the agreement relating to each Buydown Mortgage Loan (the "Buydown Agreement"). If the Mortgagor defaults during the Buydown Period with respect to a Buydown Mortgage Loan and the property securing such Buydown Mortgage Loan is sold in liquidation (either by the Master Servicer, the Primary Insurer, the insurer under the Mortgage Pool Insurance Policy (the "Pool Insurer") or any other insurer), the Master Servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings thereon, if any, and either deposit the same in the Collection Account or, alternatively, pay the same to the Primary Insurer or the Pool Insurer, as the case may be, if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default.

         WITHDRAWALS. A Master Servicer, Indenture Trustee or Special Servicer may make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

                     (i) to make distributions to the related Securityholders on each Distribution Date;

                    (ii) to reimburse the Master Servicer or any other specified person for unreimbursed amounts advanced by it as described under "--Advances" below in respect of Mortgage Loans in the Trust Fund, such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to such Mortgage Loans;

                   (iii) to reimburse the Master Servicer or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to such Mortgage Loans and properties;

                    (iv) to reimburse the Master Servicer or any other specified person for any advances described in clause (ii) above made by it and any servicing expenses referred to in clause (iii) above incurred by it which, in the good faith judgment of the Master Servicer or such other person, will not be recoverable from the amounts described in clauses
         (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the Trust Fund or, if and to the extent so provided by the related Servicing Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Bonds of the related series;

                     (v) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

                    (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Multifamily Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "Servicing of Mortgage Loans--Realization Upon Defaulted Mortgage Loans";

                   (vii) to reimburse the Master Servicer, the Company, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "The Servicing Agreement--Certain Matters Regarding the Master Servicer and the Company";

                     (viii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Owner Trustee and the Indenture Trustee;

                    (ix) to reimburse the Owner Trustee or the Indenture Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements";

                     (x) if specified in the related Prospectus Supplement, to pay the Master Servicer or the Indenture Trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Collection Account;

                    (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

                   (xii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

                  (xiii) to pay for the cost of various opinions of counsel obtained pursuant to the related Indenture for the benefit of the related Bondholders;

                   (xiv) to pay to itself, the Company, a Seller or any other appropriate person all amounts received with respect to each Mortgage Loan purchased, repurchased or removed from the Trust Fund pursuant to the terms of the related Servicing Agreement and not required to be distributed as of the date on which the related Purchase Price is determined;

                  (xv) to make any other withdrawals permitted by the related Servicing Agreement and described in the related Prospectus Supplement; and

                 (xvi) to clear and terminate the Collection Account upon the termination of the Trust Fund.

DISTRIBUTIONS

         Distributions on the Bonds of each series will be made by or on behalf of the related Indenture Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. The "Available Distribution Amount" for any series of Bonds and any Distribution Date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Loans and any other Trust Fund Assets included in the related Trust Fund that are available for distribution to the Bondholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

         Except as otherwise specified in the related Prospectus Supplement, distributions on the Bonds of each series (other than the final distribution in retirement of any such Bond) will be made to the persons in whose names such Bonds are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Bonds on each Distribution Date will be allocated PRO RATA among the outstanding Bonds in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Bondholder at a bank or other entity having appropriate facilities therefor, if such Bondholder has provided the Indenture Trustee or other person required to make such payments with wiring instructions no later than five business days prior to the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Bondholder holds Bonds in the requisite amount or denomination specified therein), or by check mailed to the address of such Bondholder as it appears on the Bond Register; provided, however, that the final distribution in retirement of any class of Bonds will be made only upon presentation and surrender of such Bonds at the location specified in the notice to Bondholders of such final distribution. Payments will be made to each Bondholder in accordance with such holder's Percentage Interest in a particular class. The ("Percentage Interest") represented by a Bond of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Bond by the aggregate initial amount or notional balance of all the Bonds of such class. In addition, amounts remaining in the Payment Account on each Payment Date after payments on the Bonds will be applied for the purposes set forth in the Agreements, as described in the related Prospectus Supplement, including distributions on the related Certificates or release to the Company. Any amounts so distributed on the Certificates or released to the Company will be released from the lien of the Indenture.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE BONDS

         Each class of Bonds of each series may have a different Interest Rate, which may be fixed, variable or adjustable, or any combination of two or more such rates. The related Prospectus Supplement will specify the Interest Rate or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate, for each class. Interest on the Bonds of each series will be calculated on the basis of a specified period (generally one month) and a 360-day year.

         Distributions of interest in respect of the Bonds of any class (other than any class of Accrual Bonds and other than any class of Strip Bonds that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Bond Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Bonds, the amount of Accrued Bond Interest otherwise distributable on such class will be added to the principal balance thereof on each Distribution Date. With respect to each class of Bonds (other than certain classes of Strip Bonds), "Accrued Bond Interest" for each Distribution Date will be equal to interest at the applicable Interest Rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to such Distribution Date. Accrued Bond Interest for each Distribution Date on Strip Bonds entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the Mortgage Loans in the related Trust Fund or (ii) equal to the principal balances of one or more other classes of Bonds of the same series. Reference to such a notional amount with respect to a class of Strip Bonds is solely for convenience in making certain calculations and does not represent the right to receive any distribution of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Bond Interest that is otherwise distributable on (or, in the case of Accrual Bonds, that may otherwise be added to the principal balance of) one or more classes of the Bonds of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield Considerations", exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Bonds of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Bond Interest that is otherwise distributable on (or, in the case of Accrual Bonds, that may otherwise be added to the principal balance of) a class of Bonds may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related Mortgage Loans or application of the Relief Act with respect to such Mortgage Loans. Any reduction in the amount of Accrued Bond Interest otherwise distributable on a class of Bonds by reason of the allocation to such class of a portion of any Deferred Interest on or in respect of the related Mortgage Loans will result in a corresponding increase in the principal balance of such class.

         As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Bonds will be made on each Distribution Date to the holders of the class or classes of Bonds of such series entitled thereto until the principal balance(s) of such Bonds have been reduced to zero. In the case of a series of Bonds which includes two or more classes of Bonds, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions

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



among multiple classes of Senior Bonds or Subordinate Bonds), shall be as set forth in the related Prospectus Supplement. Distributions of principal with respect to one or more classes of Bonds may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Loans in the related Trust Fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Bonds of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such Mortgage Loans. In addition, distributions of principal with respect to one or more classes of Bonds may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of Bonds, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the Mortgage Loans in the related Trust Fund are received.

FUNDING ACCOUNT

         If so specified in the related Prospectus Supplement, the Trust Agreement or other agreement may provide for the transfer by the Sellers of additional Mortgage Loans to the related Trust after the Closing Date. Such additional Mortgage Loans will be required to conform to the requirements set forth in the related Agreement or other agreement providing for such transfer, and will generally be underwritten to the same standards as the Mortgage Loans initially included in the Trust Fund. As specified in the related Prospectus Supplement, such transfer may be funded by the establishment of a Funding Account (a "Funding Account"). If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of Bonds of the related series will be deposited in such account to be released as additional Mortgage Loans are transferred. A Funding Account will be required to be maintained as an Eligible Account, all amounts therein will be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 25% of the aggregate outstanding principal balance of the Bonds. The related Agreement or other agreement providing for the transfer of additional Mortgage Loans will generally provide that all such transfers must be made within 3 months (after the Closing Date, and that amounts set aside to fund such transfers (whether in a Funding Account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such Prospectus Supplement.

         The Company will be required to provide data regarding the additional Mortgage Loans to the Rating Agencies and the Credit Enhancer, if any, sufficiently in advance of the scheduled transfer to permit review by such parties. Transfer of the additional Mortgage Loans will be further conditioned upon confirmation by the Rating Agencies that the addition of such Mortgage Loans to the Trust Fund will not result in the downgrading of the Bonds or, in the case of a series guaranteed or supported by a Credit Enhancer, will not adversely affect the capital requirements of such Credit Enhancer. Finally, a legal opinion to the effect that the conditions to the transfer of the additional Mortgage Loans have been satisfied.

DISTRIBUTIONS ON THE BONDS IN RESPECT OF PREPAYMENT PREMIUMS

         If so provided in the related Prospectus Supplement, Prepayment Premiums received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Bonds of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.

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




ALLOCATION OF LOSSES AND SHORTFALLS

         The amount of any losses or shortfalls in collections on the Mortgage Loans in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or by overcollateralization) will be allocated among the respective classes of Bonds of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or principal balances of one or more such classes of Bonds, or may be effected simply by a prioritization of payments among such classes of Bonds.

ADVANCES

         If and to the extent provided in the related Prospectus Supplement, and subject to any limitations specified therein, the related Master Servicer may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Collection Account that are not part of the Available Distribution Amount for the related series of Bonds for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any Balloon Payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date. A "Due Period" is the period between Distribution Dates, and scheduled payments on the Mortgage Loans in any Trust Fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related Master Servicer or other specified person, be distributed on the Distribution Date next succeeding such Determination Date.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Bonds entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the Master Servicer's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any fund or instrument constituting credit enhancement) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Bonds, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Bonds. No advance will be required to be made by the Master Servicer if, in the good faith judgment of the Master Servicer, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Collection Account prior to any distributions being made to the related series of Securities.

         If advances have been made from excess funds in a Collection Account, the Master Servicer that advanced such funds will be required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds then in the Collection Account are insufficient to permit full distributions to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

         If any person other than the Master Servicer has any obligation to make advances as described above, the related Prospectus Supplement will identify such person.

         If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Securityholders or as otherwise provided in the related Indenture and described in such Prospectus Supplement.

REPORTS TO BONDHOLDERS

         With each distribution to Bondholders of a particular class of Bonds, the related Master Servicer or Indenture Trustee will forward or cause to be forwarded to each holder of record of such class of Bonds a statement or statements with respect to the related Trust Fund setting forth the information specifically described in the related Indenture, which generally will include the following as applicable except as otherwise provided therein:

                  (i) the amount, if any, of such distribution allocable to principal;

                  (ii) the amount, if any, of such distribution allocable to interest;

                  (iii) the amount, if any, of such distribution allocable to Prepayment Premiums;

                  (iv) with respect to a series consisting of two or more classes, the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on such Distribution Date;

                  (v) the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer);

                  (vi) the aggregate amount of advances included in the distributions on such Distribution Date, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

                  (vii) the aggregate principal balance of the Mortgage Loans in the related Mortgage Pool on, or as of a specified date shortly prior to, such Distribution Date;

                  (viii) the number and aggregate principal balance of any Mortgage Loans in the related Mortgage Pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

                  (ix) the book value of any real estate acquired by such Trust Fund through foreclosure or grant of a deed in lieu of foreclosure;

                  (x) the balance of the Reserve Fund, if any, at the close of business on such Distribution Date;

                  (xi) the amount of coverage under any Financial Guaranty Insurance Policy, Letter of Credit or Mortgage Pool Insurance Policy covering default risk as of the close of business on the applicable Determination Date and a description of any credit enhancement substituted therefor;

                  (xii) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable Distribution Date and a description of any change in the calculation of such amounts; and

                  (xiii) in the case of Bonds benefiting from alternative credit enhancement arrangements described in a Prospectus Supplement, the amount of coverage under such alternative arrangements as of the close of business on the applicable Determination Date.

         In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Bonds or per a specified portion of such minimum denomination. In addition to the information described above, reports to Bondholders will contain such other information as is set forth in the applicable Indenture, which may include, without limitation, prepayments, reimbursements to Subservicers and the Master Servicer and losses borne by the related Trust Fund.

         In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or Indenture Trustee will furnish a report to each holder of record of a class of Bonds at any time during such calendar year which, among other things, will include information as to the aggregate of amounts reported pursuant to subclauses (i)-(iii) above for such calendar year or, in the event such person was a holder of record of a class of Bonds during a portion of such calendar year, for the applicable portion of such a year.


                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

         Credit support with respect to the Bonds of each series may be comprised of one or more of the following components. Each component will have a dollar limit and will provide coverage with respect to certain losses on the related Mortgage Loans (as more particularly described in the related Prospectus Supplement, "Realized Losses") that are (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such loss, a "Defaulted Mortgage Loss"); (ii) of a type generally covered by a Special Hazard Insurance Policy (as defined below) (any such loss, a "Special Hazard Loss"); (iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Rate on a Mortgage Loan or an extension of its maturity (any such loss, a "Bankruptcy Loss"); and (iv) incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans (any such loss, a "Fraud Loss"). Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses") will generally not be covered. To the extent that the credit support for the Bonds of any series is exhausted, the holders thereof will bear all further risks of loss not otherwise insured against.

         As set forth below and in the applicable Prospectus Supplement, (i) coverage with respect to Defaulted Mortgage Losses may be provided by one or more of a Financial Guaranty Insurance Policy, a Letter of Credit or a Mortgage Pool Insurance Policy, (ii) coverage with respect to Special Hazard Losses may be provided by one or more of a Financial Guaranty Insurance Policy, a Letter of Credit or a Special Hazard Insurance Policy (any instrument, to the extent providing such coverage, a "Special Hazard Instrument"), (iii) coverage with respect to Bankruptcy Losses may be provided by one or more of a Financial Guaranty Insurance Policy, Letter of Credit or a Bankruptcy Bond and (iv) coverage with respect to Fraud Losses may be provided by one or more of a Financial Guaranty Insurance Policy, Letter of Credit, Mortgage Pool Insurance Policy or mortgage repurchase bond. In addition, if provided in the applicable Prospectus Supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a Reserve Fund to cover such losses, in the form of subordination provided by one or more classes of Subordinate Bonds to provide credit support to one or more classes of Senior Bonds, or in the form of Overcollateralization, or in the form of a specified entity's agreement to repurchase certain Mortgage Loans or fund certain losses pursuant to a Purchase Obligation, which obligations may be supported by a Letter of Credit, surety bonds or other types of insurance policies, certain other secured or unsecured corporate guarantees or in such other form as may be described in the related Prospectus Supplement, or in the form of a combination of two or more of the foregoing. The credit support may be provided by an assignment of the right to receive certain cash amounts, a deposit of cash into a Reserve Fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the applicable Prospectus Supplement.

         The amounts and type of credit enhancement arrangement as well as the provider thereof, if applicable, with respect to the Bonds of each series will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the Indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the Mortgage Loans covered thereby. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable Prospectus Supplement, credit support for the Bonds of one series may cover the Bonds of one or more other series.

         The descriptions of any insurance policies or bonds described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of such policies, copies of which are available upon request.

FINANCIAL GUARANTY INSURANCE POLICY

         If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond (a "Financial Guaranty Insurance Policy") may be obtained and maintained for a class or series of Bonds. The issuer of the Financial Guaranty Insurance Policy (the "Insurer") will be described in the related Prospectus Supplement and a copy of the form of Financial Guaranty Insurance Policy will be filed with the related Current Report on Form 8-K.

         A Financial Guaranty Insurance Policy will be unconditional and irrevocable and will guarantee to holders of the applicable Bonds that an amount equal to the full amount of payments due to such holders will be received by the Indenture Trustee or its agent on behalf of such holders for payment on each Payment Date. The specific terms of any Financial Guaranty Insurance Policy will be set forth in the related Prospectus Supplement. A Financial Guaranty Insurance Policy may have limitations and generally will not insure the obligation of the Sellers or the Master Servicer to purchase or substitute for a defective Mortgage Loan and will not guarantee any specific rate of principal prepayments. The Insurer will be subrogated to the rights of each holder to the extent the Insurer makes payments under the Financial Guaranty Insurance Policy.

SUBORDINATE BONDS

         If so specified in the related Prospectus Supplement, one or more classes of Bonds of a series may be Subordinate Bonds. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Bonds to receive distributions from the Collection Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Bonds. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus Supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of Subordinate Bonds in a series and the circumstances under which such subordination will be available. The Bonds of any series may include one or more classes of Subordinate Bonds.

         If the Mortgage Loans in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Bonds of the related series, credit enhancement may be provided by crosssupport provisions requiring that distributions be made on Senior Bonds evidencing interests in one group of Mortgage Loans prior to distributions on Subordinate Bonds evidencing interests in a different group of Mortgage Loans within the Trust Fund. The Prospectus Supplement for a series that includes a crosssupport provision will describe the manner and conditions for applying such provisions.

LETTER OF CREDIT

         If any component of credit enhancement as to the Bonds of any series is to be provided by a letter of credit (the "Letter of Credit"), a bank (the "Letter of Credit Bank") will deliver to the related Indenture Trustee an irrevocable Letter of Credit. The Letter of Credit may provide direct coverage with respect to the Mortgage Loans or, if specified in the related Prospectus Supplement, support an entity's obligation pursuant to a Purchase Obligation to make certain payments to the related Indenture Trustee with respect to one or more components of credit enhancement. The Letter of Credit Bank, as well as the amount available under the Letter of Credit with respect to each component of credit enhancement, will be specified in the applicable Prospectus Supplement. If so specified in the related Prospectus Supplement, the Letter of Credit may permit draws only in the event of certain types of losses and shortfalls. The Letter of Credit may also provide for the payment of advances which the Master Servicer would be obligated to make with respect to delinquent monthly mortgage payments. The amount available under the Letter of Credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The Letter of Credit will expire on the expiration date set forth in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms.

MORTGAGE POOL INSURANCE POLICIES

         Any Mortgage Pool Insurance Policy obtained by the Company for each Trust Fund will be issued by the Pool Insurer named in the applicable Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the Cut-off Date. As set forth under "Maintenance of Credit Enhancement," the Master Servicer will use reasonable efforts to maintain the Mortgage Pool Insurance Policy and to present claims thereunder to the Pool Insurer on behalf of itself, the related Indenture Trustee and the related Bondholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

         Each Mortgage Pool Insurance Policy will generally provide that no claims may be validly presented thereunder unless, among other things, (i) any required Primary Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled, (ii) hazard insurance on the property securing such Mortgage Loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid by the Master Servicer, (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-off Date and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the applicable Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer, Special Servicer or Subservicer on behalf of the related Indenture Trustee and Bondholders, or

(b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related Primary Insurance Policy. Bondholders will experience a shortfall in the amount of interest payable on the related Bonds in connection with the payment of claims under a Mortgage Pool Insurance Policy because the Pool Insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which such claim is paid. In addition, the Bondholders will also experience losses with respect to the related Bonds in connection with payments made under a Mortgage Pool Insurance Policy to the extent that the Master Servicer expends funds to cover unpaid real estate taxes or to repair the related Mortgaged Property in order to make a claim under a Mortgage Pool Insurance Policy, as those amounts will not be covered by payments under such policy and will be reimbursable to the Master Servicer from funds otherwise payable to the Bondholders. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any (see "Special Hazard Insurance Policies" below for risks which are not covered by such policies), from the related hazard insurance policy or applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (x) that such restoration will increase the proceeds to one or more classes of Bondholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (y) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

         A Mortgage Pool Insurance Policy (and certain Primary Insurance Policies) will likely not insure against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Seller or other persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. Depending upon the nature of the event, a breach of representation made by a Seller may also have occurred. Such a breach, if it materially and adversely affects the interests of Bondholders and cannot be cured, would give rise to a purchase obligation on the part of the Seller, as more fully described under "The Mortgage Pools--Representations by Sellers." However, such an event would not give rise to a breach of a representation and warranty or a purchase obligation on the part of the Company or Master Servicer.

         The original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related series of Bonds by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid includes certain expenses incurred by the Master Servicer, Special Servicer or Subservicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by holders of the related series of Bonds. In addition, unless the Master Servicer could determine that an advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of such Mortgage Loan or otherwise, the Master Servicer would not be obligated to make an advance respecting any such delinquency since the advance would not be ultimately recoverable to it from either the Mortgage Pool Insurance Policy or from any other related source. See "Description of the Bonds--Advances."

         Since each Mortgage Pool Insurance Policy will require that the property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the Pool Insurer, such policy will not provide coverage against hazard losses. As set forth under "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder," the hazard policies covering the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of such losses. Further, no coverage in respect of Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See "Special Hazard Insurance Policies" below. As a result, certain hazard risks will not be insured against and will therefore be borne by the related Bondholders.

SPECIAL HAZARD INSURANCE POLICIES

         Any insurance policy covering Special Hazard Losses (a "Special Hazard Insurance Policy") obtained by the Company for a Trust Fund will be issued by the insurer named in the applicable Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related series of Bonds from (i) losses due to direct physical damage to a Mortgaged Property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies ("Special Hazard Losses"). See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder." However, a Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination, waste by the Mortgagor and certain other risks. Aggregate claims under a Special Hazard Insurance Policy will be limited to the amount set forth in the related Prospectus Supplement and will be subject to reduction as described in such related Prospectus Supplement. A Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the Master Servicer.

         Subject to the foregoing limitations, a Special Hazard Insurance Policy will provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, Special Servicer or the Subservicer, the insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the Master Servicer, Special Servicer or Subservicer with respect to such property. If the property is transferred to a third party in a sale approved by the issuer of the Special Hazard Insurance Policy (the "Special Hazard Insurer"), the amount that the Special Hazard Insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the Special Hazard Insurance Policy unless hazard insurance on the property securing a defaulted Mortgage Loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the Special Hazard Insurer). If the unpaid principal balance plus accrued interest and certain expenses is paid by the insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under each Mortgage Pool Insurance Policy that the property be restored before a claim under such Mortgage Pool Insurance Policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under (ii) above will render presentation of a claim in respect of such Mortgage Loan under the related Mortgage Pool Insurance Policy unnecessary. Therefore, so long as a Mortgage Pool Insurance Policy remains in effect, the payment by the insurer under a Special Hazard Insurance Policy of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total Insurance Proceeds paid to Bondholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy.

         As and to the extent set forth in the applicable Prospectus Supplement, coverage in respect of Special Hazard Losses for a series of Bonds may be provided, in whole or in part, by a type of Special Hazard Instrument other than a Special Hazard Insurance Policy or by means of the special hazard representation of the Company.

BANKRUPTCY BONDS

         In the event of a personal bankruptcy of a Mortgagor, it is possible that the bankruptcy court may establish the value of the Mortgaged Property of such Mortgagor at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property (a "Deficient Valuation"). The amount of the secured debt could then be reduced to such value, and, thus, the holder of such Mortgage Loan would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a reduction in the amount of the Monthly Payment on the related Mortgage Loan (a "Debt Service Reduction"; Debt Service Reductions and Deficient Valuations, collectively referred to herein as Bankruptcy Losses). See "Certain Legal Aspects of Mortgage Loans and Related Matters--Anti-Deficiency Legislation and Other Limitations on Lenders." Any Bankruptcy Bond to provide coverage for Bankruptcy Losses for proceedings under the federal Bankruptcy Code obtained by the Company for a Trust Fund will be issued by an insurer named in the applicable Prospectus Supplement. The level of coverage under each Bankruptcy Bond will be set forth in the applicable Prospectus Supplement.

OVERCOLLATERALIZATION

         If so specified in the related Prospectus Supplement, interest collections on the Mortgage Loans may exceed interest payments on the Bonds for the related Payment Date (such excess referred to as "Excess Interest"). Such Excess Interest may be deposited into a Reserve Fund or applied as a payment of principal on the Bonds. To the extent Excess Interest is applied as principal payments on the Bonds, the effect will be to reduce the principal balance of the Bonds relative to the outstanding balance of the Mortgage Loans, thereby creating "Overcollateralization" and additional protection to the Bondholders, as specified in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, Overcollateralization may also be provided as to any series of Bonds by the issuance of Bonds in an initial aggregate principal amount (together with the related Certificates, if any) which is less than the aggregate principal amount of the related Mortgage Loans.

RESERVE FUNDS

         If so provided in the related Prospectus Supplement, the Company will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on any related Subordinate Bonds, from the Spread or otherwise. To the extent that the funding of the Reserve Fund is dependent on amounts otherwise payable on related Subordinate Bonds, Spread or other cash flows attributable to the related Mortgage Loans or on reinvestment income, the Reserve Fund may provide less coverage than initially expected if the cash flows or reinvestment income on which such funding is dependent are lower than anticipated. In addition, with respect to any series of Bonds as to which credit enhancement includes a Letter of Credit, if so specified in the related Prospectus Supplement, under certain circumstances the remaining amount of the Letter of Credit may be drawn by the Indenture Trustee and deposited in a Reserve Fund. Amounts in a Reserve Fund may be distributed to Bondholders, or applied to reimburse the Master Servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Any such Reserve Fund will generally not be deemed to be part of the related Trust Fund. If set forth in the related Prospectus Supplement, a Reserve Fund may provide coverage to more than one series of Bonds.

         In connection with the establishment of any Reserve Fund, the Reserve Fund will be structured so that the Indenture Trustee will have a perfected security interest for the benefit of the Bondholders in the assets in the Reserve Fund. However, to the extent that the Company, any affiliate thereof or any other entity has an interest in any Reserve Fund, in the event of the bankruptcy, receivership or insolvency of such entity, there could be delays in withdrawals from the Reserve Fund and corresponding payments to the Bondholders which could adversely affect the yield to investors on the related Bonds.

         Amounts deposited in any Reserve Fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the Master Servicer or any other person named in the related Prospectus Supplement.

MAINTENANCE OF CREDIT ENHANCEMENT

         To the extent that the applicable Prospectus Supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a Letter of Credit or alternate form of credit enhancement has been obtained for a series of Bonds, the Master Servicer will be obligated to exercise reasonable efforts to keep or cause to be kept such Letter of Credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable Indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." If a Letter of Credit obtained for a series of Bonds is scheduled to expire prior to the date the final distribution on such Bonds is made and coverage under such Letter of Credit has not been exhausted and no substitution has occurred, the Indenture Trustee will draw the amount available under the Letter of Credit and maintain such amount in trust for such Bondholders.

         If a Mortgage Pool Insurance Policy has been obtained for a series of Bonds, the Master Servicer will be obligated to exercise reasonable efforts to keep such Mortgage Pool Insurance Policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable Indenture, unless coverage thereunder has been exhausted through payment of claims or until such Mortgage Pool Insurance Policy is replaced in accordance with the terms of the applicable Indenture. The Master Servicer will generally agree to pay the premiums for each Mortgage Pool Insurance Policy on a timely basis. In the event the Pool Insurer ceases to be a Qualified Insurer (such term being defined to mean a private mortgage guaranty insurance company duly qualified as such under the laws of the state of its incorporation and each state having jurisdiction over the insurer in connection with the Mortgage Pool Insurance Policy and approved as an insurer by FHLMC, FNMA or any successor entity) because it ceases to be qualified under any such law to transact such insurance business or coverage is terminated for any reason other than exhaustion of such coverage, the Master Servicer will use reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy comparable to the Mortgage Pool Insurance Policy with a total coverage equal to the then outstanding coverage of such Mortgage Pool Insurance Policy, provided that, if the cost of the replacement policy is greater than the cost of such Mortgage Pool Insurance Policy, the coverage of the replacement policy will, unless otherwise agreed to by the Company, be reduced to a level such that its premium rate does not exceed the premium rate on such Mortgage Pool Insurance Policy. In the event that the Pool Insurer ceases to be a Qualified Insurer because it ceases to be approved as an insurer by FHLMC, FNMA or any successor entity, the Master Servicer will be obligated to review, not less often than monthly, the financial condition of the Pool Insurer with a view toward determining whether recoveries under the Mortgage Pool Insurance Policy are jeopardized for reasons related to the financial condition of the Pool Insurer. If the Master Servicer determines that recoveries are so jeopardized, it will be obligated to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy as described above, subject to the same cost limit. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related Bondholders.

         In lieu of the Master Servicer's obligation to maintain a Letter of Credit or Mortgage Pool Insurance Policy as provided above, the Master Servicer may obtain a substitute Letter of Credit, Mortgage Pool Insurance Policy or an alternate form of credit enhancement. If the Master Servicer obtains such a substitute Letter of Credit or Mortgage Pool Insurance Policy, it will maintain and keep such Letter of Credit, Mortgage Pool Insurance Policy or alternate form of credit enhancement in full force and effect as provided herein. Prior to its obtaining any substitute Letter of Credit, Mortgage Pool Insurance Policy or alternate form of credit enhancement, the Master Servicer will obtain written confirmation from the Rating Agency or Agencies that rated the related series of Bonds that the substitution of such Mortgage Pool Insurance Policy, Letter of Credit, or alternate form of credit enhancement for the existing credit enhancement will not adversely affect the then-current ratings assigned to such Bonds by such Rating Agency or Agencies.

         If a Special Hazard Instrument has been obtained for a series of Bonds, the Master Servicer will also be obligated to exercise reasonable efforts to maintain and keep such Special Hazard Instrument in full force and effect throughout the term of the applicable Indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." If the Special Hazard Instrument takes the form of a Special Hazard Insurance Policy, such policy will provide coverage against risks of the type described herein under "Description of Credit Enhancement--Special Hazard Insurance Policies." The Master Servicer may obtain a substitute Special Hazard Instrument for the existing Special Hazard Instrument if prior to such substitution the Master Servicer obtains written confirmation from the Rating Agency or Agencies that rated the related Bonds that such substitution shall not adversely affect the then-current ratings assigned to such Bonds by such Rating Agency or Agencies.

         If a Bankruptcy Bond has been obtained for a series of Bonds, the Master Servicer will be obligated to exercise reasonable efforts to maintain and keep such Bankruptcy Bond in full force and effect throughout the term of the Indenture, unless coverage thereunder has been exhausted through payment of claims or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." The Master Servicer may obtain a substitute Bankruptcy Bond or other credit enhancement for the existing Bankruptcy Bond if prior to such substitution the Master Servicer obtains written confirmation from the Rating Agency or Agencies that rated the related Bonds that such substitution shall not adversely affect the then-current ratings assigned to such Bonds by such Rating Agency or Agencies. See "--Bankruptcy Bonds" above.

         The Master Servicer, on behalf of itself, the Indenture Trustee and Bondholders, will provide the Indenture Trustee information required for the Indenture Trustee to draw under the Letter of Credit and will present claims to the provider of any Purchase Obligation, to each Pool Insurer, to the issuer of each Special Hazard Insurance Policy or other Special Hazard Instrument, to the issuer of each Bankruptcy Bond and, in respect of defaulted Mortgage Loans for which there is no Subservicer, to each Primary Insurer and take such reasonable steps as are necessary to permit recovery under such Letter of Credit, Purchase Obligation, insurance policies or comparable coverage respecting defaulted Mortgage Loans or

Mortgage Loans which are the subject of a bankruptcy proceeding. Additionally, the Master Servicer will present such claims and take such steps as are reasonably necessary to provide for the performance by the provider of the Purchase Obligation of its Purchase Obligation. As set forth above, all collections by the Master Servicer under any Purchase Obligation, any Mortgage Pool Insurance Policy, any Primary Insurance Policy or any Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Instrument, are to be deposited in the related Collection Account, subject to withdrawal as described above. All draws under any Letter of Credit are also to be deposited in the related Collection Account. In those cases in which a Mortgage Loan is serviced by a Subservicer, the Subservicer, on behalf of itself, the Indenture Trustee and the Bondholders will present claims to the Primary Insurer, and all collections thereunder shall initially be deposited in a subservicing account that generally meets the requirements for the Collection Account prior to being delivered to the Master Servicer for deposit in the related Collection Account.

         If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Financial Guaranty Insurance Policy, Letter of Credit, Mortgage Pool Insurance Policy or any related Primary Insurance Policy, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more classes of Bondholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any Financial Guaranty Insurance Policy, Letter of Credit, Mortgage Pool Insurance Policy, other credit enhancement or any related Primary Insurance Policy is not available because the Master Servicer has been unable to make the above determinations, has made such determinations incorrectly or recovery is not available for any other reason, the Master Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

         The amount of credit support provided pursuant to any form of credit enhancement may be reduced under certain specified circumstances. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related Indenture. Additionally, in most cases, such form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the Bondholders, upon the written assurance from each applicable Rating Agency that the then-current rating of the related series of Bonds will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating(s) of the related series of Bonds may be downgraded to a corresponding level, and the Master Servicer will not be obligated to obtain replacement credit support in order to restore the rating(s) of the related series of Bonds. The Master Servicer will also be permitted to replace such credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level, provided that the then-current rating(s) of the related series of Bonds are maintained. Where the credit support is in the form of a Reserve Fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the Reserve Fund to the Company, the Master Servicer or such other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

                              PURCHASE OBLIGATIONS

         With respect to certain types of Mortgage Loans to be included in any Mortgage Pool, if specified in the related Prospectus Supplement, the Mortgage Loans may be sold subject to a Purchase Obligation as described below that would become applicable on a specified date or upon the occurrence of a specified event. For example, with respect to certain types of ARM Loans as to which the Mortgage Rate is fixed for the first five years, a Purchase Obligation may apply on the first date that the Mortgage Rate of such Mortgage Loan is adjusted, and such obligation may apply to the Mortgage Loans or to the related Bonds themselves, or to a corresponding Purchase Obligation of the Company or another person as specified in the related Prospectus Supplement. With respect to any Purchase Obligation, such obligation will be an obligation of an entity (which may include a bank or other financial institution or an insurance company) specified in the related Prospectus Supplement, and an instrument evidencing such obligation (a "Purchase Obligation") shall be delivered to the related Indenture Trustee for the benefit of the Bondholders to the related series.

         The specific terms and conditions applicable to any Purchase Obligation will be described in the related Prospectus Supplement, including the purchase price, the timing of and any limitations and conditions to any such purchase. Any Purchase Obligation will be payable solely to the Indenture Trustee for the benefit of the Bondholders of the related series and will be nontransferable. Each Purchase Obligation will be a general unsecured obligation of the provider thereof, and prospective purchasers of Bonds must look solely to the credit of such entity for payment under the Purchase Obligation.


                  PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                                CLAIMS THEREUNDER

GENERAL

         Each Mortgage Loan will be required to be covered by a hazard insurance policy (as described below) and, if required as described below, a Primary Insurance Policy. The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. Such insurance is subject to underwriting and approval of individual Mortgage Loans by the respective insurers. The descriptions of any insurance policies described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to such forms of policies, sample copies of which are available upon request.

PRIMARY MORTGAGE INSURANCE POLICIES

         Each Single Family Loan having a Loan-to-Value Ratio at origination of over 80% will generally be required by the Company to be covered by a primary mortgage guaranty insurance policy (a "Primary Insurance Policy") insuring against default on such Mortgage Loan as to at least the principal amount thereof exceeding 75% of the Value of the related Mortgaged Property at origination of the Mortgage Loan, unless and until the principal balance of the Mortgage Loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80%. The Company will represent and warrant that, to the best of the Company's knowledge, such Mortgage Loans are so covered. However, the foregoing standard may vary significantly depending on the characteristics of the Mortgage Loans and the applicable underwriting standards, and any variation will be described in the related Prospectus Supplement. A Mortgage Loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the Mortgage Loan has amortized to below an 80% Loan-to-Value Ratio level as of the applicable Cut-off Date. Mortgage Loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if such coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause such Mortgage Loan's Loan-to-Value Ratio (based on the then-current balance) to subsequently exceed the limits which would have required such coverage upon their origination. Multifamily Loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

         While the terms and conditions of the Primary Insurance Policies issued by one primary mortgage guaranty insurer (a "Primary Insurer") will differ from those in Primary Insurance Policies issued by other Primary Insurers, each Primary Insurance Policy will in general provide substantially the following coverage. The amount of the loss as calculated under a Primary Insurance Policy covering a Mortgage Loan (herein referred to as the "Loss") will generally consist of the unpaid principal amount of such Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the Primary Insurer,
(iv) claim payments previously made on such Mortgage Loan and (v) unpaid premiums and certain other amounts.

         The Primary Insurer will generally be required to pay either: (i) the insured percentage of the Loss; (ii) the entire amount of the Loss, after receipt by the Primary Insurer of good and merchantable title to, and possession of, the Mortgaged Property; or (iii) at the option of the Primary Insurer under certain Primary Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (b) an approved sale.

         As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the Mortgagor, the insured will typically be required, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the Primary Insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and (iii) tender to the Primary Insurer good and merchantable title to, and possession of, the Mortgaged Property.

         For any Bonds offered hereunder, the Master Servicer will maintain or cause each Subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each Single Family Loan for which such coverage is required under the standard described above, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and was not the subject of a Primary Insurance Policy (and was not included in any exception to such standard disclosed in the related Prospectus Supplement) and that such Mortgage Loan has a then current Loan-to-Value Ratio in excess of 80%, then the Master Servicer is required to use reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer or, in the case of a Designated Seller Transaction, the Seller will not cancel or refuse to renew any such Primary Insurance Policy in effect at the time of the initial issuance of a series of Bonds that is required to be kept in force under the applicable Servicing Agreement unless the replacement Primary Insurance Policy for such cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated such series of Bonds for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of such series of Bonds. For further information regarding the extent of coverage under any Mortgage Pool Insurance Policy or Primary Insurance Policy, see "Description of Credit Enhancement--Mortgage Pool Insurance Policies."

HAZARD INSURANCE POLICIES

         The terms of the Mortgage Loans require each Mortgagor to maintain a hazard insurance policy for their Mortgage Loan. Additionally, the Servicing Agreement will require the Master Servicer to cause to be maintained for each Mortgage Loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan or 100% of the insurable value of the improvements securing the Mortgage Loan except that, if generally available, such coverage must not be less than the minimum amount required under the terms thereof to fully compensate for any damage or loss on a replacement cost basis. The ability of the Master Servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the Master Servicer by Mortgagors or Subservicers.

         As set forth above, all amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Collection Account. The Servicing Agreement will provide that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will deposit in the applicable Collection Account all sums which would have been deposited therein but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a Mortgage Loan are located in a federally designated flood area at the time of origination of such Mortgage Loan, the Servicing Agreement requires the Master Servicer to cause to be maintained for each such Mortgage Loan serviced, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         The hazard insurance policies covering the Mortgaged Properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of
(i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance that Mortgagors are required to maintain on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any Special Hazard Insurance Policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

         Under the terms of the Mortgage Loans, Mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Master Servicer, on behalf of the Indenture Trustee and Bondholders, is obligated to present claims under any Special Hazard Insurance Policy or other Special Hazard Instrument and any blanket insurance policy insuring against hazard losses on the Mortgaged Properties. However, the ability of the Master Servicer to present such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer or the Subservicers by Mortgagors.

FHA INSURANCE

         The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended.

         There are two primary FHA insurance programs that are available for multifamily mortgage loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow the Department of Housing and Urban Development ("HUD") to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Master Servicer will generally be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA insured Mortgage Loan serviced by it for an amount equal to the principal amount of any such debenture.

         The Master Servicer will be required to take such steps as are reasonably necessary to keep FHA insurance in full force and effect.



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




                                   THE COMPANY

         The Company is a limited-purpose wholly-owned subsidiary of Imperial Credit Mortgage Holdings, Inc. ("Imperial Holdings"), a publicly traded real estate investment trust ("REIT"). The Company was incorporated in the State of California on April 12, 1996. The Company was organized for the purpose of serving as a private secondary mortgage market conduit.

         The Company maintains its principal office at 20371 Irvine Avenue, Suite 200, Santa Ana Heights, California 92707. Its telephone number is (909) 788-7808.


                             ICI FUNDING CORPORATION

                  ICI Funding Corporation ("ICI Funding") is the parent of the Company and may from time to time be a Seller or act as Master Servicer with respect to a Mortgage Pool. ICI Funding is a mortgage banking conduit that acquires conventional one-to four-family residential mortgage loans nationwide. ICI Funding is a non-consolidating subsidiary of Imperial Holdings. ICI Funding primarily acquires mortgage loans from approved correspondents. At March 31, 1996, ICI Funding had approximately 62 employees. ICI Funding's executive offices are located at 20371 Irvine Avenue, Suite 200, Santa Ana Heights, California 92707, and its telephone number is (714) 556-0122.

                  Prior to November 1995, ICI Funding was a division of Imperial Credit Industries, Inc. ("ICII"), a California corporation. ICII is a publicly traded mortgage banking company. In November 1995, ICII restructured its operations pursuant to which ICI Funding became a separate corporation and ICII contributed, among other things, all of the outstanding nonvoting preferred stock of ICI Funding, which represents 99% of the economic interest in ICI Funding, to Imperial Holdings, in exchange for approximately 10% of the common stock of Imperial Holdings. All of the outstanding shares of common stock of ICI Funding were retained by ICII.


                                 THE AGREEMENTS

         The following summaries describe certain provisions of the Trust Agreement, the Indenture and Servicing Agreement relating to a series of Bonds (each, an "Agreement" and, collectively, the "Agreements"). The summaries do not purport to be complete and are qualified entirely by reference to the actual terms of the Agreements relating to a series of Bonds.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         SERVICING AGREEMENT

         A "Servicing Default" under the Servicing Agreement in respect of a series of Securities generally will include: (i) any failure by the Master Servicer to make a required deposit to the Collection Account or, if the Master Servicer is so required, to distribute to the holders of any class of Securities of such series any required payment which continues unremedied for five business days (or other period of time described in the related Prospectus Supplement) after the giving of written notice of such failure to the Master Servicer by the Indenture Trustee or the Issuer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement with respect to such series of Securities which continues unremedied for 45 days after the giving of written notice of such failure to the Master Servicer by the Indenture Trustee or the Issuer (or the Pool Insurer, if applicable); (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the

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



Master Servicer indicating its insolvency or inability to pay its obligations and (iv) any other Servicing Default as set forth in the Servicing Agreement.

         So long as a Servicing Default remains unremedied, either the Company or the Indenture Trustee may (except as otherwise provided for in the related Agreement with respect to the Pool Insurer, if applicable), by written notification to the Master Servicer and to the Issuer or the Indenture Trustee or Trust Fund, as applicable, terminate all of the rights and obligations of the Master Servicer under the Servicing Agreement (other than any right of the Master Servicer as Securityholder and other than the right to receive servicing compensation and expenses for servicing the Mortgage Loans during any period prior to the date of such termination), whereupon the Indenture Trustee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Indenture Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Servicing Agreement (unless otherwise set forth in the Servicing Agreement). Pending such appointment, the Indenture Trustee is obligated to act in such capacity. The Indenture Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Servicing Agreement.

         INDENTURE

         An "Event of Default" under the Indenture in respect of each series of Bonds, generally will include: (i) a default for five days or more (or other period of time described in the related Prospectus Supplement) in the payment of any principal of or interest on any Bond of such series; (ii) failure to perform any other covenant of the Company or the Trust Fund in the Indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement (and if the Pool Insurer defaults in the performance of its obligations, if applicable); (iii) any representation or warranty made by the Company or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Company or the Trust Fund (and if the Pool Insurer defaults in the performance of its obligations, if applicable); or (v) any other Event of Default provided with respect to Bonds of that series.

         If an Event of Default with respect to the Bonds of any series at the time outstanding occurs and is continuing, either the Indenture Trustee, the Pool Insurer (if applicable) or the holders of a majority of the then aggregate outstanding amount of the Bonds of such series may declare the principal amount (or, if the Bonds of that series are Accrual Bonds, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Bonds of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related Bonds.

         If following an Event of Default with respect to any series of Bonds, the Bonds of such series have been declared to be due and payable, the Indenture Trustee (with the consent of the Pool Insurer, if applicable) may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Bonds of such series and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for

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



the payment of principal of and interest on the Bonds of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Bonds of a series following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding amount of the Bonds of such series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Bonds of such series (and to reimburse the Pool Insurer, if applicable) at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Bonds as such payments would have become due if such Bonds had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Bonds of such series (and the Pool Insurer, if applicable).

         In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Bondholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Bondholders after the occurrence of such an Event of Default.

         In the event the principal of the Bonds of a series is declared due and payable, as described above, the holders of any such Bonds issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

         No Securityholder generally will have any right under a Trust Agreement or Indenture to institute any proceeding with respect to such Agreement unless
(a) such holder previously has given to the Indenture Trustee written notice of default and the continuance thereof, (b) the holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class (i) have made written request upon the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee thereunder and (ii) have offered to the Indenture Trustee reasonable indemnity, (c) the Indenture Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity and (d) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60 day period by the Holders of a majority of the Bond Balances of such class (except as otherwise provided for in the related Agreement with respect to the Pool Insurer). However, the Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         Each Agreement may be amended by the parties thereto (except as otherwise provided for in the related Agreement with respect to the Pool Insurer) without the consent of any of the holders of Securities covered by such Agreement, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account or to change the name in which the Collection Account is maintained (except that (a) deposits to the Payment Account may not occur later than the related Payment Date, (b) such change may not adversely affect in any material respect the interests of any Securityholder, as evidenced by an opinion of counsel, and (c) such change may not adversely affect the then-current rating of any rated Bonds, as evidenced by a letter from each applicable Rating Agency);

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



or (iv) to make any other provisions with respect to matters or questions arising under such Agreement which are not materially inconsistent with the provisions thereof, so long as such action will not adversely affect in any material respect the interests of any Securityholder.

         Each Agreement may also be amended by the parties thereto (except as otherwise provided for in the related Agreement with respect to the Pool Insurer) with the consent of the holders of Securities of each class affected thereby evidencing, in each case, not less than 66% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the related Securityholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be paid on a Security of any class without the consent of the holder of such Security, (ii) impair the right of any Securityholder to institute suit for the enforcement of the provisions of the Agreements or (iii) reduce the percentage of Securities of any class the holders of which are required to consent to any such amendment unless the holders of all Securities of such class have consented to the change in such percentage.

TERMINATION; REDEMPTION OF BONDS

         TRUST AGREEMENT

         The obligations created by the Trust Agreement for each series of Securities (other than certain limited payment and notice obligations of the Owner Trustee and the Company, respectively) will terminate upon the payment to the related Securityholders (including, the Bonds issued pursuant to the related Indenture) of all amounts held by the Master Servicer and required to be paid to Securityholders following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Mortgage Loan subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any such Mortgage Loan and (ii) the purchase, in whole but not in part, by the Master Servicer or the Company or a person specified in the related Prospectus Supplement (other than any Bondholder) of the Bonds of such series; provided, however, that no such purchase shall be made unless the aggregate Bond Principal Balance as of such date is equal to or less than 25% of the aggregate Bond Principal Balance as of the Delivery Date or a period of seven years has elapsed since the initial Payment Date. Any purchase pursuant to clause (ii) above will be at a purchase price equal to 100% of the aggregate Bond Principal Balance of the Bonds redeemed, plus any accrued and unpaid interest thereon, plus, if applicable, other amounts described in the Prospectus Supplement.

         INDENTURE

         The Indenture will be discharged with respect to a series of Bonds (except with respect to certain continuing rights specified in the Indenture) upon the distribution to Bondholders of all amounts required to be distributed pursuant to the Indenture.

THE OWNER TRUSTEE

         The Owner Trustee under the Trust Agreement will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Owner Trustee may have normal banking relationships with the Company and/or its affiliates, including Imperial Holdings.

         The Owner Trustee may resign at any time, in which event the Administrator or the Indenture Trustee will be obligated to appoint a successor owner trustee as set forth in the Agreements. The Administrator or the Indenture Trustee may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as such under the Trust Agreement or if the Owner Trustee becomes insolvent. Upon becoming aware of such circumstances, the Administrator or the Indenture Trustee will be obligated to appoint a successor Owner Trustee. Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee.

THE INDENTURE TRUSTEE

         The Indenture Trustee under the Indenture will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Indenture Trustee may have normal banking relationships with the Company and/or its affiliates, including Imperial Holdings.

         The Indenture Trustee may resign at any time, in which event the Company, the Owner Trustee or the Administrator will be obligated to appoint a successor indenture trustee as set forth in the Indenture. The Company, the Owner Trustee or the Administrator as set forth in the Indenture may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. Upon becoming aware of such circumstances, the Company, the Owner Trustee or the Administrator will be obligated to appoint a successor Indenture Trustee. If so specified in the Indenture, the Indenture Trustee may also be removed at any time by the holders of a majority principal balance of the Bonds. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.


                              YIELD CONSIDERATIONS

         The yield to maturity of an Bond will depend on the price paid by the holder for such Bond, the Interest Rate on any such Bond entitled to payments of interest (which Interest Rate may vary if so specified in the related Prospectus Supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the Mortgage Loans and the allocation thereof to reduce the principal balance of such Bond (or notional amount thereof if applicable) and other factors.

         A class of Bonds may be entitled to payments of interest at a fixed Interest Rate, a variable Interest Rate or adjustable Interest Rate, or any combination of such Interest Rates, each as specified in the related Prospectus Supplement. A variable Interest Rate may be calculated based on the weighted average of the Mortgage Rates (in each case, net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any Spread (each, a "Net Mortgage Rate")) of the related Mortgage Loans for the month preceding the Distribution Date if so specified in the related Prospectus Supplement. As will be described in the related Prospectus Supplement, the aggregate payments of interest on a class of Bonds, and the yield to maturity thereon, will be affected by the rate of payment of principal on the Bonds (or the rate of reduction in the notional balance of Bonds entitled only to payments of interest) and, in the case of Bonds evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See "Maturity and Prepayment Considerations" below. The yield on the Bonds will also be affected by liquidations of Mortgage Loans following Mortgagor defaults and by purchases of Mortgage Loans in the event of breaches of representations made in respect of such Mortgage Loans by the Company, the Master Servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools--Representations by Sellers" and "Descriptions of the Bonds--Assignment of Trust Fund Assets" above. Holders of certain Strip Bonds or a class of Bonds having a Interest Rate that varies based on the weighted average Mortgage Rate of the underlying Mortgage Loans will be affected by disproportionate prepayments and repurchases of Mortgage Loans having higher Net Mortgage Rates or rates applicable to the Strip Bonds, as applicable.

         With respect to any series of Bonds, a period of time will elapse between the date upon which payments on the related Mortgage Loans are due and the Distribution Date on which such payments are passed through to Bondholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Bondholders on or near the date they were due.

         In general, if a class of Bonds is purchased at initial issuance at a premium and payments of principal on the related Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Bonds is purchased at initial issuance at a discount and payments of principal on the related Mortgage Loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of Bonds having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which such class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. In certain circumstances extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on certain other types of classes of Bonds, including Accrual Bonds, Bonds with a Interest Rate which fluctuates inversely with or at a multiple of an index or certain other classes in a series including more than one class of Bonds, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Bonds.

         The timing of changes in the rate of principal payments on or repurchases of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of Bonds would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         When a principal prepayment in full is made on a Mortgage Loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by interest thereon for less than the full accrual period). However, interest accrued on any series of Bonds and distributable thereon on any Distribution Date will generally correspond to interest accrued on the principal balance of Mortgage Loans for their respective full accrual periods. Consequently, if a prepayment on any Mortgage Loan is distributable to Bondholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any Spread) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Bonds of the related series. If and to the extent that any such shortfall is allocated to a class of Bonds, the yield thereon will be adversely affected. The Prospectus Supplement for a series of Bonds will describe the manner in which any such shortfalls will be allocated among the classes of such Bonds. If so specified in the related Prospectus Supplement, the Master Servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Spread".

         The Trust Fund with respect to any series may include Convertible Mortgage Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, Convertible Mortgage Loans may be subject to a greater rate of principal prepayments (or purchases by the related Subservicer or the Master Servicer) due to their refinancing or conversion to fixed interest rate loans in a low interest rate environment. For example, if prevailing interest rates fall significantly, Convertible Mortgage Loans could be subject to higher prepayment and conversion rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage Mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of such other adjustable-rate mortgage loans, or, in the case of convertible adjustable-rate mortgage loans, to exercise their option to convert the adjustable interest rates to fixed interest rates. The conversion feature may also be exercised in a rising interest rate environment as Mortgagors attempt to limit their risk of higher rates. Such a rising interest rate environment may also result in an increase in the rate of defaults on the Mortgage Loans. If the related Subservicer or the Master Servicer purchases Convertible Mortgage Loans, a Mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the Bondholders, as described herein. Alternatively, to the extent Subservicers or the Master Servicer fail to purchase Converting Mortgage Loans, the Mortgage Pool will include fixed-rate Mortgage Loans.

         The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans and thus the yield on the Bonds. In general, defaults on Single Family Loans are expected to occur with greater frequency in their early years. However, there is a risk that Mortgage Loans, including Multifamily Loans, that require Balloon Payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. The rate of default on Single Family Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans, including Multifamily Loans, with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Risk Factors."

         With respect to certain Mortgage Loans including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the Mortgagor under each Mortgage Loan generally will be qualified, or the Mortgage Loan otherwise approved, on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, the periodic increase in the amount paid by the Mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the Mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

         The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the Indices applicable at origination and the related Bond Margins), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such Deferred Interest to the principal balance of any related class or classes of Bonds will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Bonds were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal

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



balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Bonds, the weighted average life of such Bonds will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Bonds were purchased.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated above under "The Mortgage Pools," the original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included in such Mortgage Pool. The Prospectus Supplement for a series of Bonds will contain information with respect to the types and maturities of the Mortgage Loans in the related Mortgage Pool. Mortgage Loans may generally be prepaid without penalty in full or in part at any time. The prepayment experience with respect to the Mortgage Loans in a Mortgage Pool will affect the life and yield of the related series of Bonds.

         With respect to Balloon Loans, payment of the Balloon Payment (which, based on the amortization schedule of such Mortgage Loans, is expected to be a substantial amount) will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loans or to sell the Mortgaged Property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Mortgagor's financial situation, prevailing mortgage loan interest rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. None of the Company, the Master Servicer, or any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property.

         The extent of prepayments of principal of the Mortgage Loans may be affected by a number of factors, including, without limitation, solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located and, in the case of Multifamily Loans, the quality of management of the Mortgage Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which such provisions may be practicably enforced. See "Servicing of Mortgage Loans--Collection and Other Servicing Procedures" and "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" for a description of certain provisions of the Indenture and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

         The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the Mortgage Rates on ARM Loans will be subject to periodic adjustments, such adjustments generally will
(i) not increase or decrease such Mortgage Rates by more than a fixed percentage amount on each adjustment date, (ii) not increase such Mortgage Rates over a fixed percentage amount during the life of any ARM Loan and (iii) be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Bond Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Mortgage Rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate

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mortgage loans. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Mortgage Rates on ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of any series of Bonds.

         If the applicable Agreement for a series of Bonds provides for a Funding Account or other means of funding the transfer of additional Mortgage Loans to the related Trust Fund, as described under "Description of the Bonds--Funding Account" herein, and the Trust Fund is unable to acquire such additional Mortgage Loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal payments on one or more classes of Bonds of such series. See "Risk Factors--Yield and Prepayment Considerations."

         There can be no assurance as to the rate of prepayment of the Mortgage Loans. The Company is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the Mortgage Loans over an extended period of time. All statistics known to the Company that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the Mortgage Loans or as to the relative importance of such factors.

         Under certain circumstances, the Master Servicer, the Company or a person specified in the related Prospectus Supplement may have the option to purchase the assets in a Trust Fund and effect early retirement of the related series of Bonds. See "The Agreements--Termination; Redemption of Bonds."


                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed in part by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which the Mortgaged Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

SINGLE FAMILY LOANS AND MULTIFAMILY LOANS

         GENERAL. Each Single Family and Multifamily Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deed of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to laterarising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


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         TYPES OF MORTGAGE INSTRUMENTS. There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

         LEASES AND RENTS. Mortgages that encumber income-producing multifamily properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

CONTRACTS

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

         The Master Servicer will be required under the related Servicing Agreement to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Indenture Trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the

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holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the Company.

         The Company will assign or cause to be assigned a security interest in the Manufactured Homes to the Indenture Trustee, on behalf of the Bondholders. Neither the Company, the Master Servicer nor the Indenture Trustee will amend the certificates of title to identify the Indenture Trustee, on behalf of the Bondholders, as the new secured party and, accordingly, the Company or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Company's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Company or Seller.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Company on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Indenture Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Company has failed to perfect or cause to be perfected the security interest assigned to the Trust Fund, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Indenture Trustee, on behalf of the Bondholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Indenture Trustee could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if the Company did not take steps to re-perfect its security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Company must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the Company would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Company would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related Servicing Agreement, the Master

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Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Company will obtain the representation of the related Seller that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Indenture Trustee or Bondholders in the event such a lien arises.

FORECLOSURE ON MORTGAGES

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the mortgage or deed of trust, accrued and unpaid interest and the expense of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, subject to the terms of the loan, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

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         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Single Family and Multifamily Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

         In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

REPOSSESSION WITH RESPECT TO CONTRACTS

         GENERAL. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of such home in the event of a default by the obligor will generally be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

                     (i) Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are

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         accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

                    (ii) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

                   (iii) Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         LOUISIANA LAW. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale

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(without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION

         SINGLE FAMILY PROPERTIES AND MULTIFAMILY Properties. The purposes of a foreclosure action in respect of a Single Family Property or Multifamily Property are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         MANUFACTURED HOMES. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         SINGLE FAMILY LOANS AND MULTIFAMILY Loans. Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage
Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by

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foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in certain other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code) (the "Bankruptcy Code"), virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out of such junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Certain tax liens arising under the Internal Revenue Code of 1986, as amended (the "Code"), may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of single family mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit

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



Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         CONTRACTS. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

JUNIOR MORTGAGES

         Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the Trust Fund. The rights of the Bondholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure on Mortgages" above.

         Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

         Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce a contract.

         Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. Under the related Servicing Agreement, late charges will not be retained by the Master Servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Bondholders.


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         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder. Most of the Contracts in a Trust Fund will be subject to the requirements of the FTC Rule. Accordingly, the Trust Fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract.

ENVIRONMENTAL LEGISLATION

         Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the Bonds of the related series might realize a loss if such costs were required to be paid by the Trust Fund.

ENFORCEABILITY OF CERTAIN PROVISIONS

         TRANSFER OF SINGLE FAMILY PROPERTIES AND MULTIFAMILY Properties. Unless the related Prospectus Supplement indicates otherwise, the Single Family Loans and Multifamily Loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that

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



a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

         TRANSFER OF MANUFACTURED HOMES. Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of such contracts by the obligee on the contract upon any such sale or transfer that is not consented to. The Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home as to which the Master Servicer desires to accelerate the maturity of the related Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the Master Servicer may be prohibited from enforcing a due-on-sale clause in respect of certain Manufactured Homes.

         LATE PAYMENT CHARGES AND PREPAYMENT RESTRICTIONS. Mortgage notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

SUBORDINATE FINANCING

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.


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



APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title
V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Fund.

         As indicated above under "The Mortgage Pools--Representations by Sellers," each Seller of a Mortgage Loan will have represented that such Mortgage Loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the Mortgage Rates on the Mortgage Loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior

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



to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The Company is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting such a claim, the related Bondholders could suffer a loss if (i) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (ii) the Master Servicer or the Indenture Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Bondholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Mortgage Loans, would result in a reduction of the amounts distributable to the holders of the related Bonds, and would not be covered by advances or by any Letter of Credit provided in connection with the related series of Bonds. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan or enforce rights under a Contract during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Mortgage Loan which goes into default, there may be delays in payment and losses on the related Bonds in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans resulting from similar legislation or regulations may result in delays in payments or losses to Bondholders of the related series.


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




                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Bonds offered hereunder to the extent it relates to matter of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth herein. This discussion has been prepared with the advice of Thacher Proffitt & Wood, counsel to the Company. This discussion is directed solely to Bondholders that hold the Bonds as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service ("IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Bonds. See "State and Other Tax Consequences." Bondholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Bonds offered hereunder.

         Taxable mortgage pool ("TMP") rules enacted as part of the Tax Reform Act of 1986 treat certain arrangements that securitize real estate mortgages as taxable corporations. An entity will be characterized as a TMP if (i) substantially all of its assets are debt obligations and more than 50 percent of such debt obligations consist of real estate mortgages or interests therein,
(ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) payments on the debt obligations referred to in (ii) bear a relationship to payments on the debt obligations referred to in (i). Furthermore, a group of assets held by an entity can be treated as a separate TMP if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligation.

         It is possible that the Issuer or a portion of the Issuer relating to the ownership of the Mortgage Loans and the issuance of the Bonds could be treated as a TMP. The related Prospectus Supplement for each series of Bonds will discuss whether the Issuer is anticipated to be characterized as a TMP for federal income tax purposes. Such characterization would require that the Issuer be treated as a "separate" corporation and not includible with any other corporation in a consolidated return, therefore subjecting the Issuer to corporate income tax. However, it is anticipated that for federal income tax purposes the Issuer will be treated as a grantor trust, one hundred percent of which will be owned by the Company which is a "qualified REIT subsidiary" (as defined in Section 856(i)(2) of the Code) of Imperial Holdings, which itself is a REIT, characterization of the Issuer as a TMP would result only in the shareholders of Imperial Holdings being required to include in income, as "excess inclusion" income, some or all of their allocable share of the Issuer's net income that would be excess inclusion income, if any, if the Issuer were treated as a REMIC. Such characterization of the Issuer as a grantor trust or a "qualified REIT subsidiary" would not result in entity-level, corporate income taxation with respect to the Issuer. If the Issuer were to fail to qualify as a grantor trust and fail to continue to be treated as a

"qualified REIT subsidiary" by reason of the Company's failure to continue to qualify as a "qualified REIT subsidiary" for federal income tax purposes, or for any other reason, the net income of the Issuer would be subject to corporate income tax and the Issuer would not be permitted to be included on a consolidated income tax return of another corporate entity. No assurance can be given with regard to the prospective qualification of the Issuer as either a grantor trust or a "qualified REIT subsidiary" or of the Company as a "qualified REIT subsidiary" for federal income tax purposes.

         Upon the issuance of the Bonds, Thacher Proffitt & Wood ("Tax Counsel"), counsel to the Company, will deliver its opinion generally to the effect that, for federal income tax purposes, assuming compliance with all provisions of the Indenture and certain related documents, the Bonds will be treated as indebtedness. The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"). For purposes of this tax discussion, references to a "Bondholder" or a "holder" are to the beneficial owner of a Bond.

         STATUS AS REAL PROPERTY LOANS. Bonds held by a mutual savings bank or domestic building and loan association will not represent interests in "qualifying real property loans" within the meaning of Code section 593(d); (ii) Bonds held by a domestic building and loan association will not constitute "loans...secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (iii) Bonds held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(5)(A) and interest on Bonds will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         INTEREST AND ORIGINAL ISSUE DISCOUNT. The related Prospectus Supplement for a series of Bonds will disclose whether such Bonds are anticipated to be issued with original issue discount. Any holders of Bonds issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to any class of Bonds issued with original issue discount. Regulations have not been issued under that section.

         Under the OID Regulations, a holder of a Bond issued with a DE MINIMIS amount of original issue discount must include such DE MINIMIS discount in income, on a PRO RATA basis, as principal payments are made on the Bond. Stated interest on the Bonds will be taxable to a Bondholder as ordinary interest income when received or accrued in accordance with such Bondholder's method of tax accounting.

         Section 1272(a)(6) of the Code requires that a prepayment assumption (the "Prepayment Assumption") be used with respect to the collateral underlying debt instruments in computing the accrual of original issue discount if payments under such debt instruments may be accelerated by reason of prepayments of other obligations securing such debt instruments, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report (the "Committee Report") accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the Prepayment Assumption used with respect to a Bond must be the same as that used in pricing the initial offering of such Bond. The Prepayment Assumption used by the Issuer in reporting original issue discount for each series of Bonds will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, no representation will be made that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a Bond would be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of Bonds will be the first cash price at which a substantial amount of Bonds of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of Bonds is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a Bond is equal to the total of all payments to be made on such Bond other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on such Bond.

         In the case of Bonds bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such Bonds. If the original issue discount rules apply to such Bonds, the related Prospectus Supplement will describe the manner in which such rules will be applied by the Issuer with respect to those Bonds in preparing information returns to the Bondholders and the IRS.

         Certain classes of the Bonds may provide for the first interest payment with respect to such Bonds to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the Bond and accounted for as original issue discount.

         In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a Bond will reflect such accrued interest. In such cases, information returns to the Bondholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall purchase price of such Bond (and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such Bond. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Bondholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a Bond will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the Bond multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the Bond is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Bond, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such Bond. Under the OID Regulations, original issue discount of only a DE MINIMIS amount (other than DE MINIMIS original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such DE MINIMIS original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the Bond. The OID Regulations also would permit a Bondholder to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--Market Discount" for a description of such election under the OID Regulations.

         If original issue discount on a Bond is in excess of a DE MINIMIS amount, the holder of such Bond must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such Bond, including the purchase date but excluding the disposition date. In the case of an original holder of a Bond, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the Bond, if any, in future periods and (B) the distributions made on such Bond during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such Bond at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the Bonds will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (2) using a discount rate equal to the original yield to maturity of the Bond. For these purposes, the original yield to maturity of the Bond will be calculated based on its issue price and assuming that distributions on the Bond will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a Bond at the beginning of any accrual period will equal the issue price of such Bond, increased by the aggregate amount of original issue discount that accrued with respect to such Bond in prior accrual periods, and reduced by the amount of any distributions made on such Bond in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

         A subsequent purchaser of a Bond that purchases such Bond at a price (excluding any portion of such price attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Bond. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such Bond. The adjusted issue price of a Bond on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Bond at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

         MARKET DISCOUNT. A Bondholder that purchases a Bond at a market discount, that is, in the case of a Bond issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a Bond issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code, such a Bondholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Bondholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Bondholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Bondholder to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Bond with market discount, the Bondholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Bondholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Bondholder that made this election for a Bond that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Bondholder owns or acquires. See "-Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Bond on a constant yield method or as interest would be irrevocable.

         However, market discount with respect to a Bond will be considered to be DE MINIMIS for purposes Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such Bond multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "-Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on Bonds should accrue, at the Bondholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Bond issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Bonds as of the beginning of the accrual period or
(iii) in the case of a Bond issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the Bond at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Bond purchased at a discount in the secondary market.

         To the extent that Bonds provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a Bond generally will be required to treat a portion of any gain on the sale or exchange of such Bond as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code, a holder of a Bond may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Bond purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         PREMIUM. A Bond purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a Bond may elect under Section 171 of the Code to amortize such premium under the constant yield method over the remaining term of the Bond. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related Bond, rather than as a separate interest deduction. The OID Regulations also permit Bondholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Bondholder as having made the election to amortize premium generally. See "-Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules may require use of a prepayment assumption in accruing market discount with respect to Bonds without regard to whether such Bonds have original issue discount) would also apply in amortizing bond premium under
Section 171 of the Code.

         REALIZED LOSSES. Under Section 166 of the Code, both corporate holders of the Bonds and noncorporate holders of the Bonds that acquire such Bonds in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Bonds become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a Bond in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Bond becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a Bond will be required to accrue interest and original issue discount with respect to such Bond, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Bond could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a Bond eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

         SALES OF BONDS. If a Bond is sold, the selling Bondholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Bond. The adjusted basis of a Bond generally will equal the cost of such Bond to such Bondholder, increased by income reported by such Bondholder with respect to such Bond (including original issue discount and market discount income) and reduced (but not below zero) by any amortized premium and any distributions on such bond received by such Bondholder. Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such Bond is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain recognized on the sale of a Bond by a seller who purchased such Bond at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Bond was held by such holder, reduced by any market discount included in income under the rules described above under "-Market Discount" and "-Premium."

         A portion of any gain from the sale of a Bond that might otherwise be capital gain may be treated as ordinary income to the extent that such Bond is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         BACKUP WITHHOLDING AND INFORMATION REPORTING. Payments of interest and principal, as well as payments of proceeds from the sale of Bonds, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         The Issuer will report to the Holders and to the IRS for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Bonds.

         TAX TREATMENT OF FOREIGN INVESTORS. Interest paid on a Bond to a nonresident alien individual, foreign partnership or foreign corporation that has no connection with the United States other than holding Bonds ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the Company, or (ii) the recipient is a controlled foreign corporation to which the Company is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the Issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. For these purposes a Bondholder may be considered to be related to the Company by holding a Bond or by having common ownership with any other holder of a Bond or any affiliate thereof.


                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Bonds offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the certificates offered hereunder.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Bonds without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons (parties in interest under ERISA and disqualified persons under the Code, collectively, "Parties in Interest") who have certain specified relationships to the Plan unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

                  The Trust Fund, the Company, any underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, any Administrator, any Servicer, any provider of credit support or any of their affiliates may be considered to be or may become Parties in Interest (or Disqualified Persons) with respect to certain Plans. Prohibited transactions under Section 406 of ERISA and Section 4975 of the Code may arise if a Bond is acquired by a Plan with respect to which such persons are Parties in Interest (or Disqualified Persons) unless such transactions are subject to one or more statutory or administrative exemptions, such as: Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest (or Disqualified Persons); PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest (or Disqualified Persons); PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest (or Disqualified Persons); or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in Bonds or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Accordingly, prior to making an investment in the Bonds, investing Plans should determine whether the Trust Fund, the Company, any underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, any Administrator, any Servicer, any provider of credit support or any of their affiliates is a

Party in Interest (or Disqualified Person) with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions.

                  Any Plan fiduciary considering whether to invest in Bonds on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Bonds is appropriate for the Plan considering the overall investment policy of the Plan and the composition of the Plan's investment portfolio as well as whether such investment is permitted under the governing Plan instruments.

TAX-EXEMPT INVESTORS

                  A Plan that is exempt from federal income taxation pursuant to
Section 501 of the Code (a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code.

                            LEGAL INVESTMENT MATTERS

         Each class of Bonds offered hereby and by the related Prospectus Supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. Each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Bonds will be treated as high-risk under the Policy Statement.

         The predecessor to the Office of Thrift Supervision ("OTS") issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Bonds. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Bonds. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Certain classes of Bonds offered hereby, including any class that is not rated in one of the two highest rating categories by at least one Rating Agency, will not constitute "mortgage related securities" for purposes of SMMEA. Any such class of Bonds will be identified in the related Prospectus Supplement. Prospective investors in such classes of Bonds, in particular, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of certain investors either to purchase certain classes of Bonds or to purchase any class of Bonds representing more than a specified percentage of the investors' assets. The Company will make no representations as to the proper characterization of any class of Bonds for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Bonds under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Bonds. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Bonds of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of Bonds will be applied by the Company to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Mortgage Loans in the respective Mortgage Pools, and to pay other expenses. The Company expects that it will make additional sales of securities similar to the Bonds from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Company, prevailing interest rates, availability of funds and general market conditions.


                             METHODS OF DISTRIBUTION

         The Bonds offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Company from such sale.

         The Company intends that Bonds will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Bonds of a particular series may be made through a combination of two or more of these methods.
Such methods are as follows:

                  1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

                  2. By placements by the Company with institutional investors through dealers; and

                  3. By direct placements by the Company with institutional investors.

         If underwriters are used in a sale of any Bonds (other than in connection with an underwriting on a best efforts basis), such Bonds will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Company whose identities and relationships to the Company will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of the Bonds of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of the Bonds, underwriters may receive compensation from the Company or from purchasers of such Bonds in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Bonds may be deemed to be underwriters in connection with such Bonds, and any discounts or commissions received by them from the Company and any profit on the resale of Bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

         It is anticipated that the underwriting agreement pertaining to the sale of Bonds of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Bonds if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

         The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Bonds of such series.

         The Company anticipates that the Bonds offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of Bonds, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of such Bonds. Holders of Bonds should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

         Certain legal matters, including certain federal income tax matters, in connection with the Bonds of each series will be passed upon for the Company by Thacher Proffitt & Wood, New York, New York.


                              FINANCIAL INFORMATION

         A new Trust fund will be formed with respect to each series of Bonds, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Bonds. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                     RATING

         It is a condition to the issuance of any class of Bonds that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Bondholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                           PAGE
                                                                           ----
1986 Act          .........................................................83
Accrual Bonds     ......................................................6, 37
Accrued Bond Interest......................................................45
Administrator     ..........................................................5
Affiliated Sellers.........................................................19
Agreements        .........................................................62
ARM Loans         .........................................................20
Available Distribution Amount..............................................44
Balloon Loans     .........................................................21
Balloon Payment   .........................................................21
Bankruptcy Code   .........................................................77
Bankruptcy Loss   .........................................................49
Beneficial Owner  .........................................................37
Bond Register     .........................................................37
Bond Registrar    .........................................................37
Bondholder        .........................................................37
Bonds             ...................................................1, 4, 37
Buydown Account   .........................................................23
Buydown Agreement .........................................................42
Buydown Funds     .........................................................23
Buydown Mortgage Loans.....................................................23
Buydown Period    .........................................................23
CERCLA            .........................................................26
Certificates      ..........................................................4
Closing Date      .........................................................85
Code              .........................................................77
Collection Account.........................................................40
Commission        ..........................................................3
Company           .......................................................1, 4
Contracts         .........................................................19
Convertible Mortgage Loan..................................................23
Debt Service Coverage Ratio................................................25
Debt Service Reduction.....................................................54
Defaulted Mortgage Loss....................................................49
Deferred Interest .........................................................21
Deficient Valuation........................................................54
Deleted Mortgage Loan......................................................28
Designated Seller Transaction..............................................20
Determination Date.........................................................44
Distribution Date ..........................................................8
DTC               .........................................................37
DTC Registered Bonds.......................................................37
Due Period        .........................................................47
ERISA             .....................................................12, 90
Event of Default  .........................................................63
Excess Interest   .........................................................54
Exchange Act      ..........................................................3
Extraordinary Losses.......................................................49

FDIC              .........................................................19
FHA               .........................................................19
FHA Loans         .........................................................19
FHLMC             .........................................................26
Financial Guaranty Insurance Policy........................................50
FIRREA            .........................................................26
FNMA              .........................................................26
Fraud Loss        .........................................................49
FTC Rule          .........................................................79
Funding Account   .........................................................46
Garn-St Germain Act........................................................79
Holder            .........................................................37
Housing Act       .........................................................26
HUD               .........................................................61
ICI Funding       ......................................................4, 62
ICII              .........................................................62
Imperial Holdings ..........................................................4
Indenture         .......................................................1, 4
Indenture Trustee ..........................................................5
Index             .........................................................20
Insurance Proceeds.........................................................41
Insurer           .........................................................50
Interest Rate     ..........................................................6
Intermediaries    .........................................................37
IRS               .........................................................83
Letter of Credit  .........................................................51
Letter of Credit Bank......................................................51
Liquidated Mortgage Loan...................................................34
Liquidation Proceeds.......................................................41
Loan-to-Value Ratio........................................................22
Lock-out Expiration Date...................................................22
Lock-out Period   .........................................................22
Loss              .........................................................59
Manufactured Homes.........................................................19
Manufacturer's Invoice Price...............................................22
Master Servicer   ...................................................1, 5, 29
Mortgage Loans    .......................................................1, 5
Mortgage Notes    .........................................................18
Mortgage Pool     .......................................................1, 7
Mortgage Rate     .........................................................20
Mortgaged Property..........................................................7
Mortgages         .........................................................18
Mortgagor         .........................................................16
Multifamily Loans .........................................................19
Multifamily Properties.....................................................19
Multifamily Property........................................................7
Net Mortgage Rate .........................................................66
Net Operating Income.......................................................25
Non-conforming credit......................................................15
Nonrecoverable Advance.....................................................47
Nonresidents      .........................................................89
Note Margin       .........................................................20

OID Regulations   .........................................................84
OTS               .........................................................92
Overcollateralization......................................................54
Owner Trust       ..........................................................4
Owner Trustee     ..........................................................4
Participants      .........................................................37
Parties in Interest........................................................90
Percentage Interest........................................................44
Permitted Investments......................................................40
Plan              .....................................................12, 90
Policy Statement  .........................................................91
Pool Insurer      .........................................................42
Prepayment Interest Shortfall..............................................67
Prepayment Penalty.........................................................22
Primary Insurance Policy...................................................58
Primary Insurer   .........................................................59
Prospectus Supplement.......................................................1
PTCE              .........................................................90
Purchase Obligation........................................................58
Purchase Price    .........................................................27
Qualified Substitute Mortgage Loan.........................................28
Rating Agency     .........................................................11
Realized Losses   .........................................................49
Record Date       .........................................................44
REIT              .........................................................62
Related Proceeds  .........................................................47
Relief Act        .........................................................82
REMIC             ..........................................................1
REO Mortgage Loan .........................................................34
REO Property      .........................................................32
Reserve Fund      .........................................................54
RTC               .........................................................19
Securities        .......................................................1, 4
Securities Act    ......................................................3, 93
Securityholders   .........................................................24
Seller            ..........................................................8
Sellers           ......................................................1, 19
Senior Bonds      ......................................................6, 36
Senior Liens      .........................................................21
Senior/Subordinate Series..................................................36
Servicing Default .........................................................62
Servicing Standard.........................................................30
Single Family Loans........................................................19
Single Family Property.....................................................19
SMMEA             .....................................................12, 91
Special Hazard Instrument..................................................49
Special Hazard Insurance Policy............................................53
Special Hazard Insurer.....................................................53
Special Hazard Loss........................................................49
Special Hazard Losses......................................................53
Special Servicer  ......................................................5, 32
Spread            ..........................................................5

Strip Bonds       ......................................................6, 36
Subordinate Securities..................................................6, 36
Subservicer       .........................................................32
Subservicers      .........................................................24
Tax Counsel       .........................................................84
Title V           .........................................................81
Title VIII        .........................................................81
TMP               .........................................................83
Trust Agreement   .......................................................1, 4
Trust Fund        .......................................................1, 5
Trust Fund Assets .......................................................1, 5
Unaffiliated Sellers.......................................................19
Value             .........................................................22

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ITEM 14 OF FORM S-3).

         The expenses expected to be incurred in connection with the issuance and distribution of the Bonds being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

         Filing Fee for Registration Statement....................  $    172,415
         Legal Fees and Expenses..................................       375,000
         Accounting Fees and Expenses.............................       160,000
         Trustee's Fees and Expenses
                (including counsel fees)..........................        75,000
         Printing and Engraving Fees..............................       125,000
         Rating Agency Fees.......................................       250,000
         Miscellaneous............................................        12,500
                                                                       ---------
         Total  ..................................................  $  1,169,915
                                                                    ============

INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3).

         The Servicing Agreements and the Trust Agreements will provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Bondholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Servicing Agreements and the Trust Agreements will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such and related Bonds other than such expenses related to particular Mortgage Loans.

         Any underwriters who execute an Underwriting Agreement in the form filed as Exhibit 1.1 to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

         Section 317 of the California Corporations Code allows for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article VI of the Registrant's Articles of Incorporation (Exhibit 3.1 hereto) and Article XI of the Registrant's Bylaws (Exhibit 3.2 hereto) provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the California Corporations Code. The Registrant has also entered into agreements with its directs and executive officers that would require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law.

EXHIBITS (ITEM 16 OF FORM S-3).

Exhibits--
        1.1  --  Form of Underwriting Agreement.*
        3.1  --  Amended Articles of Incorporation.*
        3.2  --  By-Laws.*
        4.1  --  Form of Servicing Agreement.*
        4.2  --  Form of Trust Agreement.*
        4.3  --  Form of Indenture.*
        5.1  --  Opinion of Thacher Proffitt & Wood with respect to legality.*
        8.1 -- Opinion of Thacher Proffitt & Wood with respect to certain tax matters (included with Exhibit 5.1).*
       23.1  --  Consent of Thacher Proffitt & Wood (included as part of Exhibit
                 5.1 and Exhibit 8.1).*
       24.1  --  Power of Attorney.*
       25.1 -- Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939 for Bankers Trust
                 Company of California, N.A.*

- -----------------
* Previously filed.


UNDERTAKINGS (ITEM 17 OF FORM S-3).

(a)        The Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
           Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial BONA FIDE offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j) The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, IMH Assets Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Ana Heights, State of California, on the 20th day of August, 1996.

                                    IMH ASSETS CORP.


                                    By      /s/ William Ashmore
                                    ---------------------------
                                    Name:   William Ashmore
                                    Title:  Director and President


           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


       SIGNATURE                       TITLE                          DATE

  /s/ William Ashmore        Director and                        August 20, 1996
- -------------------------    President
William Ashmore              (Principal Executive
                             Officer)



    *                        Director, Chief Financial           August 20, 1996
- -------------------------    Officer and Secretary
Richard Johnson              (Principal Financial Officer
                             and Principal Accounting Officer)



    *                        Director                            August 20, 1996
- -------------------------
Lee Bromiley



*By:  /s/ William Ashmore
      ------------------------
          William Ashmore
          Attorney-in-fact pursuant to a power of attorney filed with the Registration Statement.